As filed with the Securities and Exchange Commission on July 28, 2014

Registration Statement No. 333-180273

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

POST-EFFECTIVE AMENDMENT NO. 8

TO

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

THE EXPORT-IMPORT BANK OF KOREA

(Name of Registrant)

THE REPUBLIC OF KOREA

(Co-Registrant and Guarantor)

Names and Addresses of Authorized Representatives:

Kyung-taek Shin Or Seho Yang Duly Authorized Representatives in the United States of the Export-Import Bank of Korea 460 Park Avenue, 8th Floor New York, New York 10022	Suk-Kwon Na Duly Authorized Representative in the United States of The Republic of Korea 335 East 45th Street New York, New York 10017

Copies to:

Jinduk Han, Esq.

Cleary Gottlieb Steen & Hamilton LLP

37th Floor, Hysan Place

500 Hennessey Road, Causeway Bay

Hong Kong

The securities registered hereby will be offered on a delayed or continuous basis pursuant to the procedures set forth in Securities Act Release Nos. 33-6240 and 33-6424.

EXPLANATORY NOTE

This registration statement relates to US$5,000,000,000 aggregate amount of (i) debt securities (with or without warrants) of The Export-Import Bank of Korea to be offered from time to time as separate issues on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such offering and (ii) guarantees that may be issued by The Republic of Korea in respect of debt securities of The Export-Import Bank of Korea on terms and in the manner to be specified in a prospectus supplement to be delivered in connection with each such issuance. The prospectus constituting a part of this registration statement relates to (i) the debt securities (with or without warrants) registered hereunder, (ii) guarantees that may be issued by The Republic of Korea, registered hereunder and (iii) US$4,807,248,627 aggregate principal amount of debt securities (with or without warrants) registered under Registration Statement No.333-172648 (including an aggregate principal amount of US$640,000,000 of debt securities that may be sold by us from time to time in a continuous offering designated Medium-Term Notes, Series A, Due Not Less Than Nine Months From Date of Issue (the “MTNs”)). Among such securities, The Export-Import Bank of Korea has sold US$1,000,000,000 aggregate principal amount of 1.25% notes due 2015, US$500,000,000 aggregate principal amount of 1.75% notes due 2018, US$300,000,000 3.75% notes due 2016, US$500,000,000 floating rate notes due 2016, US$500,000,000 2.875% notes due 2018, US$750,000,000 floating rate notes due 2017 and US$750,000,000 4.00% notes due 2024, and US$5,507,248,627 aggregate amount of securities remain unsold.

This registration statement contains a form of prospectus supplement filed as Exhibit K to this registration statement to be used in connection with the sale by us of the MTNs in a continuous offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 28, 2014

PROSPECTUS

$5,000,000,000

The Export-Import Bank of Korea

Debt Securities

Warrants to Purchase Debt Securities

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2014

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “￦” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “USD”, “$” or “US$” are to the currency of the United States of America, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese Yen”, “JPY” or “¥” are to the currency of Japan, references to “Chinese Renminbi” or “CNY” are to the currency of the People’s Republic of China, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling” or “GBP” are to the currency of the United Kingdom, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Turkish Lira” or “TRY” are to the currency of Turkey, references to “Malaysia Ringgit” or “MYR” are to the currency of Malaysia, references to “Brazilian Real” or “BRL” are to the currency of Federative Republic of Brazil, references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Taiwan Dollar” or “TWD” are to the currency of Taiwan, references to “Thai Baht” or “THB” are to the currency of Thailand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “Indian Rupee” or “INR” are to the currency of India, references to “Indonesian Rupiah” or “IDR” are to the currency of Indonesia, references to “Philippine Peso” or “PHP” are to the currency of the Republic of the Philippines, references to “Saudi Riyal” or “SR” are to the currency of Saudi Arabia, references to “Russian Ruble” or “RUB” are to the currency of the Russian Federation, references to “Swedish Krona” or “SEK” are to the currency of Sweden, references to “South African Rand” or “ZAR” are to the currency of South Africa, references to “Danish Krone” or “DKK” are to the currency of Denmark and references to “Peruvian nuevo sol” or “PEN” are to the currency of Peru.

In this prospectus, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Prior to 2013, we prepared our financial statements in accordance with generally accepted accounting principles in Korea (“Korean GAAP” or “K-GAAP”). Commencing in 2013, we prepare our financial statements in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”) and our separate financial information as of December 31, 2012 and 2013 and for the years ended December 31, 2012 and 2013 included in this prospectus has been prepared in accordance with Korean IFRS, which differs in certain significant respects from Korean GAAP. Note 39 of the notes to our separate financial statements as of December 31, 2012 and 2013 and for the years ended December 31, 2012 and 2013 included in this prospectus provides a description of the effects of the conversion from Korean GAAP to Korean IFRS. References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE EXPORT-IMPORT BANK OF KOREA

Overview

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended (the “KEXIM Act”). Since our establishment, we have been promoting the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced financing facilities and implemented lending policies that are responsive to the needs of Korean exporters.

Our primary purpose, as stated in the KEXIM Act, is to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” Over the years, we have developed various financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. In recent years, we have focused on the development of new financing facilities, including structured financing for ships and project financing for the construction of industrial plants and the development of natural resources abroad.

As of December 31, 2013, we had ￦53,809 billion of outstanding loans, including ￦28,664 billion of outstanding export credits, ￦18,393 billion of outstanding overseas investment credits and ￦2,203 billion of outstanding import credits, as compared to ￦47,798 billion of outstanding loans, including ￦25,303 billion of outstanding export credits, ￦16,943 billion of outstanding overseas investment credits and ￦2,474 billion of outstanding import credits as of December 31, 2012.

Although our management has control of our day-to-day operations, our operations are subject to the close supervision of the Government. The Government’s determination each fiscal year regarding the amount of financial support to extend to us, in the form of contributions to capital or transfers of our income to reserves, plays an important role in determining our lending capacity. The Government has the power to appoint or dismiss our President, Deputy President, Executive Directors and Auditor. Moreover, the Minister of Strategy and Finance (formerly the Minister of Finance and Economy) of the Republic has, on behalf of the Republic, signed the registration statement of which this Prospectus forms a part.

The Government supports our operations pursuant to Article 37 of the KEXIM Act. Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves, consisting of our surplus and capital surplus items, are insufficient to cover any of our annual net losses. In light of the above, if we have insufficient funds to make any payment under any of our obligations, including the debt securities covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

In January 2014, the Government amended the KEXIM Act to:

•	increase our authorized capital from ￦8,000 billion to ￦15,000 billion;

•

expand our operation scope that enables us, among other things, to invest in (i) funds intended to support export and import transactions by small and medium-sized enterprises and (ii) special purpose companies that carry out value added overseas development projects in a flexible way; and

•	reduce restrictions on our financing and investment activities by providing additional flexibility to us to cope with changes in market conditions.

Capitalization

As of December 31, 2013, our authorized capital was ￦8,000 billion and capitalization was as follows:

	December 31, 2013 (1)
	(billions of Won)
Long-Term Debt (2)(3)(4)(5):
Borrowings in Korean Won	￦	—
Borrowings in Foreign Currencies		1,575
Export-Import Financing Debentures		27,492

Total Long-term Debt	￦	29,067

Capital and Reserves:
Paid-in Capital (6)	￦	7,238
Retained Earnings (7)		1,954
Accumulated Legal Reserve (8)		314
Accumulated Voluntary Reserve (8)		1,068
Retained Earnings before appropriation		572
Other Reserves (9)		58

Total Capital and Reserve	￦	9,250

Total Capitalization (8)	￦	38,317

(1)	In January 2014, the Government increased our authorized capital from ￦8,000 billion to ￦15,000 billion and as of March 31, 2014, our authorized capital was ￦15,000 billion. Except as described in this prospectus, there has been no material adverse change in our capitalization since December 31, 2013.
(2)	We have translated borrowings in foreign currencies as of December 31, 2013 into Won at the rate of ￦1,055.3 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2013.
(3)	As of December 31, 2013, we had contingent liabilities totaling ￦53,696 billion, which consisted of ￦41,586 billion under outstanding guarantees and acceptances and ￦12,110 billion under contingent guarantees and acceptances issued on behalf of our clients. For further information relating to our contingent liabilities under outstanding guarantees as of December 31, 2013, see “Notes to Separate Financial Statements of December 31, 2013 and 2012—Note 37”.
(4)	As of December 31, 2013, we had entered into 146 interest rate related derivative contracts with a notional amount of ￦14,267 billion and 258 currency related derivative contracts with a notional amount of ￦16,589 billion in accordance with our policy to hedge interest rate and currency risks. See “Notes to Separate Financial Statements of December 31, 2013 and 2012—Note 20”.
(5)	See “Sources of Funding” for an explanation of these sources of funds. All our borrowings, whether domestic or international, are unsecured and unguaranteed.
(6)	As of December 31, 2013, our authorized ordinary share capital is ￦8,000 billion and issued fully-paid ordinary share capital is ￦7,238 billion. In January 2014, the Government increased our authorized ordinary share capital to ￦15,000 billion. In January 2014, the Government contributed to our capital ￦130 billion in cash and as of March 31, 2014, our total paid-in capital was ￦7,368 billion. See “Government Support and Supervision.”
(7)	Includes regulatory reserve for bad loans of ￦515 billion as of December 31, 2013. If our provision for bad loans is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for bad loans, which is shown as a separate item included in retained earnings.
(8)	See “Government Support and Supervision” for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.
(9)	See “Notes to Separate Financial Statements of December 31, 2013 and 2012—Note 22”.

Business

Purpose and Authority

We were established in 1976 as a special governmental financial institution pursuant to the KEXIM Act. The KEXIM Act, the Enforcement Decree of the KEXIM Act (the “KEXIM Decree”) and our Articles of Incorporation (the “By-laws”) define and regulate our powers and authority. We are treated as a special juridical entity under Korean law and are not subject to certain of the laws regulating activities of commercial banks.

We were established, as stated in the KEXIM Act, to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” As an instrument in serving the Government’s public policy objectives, we do not seek to maximize our profits. We do, however, strive to maintain an adequate level of profitability to strengthen our equity base in order to support the growth in the volume of our business.

Our primary purpose has been the provision of loans and guarantees to facilitate Korean companies’ exports and overseas investments and projects. Most of our activities have been carried out pursuant to this authority.

We have the authority to undertake a range of financial activities. These fall into four principal categories:

•	export credits;

•	overseas investment credits;

•	import credits; and

•	guarantee facilities.

Export credits include loans to facilitate Korean exports of capital and non-capital goods and technical and non-technical services. Overseas investment credits consist of loans to finance Korean overseas investments and projects. Import credits include the extension of loans to finance Korean imports of essential materials and natural resources. Guarantee facilities are made available to support the obligations of Korean exporters and importers.

We also have the authority to administer, on behalf of the Government, the Government’s Economic Development Cooperation Fund and the Inter-Korea Cooperation Fund, formerly known as South and North Korea Co-operation Fund.

We may also undertake other business activities incidental to the foregoing, including currency and interest rate swap transactions. We have engaged in such swap transactions for hedging purposes only.

Government Support and Supervision

The Government’s determination each fiscal year, regarding the amount of financial support to extend to us, plays an important role in determining our lending capacity. Such support has included contributions to capital, loans and transfers of our income to reserves.

Our authorized capital was ￦30 billion when the Government enacted the KEXIM Act in 1969. The National Assembly amended the KEXIM Act and increased our authorized capital to ￦150 billion in 1974, ￦500 billion in 1977, ￦1,000 billion in 1986, ￦2,000 billion in January 1998, ￦4,000 billion in September 1998 and ￦8,000 billion in January 2009. In January 2014, the Government further increased our authorized capital to ￦15,000 billion.

As of December 31, 1996, the capital contribution from the Government was approximately ￦686 billion, all in cash. Since 1997, the Government has made capital contributions not only in cash but also in the form of shares of common stock of Government-affiliated entities. In 1997, the Government contributed ￦185 billion in cash and in the form of shares of common stock of KT&G (formerly known as Korea Tobacco & Ginseng). In 1998, the Government contributed ￦805 billion in cash and in the form of shares of common stock of KT&G, Korea Electric Power Corporation and Korea Expressway Corporation (formerly known as Korea Highway Corporation). From 1999 to 2004, the Government contributed ￦1,100 billion in cash to our capital, directly and indirectly through The Bank of Korea and the Korea Development Bank.

In April 2005, the Government contributed ￦500 billion in the form of shares of common stock of Korea Expressway Corporation owned by the Government and ￦20 billion in cash to our capital to further support our lending to Korean manufacturers and exporters, in accordance with the Government policy to promote the Republic’s exports by providing such entities with the funds required for the construction and export of capital goods (such as industrial plants, industrial machinery, natural resource development, information infrastructure and overseas construction projects). In July 2007, the Government contributed ￦3 billion in cash to our capital. In December 2008, the Government contributed ￦650 billion in the form of shares of common stock of Kyobo Life Insurance Co., Ltd. and Korea Expressway Corporation to our capital. The Government contributed to our capital ￦300 billion in cash in January 2009, ￦500 billion in the form of shares of common stock of Korea Expressway Corporation in March 2009 and ￦250 billion in cash in May 2009, in order to support our lending to Korean exporters, including small and medium-sized enterprises. In January 2010 and January 2011, the Government further contributed ￦150 billion and ￦50 billion, respectively, in cash to our capital. In April 2011, the Government contributed, indirectly through Korea Finance Corporation, ￦1,000 billion in the form of shares of common stock of Korea Expressway Corporation to our capital in order to enhance our capability to undertake large-scale overseas project financings. In November 2011, the Government contributed to our capital ￦50 billion in cash, in order to support our lending to Korean exporters. In May 2012, the Government contributed ￦779 billion in the form of shares of common stock of Korea Expressway Corporation and Korea Asset Management Corporation to our capital. In September 2012, the Government contributed ￦100 billion in the form of shares of common stock of Korea Expressway Corporation to our capital. The Government contributed ￦20 billion in cash to our capital in January 2013 and ￦80 billion in cash to our capital in July 2013. Taking into account these capital contributions, as of December 31, 2013, our total paid-in capital was ￦7,238 billion. In January 2014, the Government contributed ￦130 billion in cash to our capital and as of March 31, 2014, our total paid-in capital was ￦7,368 billion.

Pursuant to the KEXIM Act, only the Government, The Bank of Korea, Korea Finance Corporation, certain designated domestic banking institutions, exporters’ associations and international financial organizations may contribute to our paid-in capital. As of December 31, 2013, the Government directly owned 68.0% of our paid-in capital and indirectly owned, through The Bank of Korea and Korea Finance Corporation, 16.1% and 15.9%, respectively, of our paid-in capital. See “Notes to Separate Financial Statements of December 31, 2013 and 2012—Note 1”.

In addition to contributions to our capital, the Government provides funding for our financing activities. The Government has made loans available to us for our lending activities. See “Description of Assets and Liabilities—Sources of Funding.”

The Government also supports our operation pursuant to Articles 36 and 37 of the KEXIM Act. Article 36 of the KEXIM Act and the By-laws provide that we shall apply our net income earned during each fiscal year, after deduction of depreciation expense for such fiscal year, in the following manner and in order of priority:

•	first, 10% of such net income is transferred to our legal reserve until the total amount of our legal reserve equals the total amount of our paid-in capital;

•

second, if the Minister of Strategy and Finance approves such distribution, the balance of any such net income, after such transfer to the legal reserve, is distributed to the institutions, other than the Government, that have contributed to our capital (up to a maximum 15% annual dividend rate); and

•

third, the remaining balance of any such net income is distributed in whatever manner our Operations Committee determines and the Minister of Strategy and Finance approves, such as additions to our voluntary reserve.

Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves are insufficient to cover any of our annual net losses. In light of this provision, if we have insufficient funds to make any payment under any of our obligations, the Government would take appropriate steps by making a capital contribution, by allocating funds or by taking other action to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations including in the following ways:

•	the President of the Republic appoints our President upon the recommendation of the Minister of Strategy and Finance;

•	the Minister of Strategy and Finance appoints our Deputy President and Executive Directors upon the recommendation of our President;

•	the Minister of Strategy and Finance appoints our Auditor;

•

one month prior to the beginning of each fiscal year, we must submit our proposed program of operations and budget for the fiscal year to the Minister of Strategy and Finance for his approval and immediately after the approval of the Minister of Strategy and Finance, we must report such program to the National Assembly;

•	the Minister of Strategy and Finance must approve our operating manual, which sets out guidelines for all principal operating matters, including the range of permitted financings;

•	the Board of Audit and Inspection, a Government department, examines our settlement of accounts annually;

•

each of the Minister of Strategy and Finance and the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Minister of Strategy and Finance may issue any orders it deems necessary to enforce the KEXIM Act or delegate examinations to the Financial Services Commission;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KEXIM Decree and the Supervisory Regulations of Banking Business legislated by the Financial Services Commission and may issue orders deemed necessary for such supervision;

•

we must submit our annual report to the Ministry of Strategy and Finance (formerly, the Ministry of Finance and Economy) within two months after the end of each fiscal year and to the National Assembly within nine months after the end of each fiscal year outlining our operations and analyzing our activities during the relevant fiscal year; and

•	we may amend our By-laws and operating manual only with the approval of the Minister of Strategy and Finance.

Selected Financial Statement Data

You should read the following financial statement data together with our separate financial statements and notes included in this prospectus. The following tables present selected separate financial information as of and for the years ended December 31, 2012 and 2013, which has been derived from our separate K-IFRS financial statements as of and for the years ended December 31, 2012 and 2013 included in this prospectus.

	Year Ended December 31,
	2012		2013
	(billions of Won)
	(audited)
Income Statement Data
Total Interest Income	￦	1,794	￦	1,698
Total Interest Expense		1,476		1,336
Net Interest Income		319		363
Operating Income		478		72
Income before Income Tax		473		73
Income Tax Benefit (expense)		(103)		(14)
Net Income		370		60

	As of December 31,
	2012		2013
	(billions of won)
	(audited)
Balance Sheet Data
Total Loans (1)	￦	47,798	￦	53,809
Total Borrowings (2)		42,929		48,198
Total Assets		54,562		60,933
Total Liabilities		45,474		51,683
Total Shareholders’ Equity (3)		9,088		9,250

(1)	Gross amount, including bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency and others and before deducting valuation adjustment of loans in foreign currencies, deferred loan origination fees and allowance for loan losses. See “Notes to Separate Financial Statements of December 31, 2013 and 2012—Note 4.”
(2)	Includes debentures.
(3)	Includes unappropriated retained earnings.

2013

We had net income of ￦60 billion in 2013 compared to net income of ￦370 billion in 2012.

The principal factors for the decrease in net income in 2013 compared to 2012 included:

•

a decrease in gain on disposal of financial investments to ￦22 billion in 2013 from ￦401 billion in 2012; the ￦22 billion gain in 2013 reflected principally the sale of our equity interest in SK Networks Co., Ltd. and Kumho Tire Co., Inc. and the ￦401 billion gain in 2012 reflected principally the sale of our equity interest in Korea Exchange Bank; we sell our equity holdings from time to time if favorable opportunities for sale arise to strengthen our financial position; and

•	an increase in impairment loss on credit to ￦623 billion in 2013 from ￦379 billion in 2012, primarily due to the restructuring of certain shipbuilding companies.

The above factors were partially offset by (i) net gains from trading purpose of derivatives of ￦163 billion in 2013 compared to net losses of ￦84 billion in 2012, primarily due to valuation gains from cross currency swap transactions in 2013, (ii) an increase in net commission income to ￦340 billion in 2013 from ￦288 billion in 2012, primarily due to increased prepayment fees and loan commitments fees and (iii) an increase in net interest income to ￦363 billion in 2013 from ￦319 billion in 2012, primarily due to a decrease in interest expense from debentures in foreign currencies.

As of December 31, 2013, our total assets increased by 12% to ￦60,933 billion from ￦54,562 billion as of December 31, 2012, primarily due to a 13% increase in loans to ￦53,809 billion as of December 31, 2013 from ￦47,798 billion as of December 31, 2012.

As of December 31, 2013, our total liabilities increased by 14% to ￦51,683 billion from ￦45,474 billion as of December 31, 2012, primarily due to a 12% increase in borrowings and debentures to ￦48,198 billion as of December 31, 2013 from ￦42,929 billion as of December 31, 2012.

The increase in assets and liabilities was primarily due to an increase in the volume of loans and debt, respectively. The appreciation of the Won against the U.S. dollar as of December 31, 2013 compared to December 31, 2012 partially offset the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt.

As of December 31, 2013, our total shareholders’ equity increased by 2% to ￦9,250 billion from ￦9,088 billion as of December 31, 2012, primarily due to the Government’s ￦100 billion contribution to our capital in 2013.

Operations

Loan Operations

Our primary objective since our establishment has been to promote the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced various financing facilities and implemented lending policies that are responsive to the needs of Korean exporters and foreign importers. Over the years, we have also developed financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. Our lending programs include (1) export credits to Korean exporters or foreign buyers of Korean goods and services, (2) overseas investment credits to Korean firms and (3) import credits to Korean importers.

Before approving a credit, we consider:

•	economic benefits to the Republic;

•	the industry’s rank in the order of priorities established by the Government’s export-import policy;

•	credit risk associated with the loans to be extended; and

•	the goal of diversifying our lending activities.

The KEXIM Act and the By-laws provide that we may extend credit only where repayment “is considered probable.” Accordingly, we carefully investigate the financial position of each prospective borrower and the technical and financial aspects of the project to be financed, and a loan is made only if we believe there is reasonable assurance of repayment. See “Credit Policies, Credit Approval and Risk Management—Credit Approval”.

In 2013, we provided total loans of ￦53,398 billion, an increase of 7% from the previous year, while our loan commitments amounted to ￦55,626 billion, a decrease of 14% from the previous year. The increase in loan disbursements was attributable mainly to an increase in demand for overseas investment credits.

The following table sets out the total amounts of our outstanding loans, categorized by type of credit:

	As of December 31,				As % of 2013 Total
	2012		2013
	(billions of Won)
Export Credits (1)
Ships	￦	8,063	￦	8,369	16%
Industrial Plants		8,330		12,107	23
Machinery		1,280		1,017	2
Foreign Exchange Bought		1,571		1,214	2
Trade Bill Rediscount		777		644	1
Others (2)		5,283		5,313	10

Sub-total		25,303		28,664	53

Overseas Investment Credits		16,943		18,393	34
Import Credits		2,474		2,203	4
Others (3)		207		66	0
Call Loans and Inter-bank Loans in Foreign Currency		2,870		4,483	8

Total	￦	47,798	￦	53,809	100%

(1)	Includes bills bought.
(2)	Includes interbank export loans, offshore loans, etc.
(3)	Includes domestic usance, loans for debt-equity swap, advances for customers, etc.

Source: Internal accounting records

The following table sets out our new loan commitments, categorized by type of credit:

New Loan Commitments by Type of Credit

	As of December 31,				As % of 2013 Total
	2012		2013
	(billions of Won)
Export Credits (1)
Ships	￦	4,778	￦	3,810	7%
Industrial Plants		22,640		15,758	28
Machinery		2,269		2,833	5
Foreign Exchange Bought		10,302		8,115	15
Trade Bill Rediscount		4,945		2,435	4
Others (2)		6,272		7,319	13

Sub-total		51,206		40,270	72

Overseas Investment Credits		8,732		9,815	18
Import Credits		4,913		5,541	10

Total	￦	64,851	￦	55,626	100%

(1)	Includes bills bought.
(2)	Includes interbank export loans, offshore loans, etc.

Source: Internal accounting records

Export Credits

We offer export credits to either domestic suppliers or foreign buyers to finance export transactions.

Export Credits to domestic suppliers include:

•	export loans to Korean exporters that export capital goods such as ships, industrial plants and machinery;

•	pre-shipment credit to Korean exporters or manufacturers producing export products;

•	technical service credit to Korean companies that export technical services abroad, including overseas construction projects;

•	short-term trade financing to Korean exporters that manufacture export goods under short-term export contracts;

•	small business export credit to small and medium-sized enterprises that manufacture export goods or supply materials needed by their primary exporters;

•	rediscount on trade bills to domestic commercial banks for exporters;

•	forfeiting to Korean exporters by discounting trade bills under the usance line of credit from export transactions on a non-recourse basis; and

•	export factoring to Korean exporters by discounting trade receivables that occurs from open account export transactions on credit on a non-recourse basis.

Export credits to foreign buyers include:

•	direct loans to foreign buyers that purchase Korean goods and services;

•

project finance to foreign companies that intend to import industrial plants, facilities and technical services from Korea for large-scale projects, of which the cash flows from such projects are the main source for repayment;

•	structured finance to foreign shipping companies that purchase ships from Korean shipyards, of which the repayment usually depends on the cash flows generated by the operation of ships; and

•	interbank export loans to creditworthy banks in foreign countries to help foreign buyers obtain credit for the purchase of goods and services of Korean origin.

As of December 31, 2013, export credits in the amount of ￦28,664 billion represented 53% of our total outstanding loans. Our disbursements of export credits in 2013 amounted to ￦37,800 billion, an increase of 3% from the previous year, and our commitments of export credits in 2013 amounted to ￦40,270 billion, a decrease of 21% from the previous year.

We offer export credits to Korean manufacturers and exporters in order to provide them with the funds required for the construction and export of Korean capital goods and technical services designated in our operating manual. Capital goods eligible for export credit financings currently include ships, industrial plants, industrial machinery and overseas construction projects. With respect to eligible items supported by our export credits, ships have traditionally had the largest share of our export credit operations. In September 1998, the Government amended the KEXIM Act to expand the types of goods eligible for our export credits to include non-capital goods.

We offer export loans and technical service credits to domestic suppliers at fixed (no less than the Commercial Interest Reference Rate) or floating rates of interest with maturities of up to twelve years for ships and maturities of varying terms, from two to 18 years, for financings of other eligible items. We typically require a minimum down payment of 20% of the contract amount for ship export financings and a minimum down payment of 15% for financings of other eligible items. When the credit rating of a prospective borrower does not meet our internal rating criteria, these export credits are secured by promissory notes issued in connection with the relevant transaction, or letters of guarantees or letters of credit issued or confirmed by a creditworthy international bank or the importer’s government or central bank. Other terms and conditions under such export credit facilities must be in accordance with the Arrangement on Guidelines for Officially Supported Export Credits by the Organization for Economic Cooperation and Development. We offer direct loans to foreign buyers, project finance to project companies and structured finance for ships to foreign shipping companies under similar terms and conditions as export credit financings to domestic suppliers. We offer interbank export loans to overseas banks to facilitate imports by foreign importers of Korean manufactured goods. Interbank export loans are offered at fixed or floating rates of interest with maturities of up to ten years.

Overseas Investment Credits

We extend overseas investment credits to either Korean companies or foreign companies in which a Korean company has an equity share, to finance investments in eligible overseas businesses and projects. Such financing programs include:

•	overseas investment credit to Korean companies that invest abroad in the form of capital subscription, acquisition of stocks and long-term credit;

•	overseas project credit to Korean companies or their overseas subsidiaries engaging in businesses outside Korea;

•	major resources development credit to Korean companies for development of natural resources and acquisition of mining rights abroad; and

•	overseas business credit to foreign companies in which Korean companies have an equity stake, in the form of funds for purchasing equipment or working capital.

As of December 31, 2013, overseas investment credits amounted to ￦18,393 billion, representing 34% of our total outstanding loans. Our disbursements and commitments of overseas investment credits in 2013 amounted to ￦10,052 billion and ￦9,815 billion, respectively, an increase of 23% and 12%, respectively, over the previous year. This increase in disbursements and new commitments for overseas investment credits was primarily due to increased demand in overseas investment and project credits. Most of the overseas investment credits were loans to foreign companies in which a Korean company has an equity share.

Proposals for overseas investment credits to finance the acquisition of important materials or the development of natural resources for the Korean economy, as determined by the Government, are given priority, together with projects that promote the export of Korean goods and services. As a result, projects financed by our overseas investment credit program have been mainly in the fields of manufacturing or development of natural resources.

We offer overseas investment credits at either fixed or floating rates of interest with maturities up to 30 years. Such facilities may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. Depending upon the size of the borrower, we will provide up to 100% of the financing required for the overseas investment project.

Import Credits

We offer import credits to Korean companies that directly import essential materials, natural resources and high-technology materials whose stable and timely supply is required for the national economy, or to Korean companies that import such items after developing them overseas. Import credits are extended for importation of eligible items, including nuclear fuels, aircraft, mineral ores, crude oil, lumber, wood pulp, grains, cotton, sugar, and equipment and machinery for research and development, and for use in advanced technological industries.

As of December 31, 2013, import credits in the amount of ￦2,203 billion represented 4% of our total outstanding loans. Disbursements and new commitments of import credits amounted to ￦5,546 billion and ￦5,541 billion, respectively, in 2013, an increase of 13% and 13%, respectively, over the previous year.

We offer import credits at either fixed or floating rates of interest with maturities up to ten years for equipment and machinery and shorter maturities of up to two years for other items, which may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. We generally provide up to 80% of the import contract amount, but provide up to 90% of the import contract amount in the case of small and medium-sized enterprises and up to 100% for transactions with a letter of credit opened by a bank.

Guarantee Operations

We provide guarantees in favor of Korean commercial banks and foreign banks or foreign importers in respect of the obligations of Korean exporters in order to facilitate export and import financings. Such guarantee programs for Korean exporters and importers include (1) financial guarantees to co-financing banks that provide loans for transactions that satisfy our eligibility requirements and (2) project-related guarantees to foreign importers for the performance of Korean exporters on eligible projects in the form of bid bonds, advance payment bonds, performance bonds and retention bonds. Guarantee commitments as of December 31, 2013 increased to ￦53,696 billion from ￦52,921 billion as of December 31, 2012. Guarantees we had confirmed as of December 31, 2013 increased to ￦41,586 billion from ￦39,380 billion as of December 31, 2012.

We mainly issue project-related guarantees, which include:

•

advance payment guarantees that are issued to overseas importers of Korean goods and services to support obligations to refund down payments made to Korean exporters in the event of a failure to deliver the goods to be exported; and

•	performance guarantees that are issued to foreign importers to support the performance by Korean exporters of their contractual obligations.

In 2013, we issued project-related confirmed guarantees in the amount of ￦17,388 billion, a decrease of 0.1% from the previous year.

We also issue letters of credit to foreign exporters to assist in the financing of projects approved in connection with import credit loans, and to Korean exporters to assist in the financing of projects approved in connection with export credit loans.

For further information regarding our guarantee and letter of credit operations, see “Notes to Separate Financial Statements of December 31, 2013 and 2012—Note 37”.

Government Account Operations

Economic Development Cooperation Fund

In 1987, the Government established the Economic Development Cooperation Fund (the “EDCF”) to provide loans, at concessional interest rates, to governments or agencies of developing countries for projects that contribute to industrial development or economic stabilization of such countries. We administer the EDCF on behalf of the Government and are responsible for project appraisal, documentation and administrative work relating to the EDCF Loans. The EDCF business accounts are maintained separately from our own account on behalf of the Government, and we derive no separate income or expenditures from our operation of the EDCF business. Government contributions constitute the primary funding source of the EDCF. Loan disbursements by the EDCF in 2013 amounted to ￦615 billion for 88 projects in 28 countries, an increase of 6% from the previous year. As of December 31, 2013, the total outstanding loans extended by the EDCF was ￦3,835 billion, an increase of 16% from the previous year.

Inter-Korea Cooperation Fund

In 1991, the Government established the Inter-Korea Cooperation Fund (the “IKCF”) to promote mutual exchanges and cooperation between the Republic and North Korea by engaging in funding and financing activities to support family reunions, cultural events, academic seminars, trade and economic cooperation between the two countries. We administer the IKCF under the initiative and policy coordination of the Ministry of Unification. The IKCF accounts are maintained separately from our own account on behalf of the Government. Government contributions are the major funding source of the IKCF. The IKCF disbursements during 2013 amounted to ￦296 billion for 260 projects, and cumulative total disbursements as of December 31, 2013 were ￦6,005 billion, an increase of 5% from ￦5,708 billion as of December 31, 2012.

Other Operations

We engage in various other activities related to our financing activities.

Activities in which we currently engage include:

•

country information services performed by the Overseas Economic Research Institute, which conducts country studies and country risk evaluation to assist in the efficient utilization of our financial resources;

•

export credit advisory services, which are aimed at bringing about a larger share of overseas bidding by giving Korean exporters a wide range of knowledge on the country, industry, market and financial situation of the importing country in the early stage of the tendering process or contract negotiations;

•	consulting services by in-house professionals including lawyers, accountants and regional experts who consult on international transactions; and

•	management of Korea’s foreign direct investment database.

Description of Assets and Liabilities

Except where expressly indicated otherwise, loans in Won and loans in foreign currencies are collectively referred to as the “Loans”. Bills bought, foreign exchange bought and advances for customers are collectively referred to as the “Other Loans”. Loans and Other Loans are collectively referred to as the “Loan Credits”. Confirmed guarantees and acceptances are collectively referred to as the “Guarantees”. Loan Credits and Guarantees are collectively referred to as the “Credit Exposure”.

Total Credit Exposure

We extend credits to support export and import transactions, overseas investment projects and other relevant products in various forms including loans and guarantees.

The following table sets out our Credit Exposure as of December 31, 2011, 2012 and 2013, categorized by type of exposure extended:

		As of December 31,
		2012			2013
		(billions of Won, except for percentages)
A	Loans in Won	￦	12,246	14%	￦	13,584	15%
B	Loans in Foreign Currencies		31,026	36		34,491	37
C	Loans (A+B)		43,272	51		48,075	52
D	Other Loans		1,656	2		1,252	1
E	Call Loans and Inter-bank Loans in Foreign Currency		2,870	3		4,482	5
F	Loan Credits (C+D+E)		47,798	56		53,809	58
G	Allowances for Loan Losses		(1,994)	(2)		(2,382)	(3)
H	Loan Credits including PVD (F-G)		45,804	54		51,427	55
I	Guarantees		39,380	46		41,586	45
J	Credit Exposure (H+I)		85,184	100		93,013	100

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (excluding call loans and inter-bank loans in foreign currency) as of December 31, 2011, 2012 and 2013, categorized by geographic area (1):

	As of December 31,				As % of 2013 Total
	2012		2013
	(billions of Won)
Asia	￦	33,833	￦	40,875	76%
Europe		5,603		4,815	9
America		5,589		5,335	10
Africa		2,773		2,784	5
Oceania		—		—	—

Total	￦	47,798	￦	53,809	100%

(1)	For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.
(2)	Excludes call loans, inter-bank loans in foreign currency, and loan value adjustments.

Source: Internal accounting records.

We engage in business related to Iran, including transactions involving as counterparties Iranian banks that may be indirectly owned or controlled by the Iranian government. The U.S. State Department has designated Iran as a state sponsor of terrorism, and U.S. law generally prohibits U.S. persons from doing business in Iran. We are a Korean bank and our activities with respect to Iran have not involved any U.S. person in either a managerial or operational role and have been subject to policies and procedures designed to ensure compliance with applicable Korean laws and regulations. We believe that our activities related to Iran are not subject to the mandatory sanctions administered or enforced by the United States Government (including, without limitation, Section 104 of the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 (“CISADA”) and the Iran Financial Sanctions Regulations issued by the U.S. Secretary of the Treasury thereunder (the “IFSR”)).

Our business related to Iran consists solely of extensions of credit and financing provided in connection with exports of Korean goods and services to Iran and our disbursements of Iran-related credits are made directly to Korean suppliers or exporters except certain credits made to Iranian banks. Such activities have involved export-related credits to finance the export contracts of Korean exporters supplying goods and services to Iranian companies, credit line extensions to Iranian banks to finance consumer products exports by Korean exporters, extensions of credit through non-recourse discounting of export trade bills, and purchases of promissory notes securing export transactions. Our Loans to Iran represented 2.0%, 0.8% and 0.2% of our total assets as of December 31, 2011, December 31, 2012 and December 31, 2013, respectively, and also represented 2.3%, 0.9% and 0.2% of our Loan Credits, respectively, as of the above dates. Our Loans to Iran, categorized by country that has the final redemption risk of loans, represented 0.8% and 0.2% of our total assets and 0.9% and 0.2% of our Loan Credits as of December 31, 2012 and December 31, 2013, respectively. Our total revenues from transactions with Iran in 2011, 2012 and 2013 represented 2.1%, 1.3% and 0.3% of our total revenues, respectively, in those periods.

We are aware, through press reports and other means, of initiatives by governmental entities in the U.S. and by U.S. institutions such as universities and pension funds, to adopt laws, regulations or policies prohibiting transactions with or investment in, or requiring divestment from, entities doing business with Iran, including, without limitation, CISADA and IFSR. It is possible that such initiatives may result in our being unable to gain or retain entities subject to such prohibitions as customers or as investors in our debt securities. In addition, our reputation may suffer due to our association with Iran. Such a result could have significant adverse effects on our business or the price of our debt securities.

Individual Exposure

The KEXIM Decree imposes limits on our aggregate credits extended to a single person or business group. As of the date hereof, we are in compliance with such requirements.

As of December 31, 2013, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering in the amount of ￦7,275 billion. As of December 31, 2013, our second largest and third largest Credit Exposures, respectively, were to Hyundai Heavy Industries in the amount of ￦4,352 billion and to Samsung Heavy Industries in the amount of ￦4,037 billion.

The following table sets out our five largest Credit Exposures as of December 31, 2013 (1):

Rank	Name of Borrower	Loans		Guarantees		Total
		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering	￦	1,186	￦	6,090	￦	7,275
2	Hyundai Heavy Industries		1,406		2,946		4,352
3	Samsung Heavy Industries		309		3,728		4,037
4	GS Engineering & Construction		1,378		2,113		3,491
5	SK Engineering & Construction		279		2,313		2,591

(1)	Includes loans and guarantees

Asset Quality

The Supervisory Regulation of Banking Business (“Supervisory Regulation”) legislated by the Financial Services Commission requires banks, including us, to analyze and classify their credits into one of five categories as normal, precautionary, substandard, doubtful or estimated loss by taking into account borrowers’ repayment capacity as well as a number of other factors including the financial position, profitability, transaction history of the relevant borrower and the value of any collateral or guarantee taken as security for the extension of credit. Categorizations are applied to all loans except call loans and interbank loans, which are classified as normal. Credit categorizations are as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits.

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Estimated-loss Customers” (each as defined below).

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Doubtful Customers”) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months.

Estimated Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Estimated-loss Customers”), which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses.

Under K-IFRS, we establish provisions for credit losses with respect to loans using either a case-by-case or collective approach. We assess individually significant loans on a case-by-case basis and other loans on a collective basis. In addition, if we determine that no objective evidence of impairment exists for a loan, it includes such loan in a group of loans with similar credit risk characteristics and assesses them collectively for impairment regardless of whether such loan is significant. If there is objective evidence that an impairment loss has been incurred for individually significant loans, the amount of the loss is measured as the difference between the financial asset’s carrying amount and the present value of the estimated future cash flows discounted at such asset’s original effective interest rate. Future cash flows are estimated through a case-by-case analysis of individually assessed assets, which takes into account the benefit of any guarantee or other collateral held. The value and timing of future cash flow receipts are based on available estimates in conjunction with facts available at the time of review and reassessed on a periodic basis as new information becomes available. For collectively assessed loans, we base the level of provisions for credit losses on a portfolio basis in light of the homogenous nature of the assets included in each portfolio. The provisions are determined based on a quantitative review of the relevant portfolio, taking into account such factors as the level of arrears, the value of any security, and historical and projected cash recovery trends over the recovery period. For more detailed information regarding our loan loss provisioning policy, see “Notes to Separate Financial Statements of December 31, 2013 and 2012—Note 3(8)”.

Asset Classifications

The following table provides information on our loan loss reserves:

	As of December 31, 2012				As of December 31, 2013
	Loan Amount (1) (2)		Loan Loss Reserve (2)		Loan Amount (1) (2)			Loan Loss Reserve (2)
	(in billions of Won)
Normal	￦	78,603	￦	1,023	￦	85,049		￦	581
Precautionary		5,127		1,299		4,468	(3)		1,447
Sub-standard		212		92		1,131	(3)		616
Doubtful		187		150		107			70
Estimated Loss		156		152		139			129

Total	￦	84,286	￦	2,717	￦	90,894		￦	2,843

(1)	These figures include loans (excluding interbank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed acceptances and guarantees.
(2)	These figures include present value discount.

(3)	The Financial Supervisory Service changed the asset classification system for restructured loans in December 2013, pursuant to which our exposures to SPP Shipbuilding in the amount of ￦449.9 billion and Daesun Shipbuilding in the amount of ￦307.3 billion were reclassified from precautionary to sub-standard.

Reserves for Credit Losses

Non-performing assets (“NPA”) are (i) assets classified as doubtful or estimated loss, (ii) assets in delinquency of repayments of principal or interest more than three months, or (iii) assets exempted from interest payments due to restructuring or rescheduling.

The following table sets out our 10 largest non-performing assets as of December 31, 2013:

Borrower	Loans		Guarantees		Total
	(billions of Won)
Keangnam Enterprises Ltd.	￦	105	￦	160	￦	265
Kukdong Construction		—		31		31
Pyeongsan		30		—		30
Sekwang Heavy Industries .		28		—		28
PSM(DALIAN) Co., Ltd.		11		—		11
Ssangyong Engineering & Construction Co., Ltd.		—		10		10
Samwhan Corporation .		—		10		10
Ilsung Corporation .		7		1		8
Qingdao Asia Woosung Enterprise Co., Ltd. .		7		—		7
KB Cable Co., Ltd.		7		—		7

Total	￦	195	￦	212	￦	407

In the early 1990’s, at the direction of the Government, we extended a commodity loan in the aggregate amount of US$466 million to Vnesheconombank, the Bank for Foreign Economic Affairs of the former Soviet Union, which was guaranteed by the government of the former Soviet Union, as part of the Government’s policy to enhance economic cooperation between the two countries. Since the dissolution of the Soviet Union, the Government had been negotiating repayment terms with the government of the Russian Federation, which agreed to assume the guarantee of the former Soviet Union in respect of the obligations of Vnesheconombank under such loan. In 1995, the two governments came to an agreement on a repayment schedule in respect of approximately half of the loan. Since the agreement was made, US$229 million of the principal was repaid.

In June 2003, the two governments reached an agreement as to the rescheduling of the remaining portion of the loan and the change of the borrower from Vnesheconombank to the government of the Russian Federation. As a result, in September 2003, we upgraded the classification of the outstanding ￦258 billion (including accrued and unpaid interest) of our exposure to the government of the Russian Federation from estimated loss to doubtful in terms of asset quality and established a 70% provisioning level for that credit exposure. In June 2004, we further upgraded the classification of our exposure to the government of the Russian Federation from doubtful to precautionary in terms of asset quality, following the continued repayment of the loan by the government of the Russian Federation in accordance with the agreed payment schedule. As of December 31, 2013, our exposure to the government of the Russian Federation amounted to ￦134 billion and we established a 11% provisioning level for that credit exposure.

We cannot provide any assurance that our current level of exposure to non-performing assets will continue in the future or that any of its borrowers (including its largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

As of December 31, 2013, the amount of our non-performing assets was ￦491 billion, an increase of 37% from ￦359 billion as of December 31, 2012. As of December 31, 2013, our non-performing asset ratio was 0.5%, compared to 0.4% as of December 31, 2012.

The following table sets forth our reserves for possible credit losses as of December 31, 2012 and 2013:

	As of December 31,
	2012		2013
	(billions of Won, except for percentages)
Loan Loss Reserve (A)	￦	2,717	￦	2,843
NPA (B) (1)		359		491
Total Equity (C)		8,566		9,250
Reserve to NPA (A/B)		756%		579%
Equity at Risk (B-A)/C		—		—

(1)	Non-performing assets, which are defined as (a) assets classified as doubtful and estimated loss, (b) assets in delinquency of repayments of principles or interests more than 3 months or (c) assets exempted from interest payments due to restructuring or rescheduling.

Source: Internal accounting records.

The following table sets forth our actual loan loss reserve ratios as of December 31, 2012 and 2013:

Classification of Loans	Actual Reserve Coverage (as of December 31, 2012)	Actual Reserve Coverage (as of December 31, 2013)
Normal	1.6%	0.9%
Precautionary	30.3%	38.2%
Substandard	43.5%	55.0%
Doubtful	94.7%	84.1%
Estimated Loss	100.0%	100.0%

Investments

Under the KEXIM Decree, we are not allowed to hold stocks or securities of more than three years’ maturity in excess of 60% of our equity capital. However, investment in the following securities is not subject to this restriction:

•	Government bonds;

•	BOK currency stabilization bonds;

•	securities acquired via Government investment; and

•	securities acquired through investment approved by the Government, for research related to our operations, for our financing or pursuant to Korean statutes.

As of December 31, 2013, our total investment in securities amounted to ￦4,703 billion, representing 8% of our total assets. Our securities portfolio consists primarily of available-for-sale securities. Available-for-sale securities mainly comprises marketable securities (including equity securities in Industrial Bank of Korea which was recapitalized by the Government through us) and non-marketable securities (including equity securities in Korea Expressway Corporation which were in-kind contributions made by the Government to us). In 2012, we sold 40,314,387 shares of common stock, which represented all of our holding of common stock in Korea Exchange Bank, for ￦479 billion. In 2013, we sold 9,886,160 shares of common stock, which represented all of our holding of common stock in SK Networks, for ￦63 billion.

The following table sets out the composition of our securities as of December 31, 2012 and December 31, 2013:

	As of December 31, 2012			As of December 31, 2013
Type of Investment Securities	Amount		%	Amount		%
	(billions of Won)			(billions of Won)
Available-for-sale Securities	￦	3,865	86%	￦	4,030	86%
Held-to-maturity Securities		—	—		44	1
Investments in Associates and Subsidiaries		629	14		629	13

Total	￦	4,494	100%	￦	4,703	100%

For further information relating to the classification guidelines and methods of valuation for unrealized gains and losses on our securities, see “Notes to Separate Financial Statements of December 31, 2013 and 2012—Note 2”.

Guarantees and Acceptances and Contingent Liabilities

We have credit risk factors that are not reflected on the balance sheet, which include risks associated with guarantees and acceptances. Guarantees and acceptances do not appear on the balance sheet, but rather are recorded as an off-balance sheet item in the notes to the financial statements. Guarantees and acceptances include financial guarantees, project related guarantees, such as bid bond, advance payment bond, performance bond or retention bond, and acceptances and advances relating to trade financings such as letters of credit or import freight. Contingent liabilities, for which the guaranteed amounts were not finalized, appear as unconfirmed guarantees and acceptance items in the notes to the financial statements as off-balance sheet items.

As of December 31, 2013, we had issued a total amount of ￦41,586 billion in confirmed guarantees and acceptances, of which ￦39,905 billion, representing 96.0% of the total amount, was classified as normal, ￦1,571 billion, representing 3.8% of the total amount, was classified as precautionary, and ￦110 billion, representing 0.2% of the total amount, was classified as substandard or below.

Derivatives

The objective in our strategy and policies on derivatives is to actively manage and minimize our foreign exchange and interest rate risks. We do not take proprietary derivative positions. It is our policy to hedge all currency and interest rate risks wherever possible (taking into consideration the cost of hedging). We use various hedging instruments, including foreign exchange forwards and options, interest rate swaps, and cross currency swaps.

Under our internal trading rules that have been submitted to the Financial Supervisory Service, our policy is to engage in derivative transactions mainly for hedging our own position. As part of our total exposure management system, we monitor our exposure to derivatives and may make real-time inquiries, which enables our Risk Management Department to check our exposure on a regular basis. Under the guidelines set by the Financial Supervisory Service, we are required to submit reports on our derivatives exposure to the Financial Supervisory Service on a quarterly basis. As a measure to reduce the risk of intentional manipulation or error, we have separated responsibility for different functions such as initiation, authorization, approval, recording, monitoring and reporting to the Financial Supervisory Service. The Risk Management Department conducts regular reviews of derivative transactions to monitor any breach of compliance with the relevant regulatory requirements.

As of December 31, 2013, our outstanding loans made at floating rates of interest totaled approximately ￦31,155 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately ￦30,824 billion, including those raised in Swiss franc, Singapore dollar, Hong Kong dollar, Brazil real, Saudi riyal, Czech koruna and Euro and swapped into U.S. dollar floating rate borrowings. As a result, we are exposed to possible interest rate risks to the extent that the amount of our borrowings made at floating rates of interest exceeds the amount of our loans made at floating rates of interest. Foreign exchange risk arises because a majority of our assets and liabilities are denominated in non-Won currencies. In order to match our currency and interest rate structure, we generally enter into swap transactions.

The following table shows the unsettled notional amounts and estimated fair values of derivatives we held as of the dates indicated.

	As of December 31,
	2012			2013
	Unsettled Notional Amount	Fair Value of Assets	Fair Value of Liabilities	Unsettled Notional Amount	Fair Value of Assets	Fair Value of Liabilities
	(in billions of Won)
Currency forwards	1,015	8	12	1,196	28	1
Currency swaps	14,361	420	861	15,393	326	1,719
Interest rate swaps	14,503	491	303	14,267	179	292

Total	29,879	918	1,177	30,856	533	2,012

As of December 31, 2013, we had entered into 258 currency related derivative contracts with a notional amount of ￦16,589 billion and valuation for BIS capital ratio purposes of ￦81 billion and had entered into 146 interest rate related derivative contracts with a notional amount of ￦14,267 billion and valuation for BIS capital ratio purposes of ￦1 billion. In connection with our currency forwards and currency swaps, we had net valuation loss of ￦1,366 billion in 2013 compared to net valuation loss of ￦326 billion in 2012, primarily due to the appreciation of the U.S. dollar against other currencies in 2013, which resulted in an increase in the value of our obligations denominated in the U.S dollar. In connection with our interest rate swaps, we recorded net valuation loss of ￦113 billion in 2013 compared to net valuation gain of ￦156 billion in 2012, primarily due to an increase in benchmark interest swap rates, such as the US dollar interest swap rate in 2013, which resulted in a decrease in the value of our floating-for-fixed interest rate swaps. See “Notes to Separate Financial Statements of December 31, 2013 and 2012—Note 20”.

Sources of Funding

We obtain funds primarily through borrowings from the issuance of bonds in both domestic and international capital markets, borrowings from domestic and foreign financial institutions, capital contributions and internally generated funds. Internally generated funds result from various activities we carried on and include principal and interest payments on our loans, fees from guarantee operations and other services, and income from marketable securities we hold.

We raised a net total of ￦58,222 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during 2013, a 9% increase compared with the previous year’s ￦53,331 billion. The total loan repayments, including prepayments by our clients, during 2013 amounted to ￦48,235 billion, a decrease of 0.3% from ￦48,374 billion during 2012.

Since our establishment, borrowings from the Government have provided a portion of our financial resources. The Government provided us with loans in the amount of US$2,595 million in 2008 and US$383 million in the first quarter of 2009 to support our lending to Korean exporters and provide U.S. dollar liquidity to us. In 2009, we repaid all of the amounts borrowed from the Government and as of December 31, 2013, we had no outstanding borrowings from the Government. We also issued Won-denominated domestic bonds in the aggregate amount of ￦9,460 billion, ￦7,850 billion and ￦8,080 billion during 2011, 2012 and 2013, respectively.

We have diversified our funding sources by borrowing from various overseas sources and issuing long-term floating-rate notes and fixed-rate debentures in the international capital markets. These issues were in foreign currencies, including the U.S. dollar, Thai Baht, Malaysia Ringgit, Japanese Yen, Australian Dollar, Euro, Hong Kong dollar, Singapore dollar, Swiss franc, Brazilian Real, Turkish Lira, Mexican Peso, Peruvian sol, Indian rupee, Indonesian Rupiah, Chinese Yuan, Philippine Peso, New Zealand Dollar, Saudi Riyal, Taiwan Dollar,

Russian Ruble, South African Rand, Danish Krone, Swedish Krona, Czech Koruna, Norwegian Krone and British Pound and have original maturities ranging from one to twelve years.

During 2013, we issued eurobonds in the aggregate principal amount of US$7,662 million in various types of currencies under our existing Euro medium term notes program (the “EMTN Program”), a 68% increase from US$4,551 million in 2012. These bond issues consisted of offerings of US$1,345 million, HKD 1,787 million, SGD 225 million, IDR 2,220,530 million, INR 10,258 million, BRL 2,568 million, AUD 1,066 million, NZD 46 million, EUR 1,298 million, GBP 300 million, CHF 175 million, CZK 700 million, CNY 550 million, TRY 96 million, ZAR 981 million, MXN 87 million, NOK 2,750 million and JPY 16,220 million. In addition, we issued global bonds during 2013 in the aggregate amount of US$1,800 million under our U.S. shelf registration statement (the “U.S. Shelf Program”) compared with US$3,250 million in 2012. As of December 31, 2012, the outstanding amounts of our notes and debentures were US$17,050 million, SGD 285 million, JPY 257,460 million, HKD 5,881 million, MYR 1,630 million, BRL 4,301 million, EUR 2,195 million, MXN 3,031 million, THB 27,700 million, CHF 650 million, AUD 1,812 million, INR 10,258 million, CNY 2,838 million, IDR 5,851,250 million, PEN 266 million, PHP 11,350 million, TRY 658 million, TWD 600 million, NZD 258 million, SAR 750 million, ZAR 1,401 million, RUB 1,260 million, DKK 120 million, NOK 2,750 million, SEK 1,975 million, CZK 700 million, and GBP 300 million. In January 2014, we issued global bonds in the aggregate principal amount of US$1,500 million pursuant to the U.S. Shelf Program.

We also borrow from foreign financial institutions in the form of loans that are principally made by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from two to five years. As of December 31, 2013, the outstanding amount of such borrowings from foreign financial institutions was US$2,280 million.

Our paid-in capital has increased from time to time since our establishment. From January 1998 to December 2013, the Government contributed ￦5,378 billion to our capital. As of December 31, 2013, our total paid-in capital amounted to ￦7,238 billion, and the Government, The Bank of Korea and Korea Finance Corporation owned 68.0%, 16.1% and 15.9%, respectively, of our paid-in capital.

In connection with our fund raising activities, we have from time to time sold third parties promissory notes, including related guarantees, acquired as collateral in connection with export credit financings.

The KEXIM Act provides that the aggregate outstanding principal amount of all of our borrowings, including the total outstanding export-import financing debentures we issued in accordance with the KEXIM Decree, may not exceed an amount equal to thirty times the sum of our paid-in capital plus our reserves. As of December 31, 2013, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ￦48,198 billion, was equal to 19% of the authorized amount of ￦258,598 billion.

We are not permitted to accept demand or time deposits.

Each year we must submit to the Government for its approval an operating plan which includes our target levels for different types of funding. The following table is the part of the operating plan dealing with fund-raising for 2014:

Sources of Fund	(billions of Won)
Capital Contribution	￦	130
Borrowings		21,460
Net Collection of Loans		28,690
Collection of Loans		43,546
Repayment of Debts		(14,856)
Others		1,720

Total	￦	52,000

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our outstanding debt (consisting of borrowings and debentures) as of December 31, 2013:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency (1)	2014		2015		2016		2017		Thereafter
	(billions of won)
Won	￦	5,490	￦	1,480	￦	520	￦	—	￦	640
Foreign (2)		10,931		9,066		5,719		3,371		10,911

Total Won Equivalent	￦	16,421	￦	10,546	￦	6,239	￦	3,371	￦	11,551

(1)	Borrowings and debentures in foreign currency have been translated into Won at the market average exchange rates on December 31, 2013, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

Normally we determine the level of our foreign currency reserves based upon an estimate, at any given time, of aggregate loan disbursements to be made over the next two to three months. Our average foreign currency reserves in 2012 and 2013 were approximately US$4,680 million and US$4,656 million, respectively.

Although we currently believe that such reserves, together with additional borrowings available under our uncommitted short-term backup credit facilities and commercial paper programs, will be sufficient to repay our outstanding debt as it becomes due, there can be no assurance that we will continue to be able to borrow under such credit facilities, or that the devaluation of the Won will not adversely affect our ability to access funds sufficient to repay our foreign currency denominated indebtedness in the future. In addition to maintaining sufficient foreign currency reserves, we monitor the maturity profile of our foreign currency assets and liabilities to ensure that there are sufficient maturing assets to meet our liabilities as they become due. As of December 31, 2013, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$2,988 million, US$4,339 million and US$5,309 million, respectively. As of December 31, 2013, our total foreign currency liabilities exceeded our total foreign currency assets by US$5,593 million.

Internal and External Debt of the Bank

The following table summarizes, as of December 31 of the years indicated, the outstanding internal debt of the Bank:

Internal Debt of the Bank

(billions of Won)
2009	7,030
2010	6,320
2011	7,530
2012	7,330
2013	8,130

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external debt of the Bank as of December 31, 2013:

External Debt of the Bank

	Amount in Original Currency		Equivalent Amount in U.S. Dollars (1)
	(billions)
US$	US$	21.0	US$	21.0
Euro (EUR)	EUR	2.5		3.4
Japanese yen (¥)	JPY	261.7		2.8
Brazilian real (BRL)	BRL	4.3		1.8
Australian Dollars (AUD)	AUD	1.8		1.6
British Pound(GBP)	GBP	0.7		1.1
Thai Bhat (THB)	THB	27.7		0.8
Hong Kong dollar (HKD)	HKD	5.9		0.8
Swiss franc (CHF)	CHF	0.7		0.7
Malaysian Ringgit (MYR)	MYR	1.6		0.5
Indonesian rupiah (IDR)	IDR	5,851.3		0.5
Chinese Yuan (CNY)	CNY	2.8		0.5
Norwegian Krone (NOK)	NOK	2.8		0.5
Swedish Krona (SEK)	SEK	2.0		0.3
Turkish Lira (TRY)	TRY	0.6		0.3
Philippine peso (PHP)	PHP	11.4		0.3
Mexican Peso (MXN)	MXN	3.0		0.2
Singapore dollar (SGD)	SGD	0.3		0.2
New Zealand Dollar (NZD)	NZD	0.3		0.2
Saudi Riyal (SAR)	SAR	0.8		0.2
Indian Rupee (INR)	INR	10.3		0.2
South African Rand (ZAR)	ZAR	1.4		0.13
Peru Nuevo sol (PEN)	SAR	0.8		0.2
Russian Ruble (RUB)	RUB	1.3		0.04
Czech Koruna (CZK)	CZK	0.7		0.04
Danish Krone (DKK)	DKK	0.1		0.02
Taiwan Dollar (TWD)	TWD	0.6		0.02

			US$	38.1

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2013 or the prevailing market rate on December 31, 2013.

The following table summarizes, as of December 31 of the years indicated, the outstanding external debt of the Bank:

External Debt of the Bank

(billions of Won)
2009	26,050
2010	30,668
2011	36,838
2012	35,075
2013	40,203

For further information on the outstanding indebtedness of the Bank, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal of, or interest on, any of our obligations.

Credit Policies, Credit Approval and Risk Management

Credit Policies

The Credit Policy Department functions as our centralized policy-making and planning division with respect to our lending activities. The Credit Policy Department formulates and revises our internal regulations on loan programs, sets basic lending guidelines on a country basis and gathers data from our various operating groups and produces various internal and external reports.

Credit Approval

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the nature of the credit, the conditions of the transaction, and whether the loan is secured. Our Executive Board of Directors can approve loans of any amount. The Chief Executive Committee, Credit Committee, Loan Officer Committee, Director Generals and Directors (Team Heads) each have authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

At each level of authority, loan applications are reviewed on the basis of the feasibility of the project from a technical, financial and economic point of view in addition to evaluating the probability of recovery. In conducting such a review, the following factors are considered:

•	eligibility of the transaction under our financing criteria;

•	country risk of the country of the borrower and the country in which the related project is located;

•	credit risk of the borrower;

•	a supplier’s ability to perform under the related supply contract;

•	legal disputes over the related project and supply contract; and

•	availability of collateral.

When the credit rating of a prospective borrower does not meet our internal rating criteria, our policy is to ensure that the loans are either guaranteed by leading international banks or governments or made on a partially or fully secured basis. Guarantees are required if the credit rating of a prospective borrower does not meet our internal rating criteria. As of December 31, 2013, approximately 4% of our total outstanding loans were guaranteed by banks or governments and made on a partially or fully secured basis.

Risk Management

Our overall risk management policy is set by the Risk Management Committee, which meets on a quarterly basis and from time to time to establish tolerance limits for various exposures, whereas the overall risk management is overseen by the Risk Management Department, which is responsible for monitoring risk exposure.

The Risk Management Department reports our loan portfolio to the Financial Supervisory Service on a quarterly basis. The Risk Management Department also monitors our operating groups’ compliance with internal guidelines and procedures. To manage liquidity risk, we review the strategy for the sources and uses of funds, with each division submitting projected sources and uses to the Treasury Department. The Risk Management Department and the Treasury Department continually monitor our overall liquidity and the Treasury Department prepares both weekly and monthly cash flow forecasts. Our policy is to maintain a liquidity level, which can cover loan disbursements for a period of two to three months going forward. We protect ourselves from potential liquidity squeezes by maintaining sufficient amount of liquid assets with additional back-up of short-term credit lines.

Our core lending activities expose us to market risk, mostly in the form of interest rate and foreign currency risks. The Risk Management Department reports interest rate and foreign exchange gap positions to the Risk Management Committee on a quarterly basis. We also monitor changes in, and matches of, foreign currency assets and liabilities in order to reduce exposure to currency fluctuations.

One of the key components of our risk management policy, which also affects our fund-raising efforts, is to monitor matches of asset maturities and liability maturities. The average maturity as of December 31, 2013 for our Won- and foreign currency-denominated loans was 12 months and 39 months, respectively, and for Won-and foreign currency-denominated liabilities was 18 months and 36 months, respectively.

We follow an overall risk management process where we:

•	determine the risk management objectives;

•	identify key exposures;

•	measure key risks; and

•	monitor risk management results.

Our risk management system is a continuous system that is frequently evaluated and updated on an ongoing basis.

Capital Adequacy

Under the Financial Supervisory Service’s guidelines on risk-adjusted capital which were introduced in consideration of the standards set by the Bank for International Settlements, all banks in Korea, including us, are required to maintain a capital adequacy ratio (Tier I and Tier II) of at least 8% on a consolidated basis. To the extent that we fail to maintain this ratio, the Korean regulatory authorities may require corrective measures ranging from management improvement recommendations to emergency measures such as disposal of assets. Beginning on January 1, 2008, the Financial Services Commission implemented the new Basel Capital Accord, referred to as Basel II, in Korea, substantially affecting the way risk is measured among Korean financial institutions, including us. Building upon the initial Basel Capital Accord of 1988, which focused primarily on credit risk, market risk, capital adequacy and asset soundness as a measure of risk, Basel II expands this approach to contemplate additional areas of risk such as operations risk. Basel II also institutes new measures that require us to take into account individual borrower credit risk and operations risk when calculating risk-weighted assets. In July 2013, the Financial Services Commission implemented the Third Basel Capital Accord, referred to as Basel III, in Korea and promulgated amended regulations, which went into effect from December 1, 2013, pursuant to which Korean banks (including us) are required to maintain a minimum ratio of Tier I common equity capital to risk-weighted assets of 3.5 per cent. and Tier I capital to risk-weighted assets of 4.5 per cent. from December 1, 2013, which minimum ratios are to increase to 4.0 per cent. and 5.5 per cent., respectively, from December 1, 2014 and 4.5 per cent. and 6.0 per cent., respectively, from December 1, 2015. Such requirements are in addition to the pre-existing requirement for a minimum ratio of Tier I and Tier II capital (less any capital deductions) to risk-weighted assets of 8.0 per cent., which remains unchanged. As of December 31, 2013, our capital adequacy ratio was 11.6%, which was unchanged from December 31, 2012.

The following table sets forth our capital base and capital adequacy ratios reported as of December 31, 2012 and 2013:

	As of December 31,
	2012		2013
	(billions of Won, except for percentages)
Tier I	￦	7,867	￦	8,723
Paid-in Capital		7,138		7,238
Retained Earnings		1,421		1,465
Accumulated other comprehensive income		—		37
Deductions from Tier I Capital		(692)		(17)
Capital Adjustments		(144)		—
Deferred Tax Asset		(539)		—
Others		(9)		(17)
Tier II (General Loan Loss Reserves)		1,020		1,031
Total Capital		8,887		9,755
Risk Adjusted Assets		76,552		84,117
Capital Adequacy Ratios
Tier I common equity		—		10.4%
Tier I		10.3%		10.4%
Tier I and Tier II		11.6%		11.6%

Source: Internal accounting records.

Overseas Operations

We maintain an international presence through 16 overseas representative offices, which are located in New York, Tokyo, Beijing, Sâo Paolo, Paris, Washington D.C., Shanghai, New Delhi, Dubai, Moscow, Mexico City, Tashkent, Hanoi, Manila, Jakarta and Yangon.

We also have three wholly-owned subsidiaries, KEXIM Bank (UK) Ltd., London, KEXIM (Asia) Ltd., Hong Kong, and KEXIM Vietnam Leasing Co., Ltd., Ho Chi Minh City. These subsidiaries are engaged in the merchant banking and lease financing businesses, and assist us in raising overseas financing. We also own 85% of P.T. Koexim Mandiri Finance, a subsidiary in Jakarta, which is primarily engaged in the business of lease financing.

The table below sets forth brief details of our subsidiaries as of December 31, 2013:

	Principal Place of Business	Type of Business	Book Value	Bank’s Holding
			(billions of Won)	(%)
Kexim Bank (UK) Ltd.	United Kingdom	Commercial Banking	￦ 48	100%
KEXIM (Asia) Ltd.	Hong Kong	Commercial Banking	49	100
P.T. Koexim Mandiri Finance	Indonesia	Leasing and Factoring	25	85
Kexim Vietnam Leasing Co., Ltd.	Vietnam	Leasing and Lending	10	100

Property

Our head office is located at 38 Eunhaeng-ro (16-1 Yoido-dong), Youngdeungpo-gu, Seoul 150-996, Korea, a 34,820 square meter building completed in 1985 on a site of 9,110 square meters and owned by us. In addition to the head office, we own a staff training center located near Seoul on a site of 47,881 square meters. We also maintain 10 branches in Busan, Gwangju, Daegu, Changwon, Daejeon, Suwon, Inchon, Ulsan, Chungju and Jeonju. Our domestic branch offices and overseas representative offices are located in facilities held under long-term leases.

Management and Employees

Management

Our governance and management is the responsibility of our Board of Directors, which has authority to decide important matters relating to our business. The Board of Directors is chaired by our President and is comprised of six Directors consisting of the President, the Deputy President, two Senior Executive Directors and two Non-executive Directors. The President of Korea appoints our President upon the recommendation of the Minister of Strategy and Finance. The Minister of Strategy and Finance appoints the Deputy President and all the other Directors upon the recommendation of our President. All Board members serve for three years and are eligible for re-appointment for successive terms of office.

The members of the Board of Directors are currently as follows:

Name	Age	Executive Director Since	Position
Duk-hoon Lee	65	March 6, 2014	Chairman and President
Ki-sub Nam	60	January 9, 2013	Deputy President
Seop Shim	58	June 29, 2012	Senior Executive Director
Young-whan Sul	58	January 9, 2013	Senior Executive Director
Sung-ik Oh	61	November 29, 2013	Non-Executive Director
Young-yul An	57	November 29, 2013	Non-Executive Director

Our basic policy guidelines for activities are established by the Operations Committee. According to the By-laws, the Operations Committee is composed of officials nominated as follows:

•	President of KEXIM;

•	official of the Ministry of Strategy and Finance, nominated by the Minister of Strategy and Finance;

•	official of the Ministry of Foreign Affairs, nominated by the Minister of Foreign Affairs;

•	official of the Ministry of Trade, Industry & Energy, nominated by the Minister of Trade, Industry & Energy;

•	official of the Ministry of Land, Infrastructure and Transport, nominated by the Minister of Land, Infrastructure and Transport;

•	official of the Ministry of Oceans and Fisheries, nominated by the Minister of Oceans and Fisheries;

•	official of the Financial Services Commission, nominated by the Chairman of the Financial Services Commission;

•	executive director of The Bank of Korea, nominated by the Governor of The Bank of Korea;

•	executive director of the Korea Federation of Banks, nominated by the Chairman of the Korea Federation of Banks;

•	representative of an exporters’ association (Korea International Trade Association), nominated by the Minister of Strategy and Finance after consultation with the Minister of Trade, Industry & Energy;

•	officer of the Korea Trade Insurance Corporation established under the Trade Insurance Act, nominated by the Chairman and President of the Korea Trade Insurance Corporation; and

•	up to two persons who have extensive knowledge and experience in international economic cooperation work, recommended by our President and appointed by the Minister of Strategy and Finance.

As of February 28, 2014, the members of the Operations Committee are as follows:

Name	Age	Member Since	Position
Duk-hoon Lee	65	March 6, 2014	Chairman and President of KEXIM
Sung-soo Eun	53	April 17, 2013	Deputy Minister for International Economic Affairs, Ministry of Strategy and Finance
Chong-ghee Ahn	57	April 12, 2013	Deputy Minister for Economic Affairs, Ministry of Foreign Affairs
Pyung-oh Kwon	57	April 11, 2013	Deputy Minister for International Trade and Investment, Ministry of Trade, Industry & Energy
Si-kweon Ahn	52	April 12, 2013	Assistant Minister for Construction Policy Bureau, Ministry of Land, Infrastructure and Transport
Ki-jeong Jeon	49	May 2, 2013	Director of Shipping & Logistics Department, Ministry of Oceans and Fisheries
Seung-beom Koh	52	May 13, 2013	Secretary General, Financial Services Commission
Tae-soo Kang	56	April 26, 2012	Deputy Governor, The Bank of Korea
Young-dae Kim	56	March 16, 2012	Vice Chairman, Korea Federation of Banks
Hyun-ho Ahn	57	December 15, 2011	Executive Vice Chairman, Korea International Trade Association
Moon-hong Kwon	59	September 15, 2011	Deputy President, Korea Trade Insurance Corporation
Sang-kuk Kim (Private Sector)	62	November 24, 2012	Professor, Kyung Hee University
Hak-loh Lee (Private Sector)	56	November 24, 2012	Professor, Dongkuk University

Employees

As of December 31, 2013, we had 965 employees, among which 627 employees were members of our labor union. We have never experienced a work stoppage of a serious nature. Every year during the fourth quarter, the management and union negotiate and enter into a collective bargaining agreement that has a one-year duration. The most recent collective bargaining agreement was entered into in December 2013.

Tables and Supplementary Information

A. External Debt of the Bank

(1) External Bonds of the Bank

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2013
USD	500,000,000	5.25	February 10, 2004	February 10, 2014	500,000,000
USD	200,000,000	5.25	April 23, 2004	February 10, 2014	200,000,000
USD	600,000,000	5.125	March 16, 2005	March 16, 2015	600,000,000
USD	300,000,000	5.375	October 4, 2006	October 4, 2016	300,000,000
USD	50,000,000	3M USD Libor + 0.98	May 1 6, 2008	May 14, 2014	50,000,000
USD	2,000,000,000	8.125	January 20, 2009	January 21, 2014	2,000,000,000
USD	50,000,000	7.8	April 27, 2009	April 29, 2019	50,000,000
USD	50,000,000	6.4	May 19, 2009	May 19, 2016	50,000,000
USD	1,500,000,000	5.875	July 14, 2009	January 14, 2015	1,500,000,000
USD	4,000,000	3M USD Libor + 1.95	August 11, 2009	August 11, 2014	4,000,000
USD	25,000,000	3M USD Libor + 1.7	September 29, 2009	September 29, 2014	25,000,000
USD	1,000,000,000	4.125	March 9, 2010	September 9, 2015	1,000,000,000
USD	1,250,000,000	5.125	June 29, 2010	June 29, 2020	1,250,000,000
USD	1,000,000,000	4	October 20, 2010	January 29, 2021	1,000,000,000
USD	700,000,000	3.75	April 20, 2011	October 20, 2016	700,000,000
USD	1,000,000,000	4.375	September 15, 2011	September 15, 2021	1,000,000,000
USD	1,250,000,000	4	January 11, 2012	January 11, 2017	1,250,000,000
USD	1,000,000,000	5	January 11, 2012	April 11, 2022	1,000,000,000
USD	100,000,000	6.78	January 27, 2012	January 27, 2027	100,000,000
USD	26,100,000	1.85	January 30, 2012	January 30, 2015	26,100,000
USD	300,000,000	3M USD Libor + 1.8	March 21, 2012	March 21, 2015	300,000,000
USD	1,000,000,000	1.25	November 20, 2012	November 20, 2015	1,000,000,000
USD	25,000,000	3M USD Libor + 0.45	February 13, 2013	February 13, 2015	25,000,000
USD	24,000,000	0	February 14, 2013	February 17, 2015	24,000,000
USD	500,000,000	1.75	February 27, 2013	February 27, 2018	500,000,000
USD	20,000,000	3M USD Libor + 0.2	March 7, 2013	March 10, 2014	20,000,000
USD	20,000,000	0.5625	March 12, 2013	March 14, 2014	20,000,000
USD	25,000,000	3M USD Libor + 0.65	March 14, 2013	March 14, 2016	25,000,000
USD	20,000,000	3M USD Libor + 0.65	March 15, 2013	March 15, 2016	20,000,000
USD	25,000,000	3M USD Libor + 0.55	May 7, 2013	May 9, 2014	25,000,000
USD	40,000,000	3M USD Libor + 0.55	May 8, 2013	May 9, 2014	40,000,000
USD	50,000,000	3M USD Libor + 0.5	May 21, 2013	May 22, 2014	50,000,000
USD	50,000,000	3M USD Libor + 0.5	May 22, 2013	May 23, 2014	50,000,000
USD	10,000,000	3M USD Libor + 0.9	June 20, 2013	June 20, 2018	10,000,000
USD	30,000,000	3M USD Libor + 0.49	July 5, 2013	July 7, 2014	30,000,000
USD	30,000,000	0.85	July 15, 2013	July 16, 2014	30,000,000
USD	10,000,000	0.84	July 18, 2013	July 21, 2014	10,000,000
USD	30,000,000	3M USD Libor + 0.45	July 24, 2013	July 25, 2014	30,000,000
USD	50,000,000	4.369	August 27, 2013	February 27, 2025	50,000,000
USD	35,500,000	2.24	August 29, 2013	September 14, 2018	35,500,000
USD	300,000,000	3.75	September 3, 2013	October 20, 2016	300,000,000
USD	500,000,000	3M USD Libor + 0.85	September 17, 2013	September 17, 2016	500,000,000
USD	500,000,000	2.875	September 17, 2013	September 17, 2018	500,000,000
USD	50,000,000	1.5	October 29, 2013	October 29, 2016	50,000,000
USD	49,000,000	3.81	October 30, 2013	October 30, 2023	49,000,000
USD	45,000,000	3.81	October 30, 2013	October 30, 2023	45,000,000
USD	25,000,000	3.81	October 30, 2013	October 30, 2023	25,000,000
USD	20,000,000	3.9	October 30, 2013	October 30, 2023	20,000,000
USD	25,000,000	3M USD Libor + 0.75	November 1, 2013	November 1, 2016	25,000,000
USD	50,000,000	3.66	November 6, 2013	November 6, 2023	50,000,000
USD	20,000,000	3.67	November 6, 2013	November 6, 2023	20,000,000
USD	50,000,000	3.87	November 6, 2013	November 6, 2025	50,000,000
USD	20,000,000	3.71	November 7, 2013	November 7, 2023	20,000,000
USD	40,000,000	3.73	November 7, 2013	November 7, 2023	40,000,000
USD	50,000,000	3.91	November 7, 2013	November 7, 2025	50,000,000
USD	40,000,000	4	November 7, 2013	November 7, 2025	40,000,000
USD	50,000,000	3.76	November 8, 2013	November 8, 2023	50,000,000
USD	50,000,000	4.03	November 8, 2013	November 8, 2025	50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2013
USD	30,000,000	4.03	November 8, 2013	November 8, 2025		30,000,000
USD	20,000,000	4.03	November 8, 2013	November 8, 2025		20,000,000
USD	35,000,000	3.786	November 12, 2013	November 12, 2023		35,000,000
USD	30,000,000	4.03	November 12, 2013	November 12, 2025		30,000,000
USD	50,000,000	3M USD Libor + 0.7	November 26, 2013	November 26, 2016		50,000,000
USD	38,500,000	1.89	November 26, 2013	December 5, 2018		38,500,000
USD	30,000,000	3M USD Libor + 0.7	November 27, 2013	November 27, 2016		30,000,000
USD	33,000,000	1.33	December 5, 2013	December 5, 2016		33,000,000

		Subtotal in Original Currency			USD	17,050,100,000

		Subtotal in Equivalent Amount of Won(1)			￦	17,992,970,530,000

SGD	30,000,000	1.58	July 19, 2011	July 21, 2014		30,000,000
SGD	30,000,000	1	August 26, 2011	August 29, 2014		30,000,000
SGD	25,000,000	0.6	February 18, 2013	February 19, 2014		25,000,000
SGD	60,000,000	0.7	May 10, 2013	May 12, 2014		60,000,000
SGD	60,000,000	0.72	May 10, 2013	May 12, 2014		60,000,000
SGD	60,000,000	0.72	May 10, 2013	May 12, 2014		60,000,000
SGD	20,000,000	0.78	July 11, 2013	July 12, 2014		20,000,000

		Subtotal in Original Currency			SGD	285,000,000

		Subtotal in Equivalent Amount of Won(2)			￦	237,333,750,000

JPY	15,000,000,000	3.24	June 20, 2008	June 20, 2018		15,000,000,000
JPY	5,000,000,000	2.5	December 29, 2009	December 27, 2019		5,000,000,000
JPY	4,000,000,000	1	December 7, 2010	December 7, 2015		4,000,000,000
JPY	40,000,000,000	1.05	February 17, 2011	February 17, 2015		40,000,000,000
JPY	11,600,000,000	1.06	July 8, 2011	July 8, 2014		11,600,000,000
JPY	10,000,000,000	1.32	July 8, 2011	July 8, 2016		10,000,000,000
JPY	3,600,000,000	0.5	September 15, 2011	September 15, 2021		3,600,000,000
JPY	3,000,000,000	0.92	September 20, 2011	September 20, 2016		3,000,000,000
JPY	7,040,000,000	1.16	January 30, 2012	January 30, 2015		7,040,000,000
JPY	2,000,000,000	1.1	March 12, 2012	September 14, 2015		2,000,000,000
JPY	20,000,000,000	1.2	April 26, 2012	April 26, 2016		20,000,000,000
JPY	51,400,000,000	1.11	May 24, 2012	May 27, 2014		51,400,000,000
JPY	41,200,000,000	1.25	May 24, 2012	May 27, 2015		41,200,000,000
JPY	7,400,000,000	1.38	May 24,2012	May 24, 2017		7,400,000,000
JPY	20,000,000,000	1.0563	June 27, 2012	June 27, 2014		20,000,000,000
JPY	2,000,000,000	0.4	May 29, 2013	May 30, 2014		2,000,000,000
JPY	10,000,000,000	0.86	July 19, 2013	July 19, 2016		10,000,000,000
JPY	4,220,000,000	0.63	August 29, 2013	September 14, 2020		4,220,000,000

		Subtotal in Original Currency			JPY	257,460,000,000

		Subtotal in Equivalent Amount of Won(3)			￦	2,586,597,636,000

HKD	375,000,000	3.84	February 1, 2008	February 1, 2015		375,000,000
HKD	252,000,000	4.05	June 24, 2010	June 24, 2020		252,000,000
HKD	201,000,000	2.72	September 7, 2010	September 8, 2015		201,000,000
HKD	155,000,000	2.18	January 26, 2011	January 27, 2014		155,000,000
HKD	238,000,000	3.4	March 7, 2011	March 7, 2016		238,000,000
HKD	155,000,000	2.57	April 1, 2011	September 30, 2014		155,000,000
HKD	200,000,000	2.31	April 4, 2011	April 4, 2014		200,000,000
HKD	210,000,000	1.93	June 1, 2011	June 3, 2014		210,000,000
HKD	300,000,000	1.75	June 22, 2011	June 23, 2014		300,000,000
HKD	155,000,000	1.76	June 29, 2011	July 2, 2014		155,000,000
HKD	150,000,000	1.745	June 30, 2011	July 3, 2014		150,000,000
HKD	388,000,000	1.76	July 8, 2011	July 8, 2014		388,000,000
HKD	99,000,000	2.3	August 31, 2011	August 31, 2016		99,000,000
HKD	120,000,000	3.45	September 23, 2011	September 23, 2021		120,000,000
HKD	250,000,000	3.92	November 8, 2011	November 8, 2021		250,000,000
HKD	60,000,000	3.92	November 8, 2011	November 8, 2021		60,000,000
HKD	102,000,000	2.95	November 18, 2011	November 18, 2016		102,000,000
HKD	228,000,000	2.5	January 17, 2012	January 20, 2015		228,000,000
HKD	188,000,000	2	February 14, 2012	February 14, 2014		188,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2013
HKD	250,000,000	1.8	August 1, 2012	August 4, 2015		250,000,000
HKD	380,000,000	0.465	February 22, 2013	February 24, 2014		380,000,000
HKD	380,000,000	0.465	February 22, 2013	February 24, 2014		380,000,000
HKD	270,000,000	0.465	February 22, 2013	February 24, 2014		270,000,000
HKD	387,500,000	3M Hibor + 0.532	November 27, 2013	November 27, 2016		387,500,000
HKD	387,500,000	3M Hibor + 0.533	November 27, 2013	November 27, 2016		387,500,000

		Subtotal in Original Currency			HKD	5,881,000,000

		Subtotal in Equivalent Amount of Won(4)			￦	800,345,290,000

MYR	500,000,000	4.5	March 12, 2008	March 12, 2018		500,000,000
MYR	230,000,000	4.5	March 10, 2010	March 10, 2015		230,000,000
MYR	400,000,000	4.5	July 1, 2010	July 1, 2015		400,000,000
MYR	500,000,000	4.07	February 2, 2012	February 2, 2017		500,000,000

		Subtotal in Original Currency			MYR	1,630,000,000

		Subtotal in Equivalent Amount of Won(5)			￦	522,121,600,000

BRL	60,000,000	0.5	August 11, 2011	August 10, 2016		60,000,000
BRL	130,000,000	0.5	September 28, 2011	September 28, 2016		130,000,000
BRL	200,000,000	0.5	October 27, 2011	October 27, 2016		200,000,000
BRL	100,000,000	0.5	November 21, 2011	November 21, 2017		100,000,000
BRL	200,000,000	0.5	November 28, 2011	November 28, 2016		200,000,000
BRL	65,000,000	0.5	December 21, 2011	December 22, 2016		65,000,000
BRL	200,000,000	0.5	December 28, 2011	December 22, 2017		200,000,000
BRL	150,000,000	7.36	March 27, 2012	March 27, 2015		150,000,000
BRL	365,600,000	8.12	April 26, 2012	April 25, 2016		365,600,000
BRL	261,800,000	6.6	August 24, 2012	August 24, 2017		261,800,000
BRL	7,701,000	8	June 25, 2013	June 26, 2014		7,701,000
BRL	110,400,000	3M BRL CDI + 93.15%	June 28, 2013	June 17, 2015		110,400,000
BRL	110,300,000	3M BRL CDI + 93.17%	July 1, 2013	June 24, 2015		110,300,000
BRL	110,200,000	3M BRL CDI + 93.17%	July 1, 2013	June 24, 2015		110,200,000
BRL	110,250,000	3M BRL CDI + 92.00%	July 2, 2013	April 15, 2015		110,250,000
BRL	110,100,000	3M BRL CDI + 88.00%	July 2, 2013	April 15, 2015		110,100,000
BRL	109,500,000	3M BRL CDI + 92.30%	July 3, 2013	June 26, 2015		109,500,000
BRL	109,000,000	3M BRL CDI + 91.90%	July 3, 2013	June 26, 2015		109,000,000
BRL	110,700,000	3M BRL CDI + 93.15%	July 5, 2013	December 11, 2014		110,700,000
BRL	110,600,000	3M BRL CDI + 91.90%	July 5, 2013	December 11, 2014		110,600,000
BRL	108,900,000	3M BRL CDI + 90.90%	July 5, 2013	May 13, 2015		108,900,000
BRL	108,800,000	3M BRL CDI + 92.02%	July 5, 2013	May 13, 2015		108,800,000
BRL	110,400,000	3M BRL CDI + 89.45%	July 8, 2013	April 20, 2015		110,400,000
BRL	110,100,000	3M BRL CDI + 88.05%	July 8, 2013	April 20, 2015		110,100,000
BRL	453,000,000	3M BRL CDI + 92.30%	July 12, 2013	December 17, 2014		453,000,000
BRL	451,500,000	3M BRL CDI + 90.90%	July 15, 2013	December 22, 2014		451,500,000
BRL	116,250,000	10.49	November 18, 2013	December 18, 2014		116,250,000

		Subtotal in Original Currency			BRL	4,300,601,000

		Subtotal in Equivalent Amount of Won(6)			￦	1,921,293,496,750

EUR	750,000,000	4.625	February 20, 2007	February 20, 2017		750,000,000
EUR	117,000,000	3.875	July 12, 2012	July 12, 2032		117,000,000
EUR	30,000,000	3.6	July 19, 2012	July 19, 2027		30,000,000
EUR	750,000,000	2	April 30, 2013	April 30, 2020		750,000,000
EUR	250,000,000	2	May 15, 2013	April 30, 2020		250,000,000
EUR	38,000,000	3M Euribor + 0.3	May 30, 2013	June 30, 2014		38,000,000
EUR	30,000,000	3M Euribor + 0.35	June 26, 2013	June 27, 2014		30,000,000
EUR	20,000,000	3M Euribor + 0.35	June 26, 2013	June 27, 2014		20,000,000
EUR	20,000,000	3M Euribor + 0.35	June 26, 2013	June 27, 2014		20,000,000
EUR	20,000,000	3M Euribor + 0.35	June 26, 2013	June 27, 2014		20,000,000
EUR	20,000,000	3M Euribor + 0.3	July 5, 2013	July 6, 2014		20,000,000
EUR	100,000,000	3M Euribor + 0.35	July 18, 2013	July 21, 2014		100,000,000
EUR	50,000,000	3M Euribor + 0.36	July 19, 2013	July 21, 2014		50,000,000

		Subtotal in Original Currency			EUR	6,611,851,000

		Subtotal in Equivalent Amount of Won(7)			￦	3,196,490,700,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2013
MXN	1,000,000,000	8.61	October 11, 2007	October 11, 2017		1,000,000,000
MXN	800,000,000	8.61	April 29, 2008	October 11, 2017		800,000,000
MXN	300,000,000	8.61	May 6, 2008	October 11, 2017		300,000,000
MXN	470,000,000	6.46	February 28, 2012	February 27, 2017		470,000,000
MXN	374,000,000	6.35	March 28, 2012	March 28, 2017		374,000,000
MXN	87,300,000	3.99	August 29, 2013	September 13, 2016		87,300,000

		Subtotal in Original Currency			MXN	3,031,300,000

		Subtotal in Equivalent Amount of Won(8)			￦	244,777,475,000

THB	1,500,000,000	6.28	August 7, 2008	August 7, 2018		1,500,000,000
THB	3,000,000,000	3.95	June 28, 2010	June 28, 2020		3,000,000,000
THB	2,200,000,000	3.72	February 8, 2011	February 10, 2014		2,200,000,000
THB	6,500,000,000	4.16	November 25, 2011	November 25, 2014		6,500,000,000
THB	1,000,000,000	4.4	November 25, 2011	November 25, 2021		1,000,000,000
THB	2,000,000,000	3.7	August 27, 2012	August 27, 2015		2,000,000,000
THB	1,500,000,000	3.9	August 27, 2012	August 27, 2022		1,500,000,000
THB	3,200,000,000	3.43	March 11, 2013	March 11, 2016		3,200,000,000
THB	2,000,000,000	3.81	March 11, 2013	March 11, 2018		2,000,000,000
THB	2,800,000,000	4.34	March 11, 2013	March 11, 2023		2,800,000,000
THB	1,500,000,000	4.78	July 31, 2013	July 31, 2025		1,500,000,000
THB	500,000,000	4.78	July 31, 2013	July 31, 2025		500,000,000

		Subtotal in Original Currency			THB	27,700,000,000

		Subtotal in Equivalent Amount of Won(9)			￦	890,278,000,000

CHF	250,000,000	2.375	March 30, 2011	March 30, 2015		250,000,000
CHF	125,000,000	2.375	November 10, 2011	March 30, 2015		125,000,000
CHF	100,000,000	3M CHF Libor + 1.55	February 24, 2012	February 24, 2014		100,000,000
CHF	45,000,000	3M CHF Libor + 0.3	May 15, 2013	May 15, 2015		45,000,000
CHF	20,000,000	3M CHF Libor + 0.3	May 15, 2013	May 15, 2015		20,000,000
CHF	35,000,000	3M CHF Libor + 0.32	July 24, 2013	July 25, 2014		35,000,000
CHF	25,000,000	3M CHF Libor + 0.32	July 24, 2013	July 25, 2014		25,000,000
CHF	45,000,000	2.1	September 5, 2013	December 30, 2023		45,000,000
CHF	5,000,000	2.1	September 6, 2013	December 30, 2023		5,000,000

		Subtotal in Original Currency			CHF	650,000,000

		Subtotal in Equivalent Amount of Won(10)			￦	772,635,500,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2012
AUD	38,000,000	7.3	July 12, 2010	July 12, 2015	38,000,000
AUD	45,000,000	7.35	August 10, 2011	August 10, 2021	45,000,000
AUD	72,300,000	5.73	November 29, 2011	November 20, 2014	72,300,000
AUD	34,700,000	5.37	January 30, 2012	January 30, 2015	34,700,000
AUD	10,700,000	0.5	March 28, 2012	March 28, 2017	10,700,000
AUD	20,000,000	6.8	April 11, 2012	April 11, 2022	20,000,000
AUD	500,000,000	5	July 27, 2012	July 27, 2015	500,000,000
AUD	25,800,000	4.84	August 24, 2012	August 24, 2017	25,800,000
AUD	47,000,000	4.165	April 11, 2013	April 11, 2016	47,000,000
AUD	100,000,000	4.19	April 18, 2013	April 18, 2016	100,000,000
AUD	47,000,000	4.2	April 18, 2013	April 18, 2016	47,000,000
AUD	100,000,000	4.75	April 24, 2013	April 24, 2019	100,000,000
AUD	47,000,000	4.2	April 26, 2013	April 26, 2016	47,000,000
AUD	80,000,000	3M BBSW + 1.015	April 29, 2013	April 29, 2016	80,000,000
AUD	48,000,000	3M BBSW + 1.02	May 2, 2013	May 2, 2016	48,000,000
AUD	47,000,000	3M BBSW + 1.01	May 9, 2013	May 9, 2016	47,000,000
AUD	93,100,000	4.05	May 23, 2013	May 17, 2018	93,100,000
AUD	10,000,000	3M BBSW + 0.92	May 23, 2013	May 23, 2016	10,000,000
AUD	50,000,000	3M BBSW + 1.03	May 28, 2013	May 30, 2016	50,000,000
AUD	50,000,000	3M BBSW + 1.03	May 28, 2013	May 30, 2016	50,000,000
AUD	50,000,000	4.45	July 1, 2013	July 1, 2016	50,000,000
AUD	22,000,000	5.975	August 8, 2013	August 8, 2023	22,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2012
AUD	25,000,000	3M BBSW + 1.45	August 8, 2013	August 8, 2018		25,000,000
AUD	63,000,000	4.43	August 29, 2013	September 14, 2018		63,000,000
AUD	100,000,000	5.375	September 12, 2013	September 12, 2019		100,000,000
AUD	36,000,000	4.42	November 26, 2013	December 5, 2018		36,000,000
AUD	50,700,000	4	December 17, 2013	December 17, 2017		50,700,000

		Subtotal in Original Currency			AUD	1,812,300,000

		Subtotal in Equivalent Amount of Won(11)			￦	1,703,489,508,000

INR	2,656,000,000	6	February 26, 2013	February 27, 2014		2,656,000,000
INR	5,400,000,000	6	April 30, 2013	February 27, 2014		5,400,000,000
INR	2,202,000,000	6	June 4, 2013	June 4, 2016		2,202,000,000

		Subtotal in Original Currency			INR	10,258,000,000

		Subtotal in Equivalent Amount of Won(12)			￦	174,796,320,000

CNY	200,000,000	0.75	November 15, 2010	November 15, 2015		200,000,000
CNY	130,000,000	0.75	June 10, 2011	November 15, 2015		130,000,000
CNY	127,800,000	0.9	August 25, 2011	August 25, 2014		127,800,000
CNY	80,000,000	3.12	December 13, 2011	December 15, 2014		80,000,000
CNY	1,750,000,000	3.25	July 27, 2012	July 27, 2015		1,750,000,000
CNY	130,000,000	2.65	June 19, 2013	June 20, 2014		130,000,000
CNY	120,000,000	4.55	August 23, 2013	August 23, 2023		120,000,000
CNY	300,000,000	4.5	November 6, 2013	November 6, 2023		300,000,000
		Subtotal in Original Currency			CNY	2,837,800,000

		Subtotal in Equivalent Amount of Won(13)			￦	494,032,602,000

IDR	887,500,000,000	8.3	March 15, 2011	March 15, 2014		887,500,000,000
IDR	1,315,500,000,000	8.3	March 22, 2011	March 15, 2014		1,315,500,000,000
IDR	171,520,000,000	8.3	June 15, 2011	March 15, 2014		171,520,000,000
IDR	425,000,000,000	8.4	July 6, 2011	July 6, 2016		425,000,000,000
IDR	425,000,000,000	8.4	July 13, 2011	July 6, 2016		425,000,000,000
IDR	166,600,000,000	6	August 12, 2011	August 12, 2014		166,600,000,000
IDR	169,600,000,000	8.4	August 22, 2011	July 6, 2016		169,600,000,000
IDR	70,000,000,000	6.1	March 12, 2012	March 13, 2015		70,000,000,000
IDR	488,000,000,000	5	February 15, 2013	February 15, 2015		488,000,000,000
IDR	484,500,000,000	5	February 26, 2013	February 15, 2015		484,500,000,000
IDR	485,000,000,000	8.4	April 30, 2013	July 6, 2016		485,000,000,000
IDR	484,400,000,000	8.4	May 28, 2013	July 6, 2016		484,400,000,000
IDR	278,630,000,000	8.4	November 18, 2013	July 6, 2016		278,630,000,000
		Subtotal in Original Currency			IDR	5,851,250,000,000

		Subtotal in Equivalent Amount of Won(13)			￦	505,548,000,000

PEN	61,000,000	6.875	September 7, 2010	September 7, 2022		61,000,000
PEN	47,000,000	6.875	July 08, 2011	September 7, 2022		47,000,000
PEN	20,000,000	6.875	July 19, 2011	September 7, 2022		20,000,000
PEN	15,000,000	6.875	August 5, 2011	September 7, 2022		15,000,000
PEN	54,500,000	7.25	October 25, 2011	October 25, 2041		54,500,000
PEN	13,600,000	7.15	November 4, 2011	November 04, 2021		13,600,000
PEN	54,500,000	6.875	November 21, 2011	September 07, 2022		54,500,000

		Subtotal in Original Currency			PEN	265,600,000

		Subtotal in Equivalent Amount of Won(15)			￦	100,208,224,000

PHP	11,350,000,000	4.0	November 26, 2010	November 26, 2015		11,350,000,000

		Subtotal in Original Currency			PHP	11,350,000,000

		Subtotal in Equivalent Amount of Won(16)			￦	269,676,000,000

TRY	140,000,000	0.5	October 20, 2011	October 23, 2017		140,000,000
TRY	40,000,000	0.5	December 21, 2011	December 22, 2017		40,000,000
TRY	80,000,000	0.5	January 25, 2012	January 25, 2017		80,000,000
TRY	26,320,000	0.5	March 16, 2012	March 19, 2015		26,320,000
TRY	53,000,000	8.2	May 29, 2012	May 31, 2016		53,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2012
TRY	55,000,000	6.52	August 28 , 2012	August 28, 2015		55,000,000
TRY	71,000,000	7.3	August 29 , 2012	August 27, 2015		71,000,000
TRY	96,400,000	8	December 17, 2013	December 19, 2016		96,400,000

		Subtotal in Original Currency			TRY	561,720,000

		Subtotal in Equivalent Amount of Won(17)			￦	279,208,543,200

TWD	600,000,000	0.7	July 1, 2011	July 1, 2016		600,000,000

		Subtotal in Original Currency			TWD	600,000,000

		Subtotal in Equivalent Amount of Won(18)			￦	21,156,000,000

NZD	212,300,000	4.93	November 29, 2011	November 20, 2014		212,300,000
	25,000,000	3M BKBM + 1.08	August 16, 2013	August 16, 2016		25,000,000
	20,500,000	5.18	November 26, 2013	December 5, 2018		20,500,000

		Subtotal in Original Currency			NZD	257,800,000

		Subtotal in Equivalent Amount of Won(19)			￦	223,208,396,000

SAR	750,000,000	3M Sibor + 1.70	December 6, 2011	December 6, 2016		750,000,000

		Subtotal in Original Currency			SAR	750,000,000

		Subtotal in Equivalent Amount of Won(20)			￦	211,035,000,000

ZAR	376,100,000	7.02	January 30, 2012	January 30 ,2015		376,100,000
ZAR	43,500,000	8.04	May 30, 2012	May 30, 2017		43,500,000
ZAR	981,000,000	5.19	May 23, 2013	May 17, 2016		981,000,000

		Subtotal in Original Currency			ZAR	1,400,600,000

		Subtotal in Equivalent Amount of Won(21)			￦	141,824,756,000

RUB	660,000,000	7.63	May 30, 2012	May 30, 2017		660,000,000
RUB	600,000,000	7.55	August 29, 2012	August 27, 2015		600,000,000

		Subtotal in Original Currency			RUB	1,260,000,000

		Subtotal in Equivalent Amount of Won(22)			￦	40,509,000,000

DKK	120,000,000	3M Sibor + 1.70	July 13, 2012	January 14, 2014		120,000,000

		Subtotal in Original Currency			DKK	120,000,000

		Subtotal in Equivalent Amount of Won(23)			￦	23,426,400,000

NOK	500,000,000		May 22, 2013	May 23 , 2018		500,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26 , 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26 , 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26 , 2025		250,000,000
NOK	300,000,000	4.5075	September 9, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 10, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 11, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 12, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.5075	September 13, 2013	September 11, 2023		300,000,000

		Subtotal in Original Currency			NOK	2,750,000,000

		Subtotal in Equivalent Amount of Won(24)			￦	477,235,000,000

SEK	1,975,000,000	1.45	November 19, 2012	May 19, 2014		1,975,000,000

		Subtotal in Original Currency			SEK	1,950,000,000

		Subtotal in Equivalent Amount of Won(25)			￦	324,670,250,000

CZK	700,000,000	3M Pribor + 0.5%	June 17, 2013	June 17, 2018		700,000,000

		Subtotal in Original Currency			CZK	700,000,000

		Subtotal in Equivalent Amount of Won(26)			￦	37,212,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2012
GBP	300,000,000	3M GBP Libor + 0.7	March 22,2013	March 22,2016		300,000,000

		Subtotal in Original Currency			GBP	300,000,000

		Subtotal in Equivalent Amount of Won(27)			￦	522,198,000,000

	Total External Bonds of the Bank in Equivalent Amount of Won				￦	34,714,277,976,950

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,055.30, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(2)	Singapore dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 832.75, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Japanese yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 1,004.66, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(4)	Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 136.09, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(5)	Malaysia ringgit amounts are converted to Won amounts at the rate of MYR 1.00 to Won 320.32, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(6)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 446.75, the prevailing market rate on December 31, 2013.
(7)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,456.26, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(8)	Mexican pesos amounts are converted to Won amounts at the rate of MXN 1.00 to Won 80.75, the prevailing market rate on December 31, 2013.
(9)	Thai baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 32.14, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(10)	Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,188.67, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(11)	Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 939.96, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(12)	Indian rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 17.04, the prevailing market rate on December 31, 2013.
(13)	Chinese yuan amounts are converted to Won amounts at the rate of CNY 1.00 to Won 174.09, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(14)	Indonesian rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 8.64, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(15)	Peru nuevo sol amounts are converted to Won amounts at the rate of PEN 1.00 to Won 377.30, the prevailing market rate on December 31, 2013.
(16)	Philippine pesos amounts are converted to Won amounts at the rate of PHP 1.00 to Won 23.77, the prevailing market rate on December 31, 2013.
(17)	Turkish lira amounts are converted to Won amounts at the rate of TRY 1.00 to Won 497.07, the prevailing market rate on December 31, 2013.
(18)	Taiwan dollar amounts are converted to Won amounts at the rate of TWD 1.00 to Won 35.26, the prevailing market rate on December 31, 2013.
(19)	New Zealand dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 865.82, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(20)	Saudi riyal amounts are converted to Won amounts at the rate of SAR 1.00 to Won 281.38, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(21)	South African rand amounts are converted to Won amounts at the rate of ZAR 1.00 to Won 101.27, the prevailing market rate on December 31, 2013.
(22)	Russian ruble amounts are converted to Won amounts at the rate of RUB 1.00 to Won 32.15, the prevailing market rate on December 31, 2013.
(23)	Danish krone amounts are converted to Won amounts at the rate of DKK 1.00 to Won 195.22, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(24)	Norwegian krone amounts are converted to Won amounts at the rate of SEK 1.00 to Won 164.39, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(25)	Swedish krona amounts are converted to Won amounts at the rate of SEK 1.00 to Won 164.39, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(26)	Czech koruna amounts are converted to Won amounts at the rate of CZK 1.00 to Won 164.39, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.
(27)	British pound amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,740.66, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Bank

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2013(1)
		(%)			(millions of Won)
Mizuho Corporate Bank, LTD., Seoul	Borrowing from Mizuho	3M Libor + 0.85	2011	2014		263,825
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BMTU	3M Libor + 0.7	2011	2014		316,590
Mizuho Corporate Bank, LTD	Borrowing from Mizuho	3M Libor + 1.0	2011	2014		105,530
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BMTU	3M YEN Libor + 0.9	2012	2015		35,113
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BMTU	3M YEN Libor + 0.8	2012	2014		7,485
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BMTU	3M Libor + 1.0	2012	2015		221,085
HSBC, Seoul	Borrowing from HSBC	3M Libor + 0.9	2012	2014		105,530
Sumitomo Trust and Banking Corp	Off-shore long- term borrowings	3M Libor + 0.7	2011	2014		31,659
Bank of America, Seoul	Borrowings from BoA-ML		2013	2016		211,060
HSBC, Seoul	Borrowings from HSBC		2013	2015		158,295
Sumitomo Mitsui Trust Bank, Hong Kong	Borrowings from SMTB		2013	2016		105,530
Syndicated Lenders	Borrowings from syndicated Lenders		2013	2016		263,825
Mizuho Corporate Bank, LTD	Borrowing from Mizuho		2013	2018		527,650
HSBC, Seoul	Borrowings from HSBC		2013	2016		52,765

Long-term Borrowings					￦	2,405,942

Foreign Currency CP		0.2 ~ 0.81	2013	2014	￦	2,830,263
Short-term borrowings and Others(2)					￦	186,584
Other Borrowings(3)					￦	18,267

Repurchase Agreement					￦	47,489

Total External Borrowings of the Bank					￦	5,488,545

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2013 as announced by Seoul Money Brokerage Services, Ltd.
(2)	Amount after amortizing present value discount
(3)	Includes derivative transactions

B. Internal Debt of the Bank

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2013
	(%)			(millions of Won)
Bonds
Short-term Industrial Finance Bonds	2.56~2.82	2013	2014	4,250,000
Long-term Industrial Finance Bonds	2.69~5.21	2009~2013	2014~2028	3,880,000

Total Bonds	2.56~5.21	2009~2013	2014~2028	8,130,000

Total Internal Debt				￦ 8,130,000

Financial Statements and the Auditors

The Minister of Strategy and Finance appoints our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The Auditor was Sun-Young Bae whose term expired in April 2014. The head of our internal auditing department, Mr. Seok-Man Yoon, is currently overseeing the auditing work as our acting Auditor. Our new Auditor is expected to be appointed by the Government in August 2014.

We prepare our financial statements annually for submission to the Minister of Strategy and Finance, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external auditors, an independent public accounting firm has audited our non-consolidated financial statements commencing with such non-consolidated financial statements as of and for the year ended December 31, 1983 and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our independent auditor is Deloitte Anjin LLC, located at 9th Floor, One IFC Bldg., 23 Youido-dong, Youngdeungpo-gu, Seoul, Korea which has audited our separate financial statements as of and for the years ended December 31, 2012 and 2013 included in this prospectus.

Our separate financial statements appearing in this prospectus were prepared in conformity with the KEXIM Act and the related accounting principles, summarized in “Notes to Separate Financial Statements of December 31, 2013 and 2012—Note 2”. These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

We recognize interest income on loans and debt securities on an accrual basis. However, interest income on delinquent and dishonored loans and debt securities, other than those guaranteed by financial institutions, is recognized on a cash basis. Interest expense is recorded on an accrual basis.

We classify securities that are actively and frequently bought and sold as trading securities. We classify debt securities with fixed or determinable payments and fixed maturities, and which we intend to hold to maturity, as held-to-maturity securities. We classify investments that are categorized as neither trading securities nor held-to-maturity securities as available-for-sale securities. We record our trading and available-for-sale securities at fair value. However, investments in available-for-sale securities that do not have readily determinable fair values are recognized at cost. We record held-to-maturity securities at amortized cost. We recognize impairment losses on securities in current operations when the recoverable amounts are less than the acquisition cost of equity securities or amortized cost of debt securities.

We record debenture issuance costs as discounts on debentures and amortize them over the maturity period of the debentures using the effective interest method.

We record our investments in associates and subsidiaries in which we exercise significant control or influence by using the cost method.

We record the value of our premises and equipment on our statements of financial position on the basis of a revaluation conducted as of July 1, 1998. The Minister of Strategy and Finance approved the revaluation in accordance with applicable Korean law. We value additions to premises and equipment since such date at cost.

Independent Auditors’ Report

English Translation of a Report Originally Issued in Korean

To the Shareholders and the Board of Directors of

The Export-Import Bank of Korea:

We have audited the accompanying separate financial statements of the Export-Import Bank of Korea (the “Bank”). The financial statements consist of the separate statements of financial position as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to Korean International Financial Standards, “K-IFRS”), respectively, and the related separate statements of comprehensive income, separate statements of changes in shareholders’ equity and separate statements of cash flows, all expressed in Korean won, for the years then ended December 31, 2013 and 2012, respectively. The Bank’s management is responsible for the preparation and fair presentation of the separate financial statements and our responsibility is to express an opinion on these separate financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the separate financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the separate financial statements referred to above present fairly, in all material respects, the financial position of the Bank as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS), respectively, and the results of its operations and its cash flows for the years then ended December 31, 2013 and 2012, respectively, in conformity with Korean International Financial Reporting Standards (“K-IFRS”).

Accounting principles and auditing standards and their application in practice vary among countries. The accompanying separate financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries.

/s/ Deloitte Anjin LLC

March 19, 2014

Notice to Readers

This report is effective as of March 19, 2014, the independent auditors’ report date. Certain subsequent events or circumstances may have occurred between this independent auditors’ report date and the time the independent auditors’ report is read. Such events or circumstances could significantly affect the separate financial statements and may result in modifications to the independent auditors’ report.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012

AND JANUARY 1, 2012 (the date of transition to K-IFRS)

	Korean won
	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
	(In millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	￦	2,214,755	￦	1,917,583	￦	2,334,643
Financial assets at fair value through profit or loss (Notes 4, 5, 8 and 20)		855,248		261,525		578,328
Hedging derivative assets (Notes 4, 5 and 20)		378,324		873,273		994,233
Loans (Notes 4, 5, 10 and 38)		51,169,874		45,685,886		46,351,208
Financial investments (Notes 4, 5 and 9)		4,073,979		3,864,932		3,700,301
Investments in associates and subsidiaries (Note 11)		629,160		629,150		248,630
Tangible assets, net (Note 12)		236,519		228,079		218,284
Intangible assets, net (Note 13)		17,428		15,271		12,189
Deferred tax assets (Note 35)		511,601		393,704		350,912
Other assets (Notes 4, 5, 14 and 38)		846,350		692,612		665,967

	￦	60,933,238	￦	54,562,015	￦	55,454,695

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at fair value through profit or loss (Notes 4, 5 and 20)	￦	212,888	￦	258,531	￦	186,934
Hedging derivative liabilities (Notes 4, 5 and 20)		1,799,713		918,128		805,618
Borrowings (Notes 4, 5 and 15)		5,488,545		2,755,991		5,351,040
Debentures (Notes 4, 5 and 16)		42,709,823		40,172,531		39,374,177
Provisions (Note 17)		245,355		224,634		487,488
Retirement benefit obligation, net (Note 18)		27,868		32,743		53,793
Current tax liabilities		99,139		77,231		81,919
Other liabilities (Notes 4, 5, 19 and 38)		1,099,767		1,034,488		1,041,259

	￦	51,683,098	￦	45,474,277	￦	47,382,228

SHAREHOLDERS’ EQUITY:
Capital stock (Note 21)	￦	7,238,055	￦	7,138,055	￦	6,258,755
Other reserves (Notes 20 and 22)		57,757		20,800		221,336
Retained earnings (Note 23) (Regulatory reserve for bad loans as of December 31, 2013: ￦514,785 million) (Note 24)		1,954,328		1,928,883		1,592,376

		9,250,140		9,087,738		8,072,467
	￦	60,933,238	￦	54,562,015	￦	55,454,695

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Korean won
	Year ended December 31, 2013		Year ended December 31, 2012
	(In millions)
OPERATING INCOME:
Net interest income (Notes 25 and 38):
Interest income	￦	1,698,284	￦	1,794,273
Interest expenses		(1,335,696)		(1,475,724)

		362,588		318,549

Net commission income (Notes 26 and 38):
Commission income		342,622		293,187
Commission expenses		(3,086)		(4,710)

		339,536		288,477

Dividend income (Note 27)		13,977		18,459
Gain(loss) on financial assets at fair value through profit or loss (Note 28)		169,565		(69,406)
Gain (loss) on hedging derivative assets (Notes 20 and 29)		(1,859,253)		(64,693)
Gain (loss) on financial investments (Note 30)		(389)		383,344
Gain (loss) on foreign exchange transaction		1,189,110		244,855
Other net operating income (expenses) (Note 31)		659,072		(98,858)
Impairment loss on credit (Note 32)		(622,596)		(378,627)
General and administrative expenses (Note 33)		(179,920)		(163,750)
Total operating income		71,690		478,350

NON OPERATING INCOME (EXPENSES) (Note 34):
Gain on investments in associates and subsidiaries		8,018		1,823
Net other non-operating expenses		(6,395)		(6,967)

		1,623		(5,144)

INCOME BEFORE INCOME TAX		73,313		473,206
INCOME TAX EXPENSES (Note 35)		(13,582)		(103,081)

NET INCOME		59,731		370,125

(Adjusted income after reserve for bad loans for year ended December 31, 2013: (-)￦31,227 million) (Note 24)
OTHER COMPREHENSIVE INCOME(LOSS) FOR THE PERIOD (Note 22)
Items not reclassified subsequently to profit or loss:		6,458		(1,631)

Remeasurements of net defined benefit liability		8,520		(2,152)
Income tax effect		(2,062)		521
Items reclassified subsequently to profit or loss:		30,499		(198,905)

Valuation on Available-For-Sale (“AFS”) securities		37,620		(258,172)
Cash flow hedging gains or losses		2,616		(4,235)
Income tax effect		(9,737)		63,502

TOTAL COMPREHENSIVE INCOME	￦	96,688	￦	169,589

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

			Other reserves
	Capital stock		Valuation on AFS securities		Cash flow hedging gains or losses		Remeasurement of net defined benefit liability		Retained earnings Total		Total
	(Korean won in millions)
January 1, 2012	￦	6,258,755	￦	221,336	￦	—	￦	—	￦	1,592,376	￦	8,072,467
Dividends		—		—		—		—		(33,618)		(33,618)
Increase in capital stock		879,300		—		—		—		—		879,300
Net income		—		—		—		—		370,125		370,125
Loss on valuation of AFS securities		—		(195,695)		—		—		—		(195,695)
Loss on valuation of cash flow hedge		—		—		(3,210)		—		—		(3,210)
Remeasurements of net defined benefit liability								(1,631)				(1,631)

December 31, 2012	￦	7,138,055	￦	25,641	￦	(3,210)	￦	(1,631)	￦	1,928,883	￦	9,087,738

January 1, 2013	￦	7,138,055	￦	25,641	￦	(3,210)	￦	(1,631)	￦	1,928,883	￦	9,087,738
Dividends		—		—		—		—		(34,286)		(34,286)
Increase in capital stock		100,000		—		—		—		—		100,000
Net income		—		—		—		—		59,731		59,731
Gain on valuation of AFS securities		—		28,516		—		—		—		28,516
Gain on valuation of cash flow hedge		—		—		1,983		—		—		1,983
Remeasurements of net defined benefit liability		—		—		—		6,458		—		6,458

December 31, 2013	￦	7,238,055	￦	54,157	￦	(1,227)	￦	4,827	￦	1,954,328	￦	9,250,140

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Korean won
	Year ended December 31, 2013		Year ended December 31, 2012
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	￦	59,731	￦	370,125

Adjustments to reconcile net income to net cash used in operating activities:
Income tax expense		13,582		103,081
Interest income		(1,698,284)		(1,794,273)
Interest expenses		1,335,696		1,475,724
Dividend income		(13,977)		(18,459)
Loss on trading securities		118		—
Loss on AFS securities		22,397		17,197
Loss on debenture redemption		13		302
Loss on foreign exchange transactions		797,244		847,772
Impairment loss on credit		622,596		378,627
Loss on fair value hedged items		118,706		341,586
Depreciation and amortization		5,158		4,423
Loss on disposals of tangible, intangible and other assets		8		5
Impairment loss on tangible, intangible and other assets		786		31
Loss on valuation of derivative assets		1,944,354		697,619
Retirement benefits		10,325		9,933
Gain on trading securities		(7,065)		(14,359)
Gain on AFS securities		(22,008)		(400,540)
Net increase in reversal of derivatives’ credit risk provision		(3,797)		(11,380)
Gain on foreign exchange transactions		(2,100,814)		(1,092,627)
Gain on fair value hedged items		(776,597)		(233,524)
Gain on valuation of derivative assets		(283,310)		(526,937)
Gain on disposals of tangible assets, intangible assets and other assets		(73)		(773)
Changes in assets and liabilities resulting from operations:
Net decrease (increase) in due from financial institutions		286,404		(642,113)
Net decrease (increase) in financial assets at fair value through profit or loss		(642,890)		72,004
Net decrease (increase) in hedging derivative assets		204,070		(30)
Net decrease (increase) in loans		(6,837,028)		(1,050,245)
Net decrease (increase) in other assets		(129,749)		199,270
Net increase (decrease) in provisions		(5,144)		47,679
Payment of retirement benefits		(1,536)		(5,278)
Net decrease in other liabilities		(65,397)		(80,579)
Net increase (decrease) in financial liabilities at fair value through profit or loss		23,114		(1,727)
Net increase (decrease) in hedging derivative liabilities		(498,713)		231,281
Payment of income tax		(121,369)		(86,537)
Interest income received		1,662,753		1,718,552
Interest expense paid		(1,335,698)		(1,188,773)
Dividend income received		13,977		18,459

Net cash used in operating activities		(7,422,417)		(614,484)

(Continued)

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Korean won
	Year ended December 31, 2013		Year ended December 31, 2012
	(In millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposals of AFS securities and held-to-maturity securities	￦	115,197	￦	460,569
Disposals of tangible assets		97		1,079
Disposals of intangible assets		204		—
Acquisitions of AFS securities and held-to-maturity securities		(221,551)		—
Net increase in investments in associates		(10)		—
Acquisitions of tangible assets		(11,891)		(12,933)
Acquisitions of intangible assets		(4,885)		(4,710)

Net cash (used in) provided by investing activities		(122,839)		444,005

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in call money		2,368		—
Increase in borrowings		8,964,764		394,354
Increase in debentures		19,124,877		15,219,557
Increase in capital stock		100,000		—
Decrease in call money		—		(68,834)
Decrease in borrowings		(6,061,396)		(2,817,567)
Decrease in debentures		(14,003,712)		(13,617,923)
Payment of dividends		(34,286)		(33,617)

Net cash provided by (used in) financing activities		8,092,615		(924,030)

NET INCREASE (DECREASE) IN DUE FROM FINANCIAL INSTITUTIONS		547,359		(1,094,509)
DUE FROM FINANCIAL INSTITUTIONS, BEGINNING OF THE YEAR		848,451		1,907,625
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON THE BALANCE OF DUE FROM FINANCIAL INSTITUTIONS IN FOREIGN CURRENCIES		36,217		35,335

DUE FROM FINANCIAL INSTITUTIONS, END OF THE YEAR (Note 7)	￦	1,432,027	￦	848,451

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

1. GENERAL

(1) Summary of the Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank”) was established in 1976 as a special financial institution under the Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of December 31, 2013, the Bank operates 10 domestic branches, 4 overseas subsidiaries, and 15 overseas offices.

The Bank’s authorized capital is ￦8,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ￦7,238,055 million as of December 31, 2013. The Government of the Republic of Korea (the “Government”), the Bank of Korea (“BOK”), and the Korea Finance Corporation hold 67.97%, 16.09% and 15.94%, respectively, of the ownership of the Bank as of December 31, 2013.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund since June 1987 and the Inter-Korean Cooperation Fund since March 1991. The funds are accounted for separately and are not included in the Bank’s separate financial statements. The Bank receives fees from the Government for the trustee services.

(2) Summary of subsidiaries and associates

1) Subsidiaries of the Bank as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows:

(Dec 31, 2013)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Banking	20,000,000	100.00	Dec 31, 2013
KEXIM Vietnam Leasing Co (*)	Vietnam	USD 13 mil.	Banking	—	100.00	Dec 31, 2013
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Banking	442	85.00	Dec 31, 2013
KEXIM Asia Limited	Hong Kong	USD 20 mil.	Banking	30,000,000	100.00	Dec 31, 2013

(*)	This entity does not issue share certificates.

(Dec 31, 2012)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Banking	20,000,000	100.00	Dec 31, 2012
KEXIM Vietnam Leasing Co (*)	Vietnam	USD 13 mil.	Banking	—	100.00	Dec 31, 2012
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Banking	442	85.00	Dec 31, 2012
KEXIM Asia Limited	Hong Kong	USD 20 mil.	Banking	30,000,000	100.00	Dec 31, 2012

(*) This entity does not issue share certificates.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Jan 1, 2012)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil.	Banking	20,000,000	100.00	Jan 1, 2012
KEXIM Vietnam Leasing Co (*)	Vietnam	USD 13 mil.	Banking	—	100.00	Jan 1, 2012
PT.KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil.	Banking	442	85.00	Jan 1, 2012
KEXIM Asia Limited	Hong Kong	USD 20 mil.	Banking	30,000,000	100.00	Jan 1, 2012

(*)	This entity does not issue share certificates.

2) Associates of the Bank as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows:

(Dec 31, 2013)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner ship (%)	Financial statements as of
Korea Asset Management Corp	Korea	KRW 860,000 mil.	Financial service	44,482,396	25.86	Dec 31, 2013
Credit Guarantee and Investment Fund	Philippines	USD700 mil.	Financial service	100,000,000	14.28	Sep 30, 2013
SUNGDONG Shipbuilding & Marine Engineering	Korea	KRW 256,542 mil.	Shipbuilding	9,410,000	33.99	Sep 30, 2013

(Dec 31, 2012)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner ship (%)	Financial statements as of
Korea Asset Management Corp	Korea	KRW 860,000 mil	Financial service	44,482,396	25.86	Dec 31, 2012
Credit Guarantee and Investment Fund	Philippines	USD700 mil	Financial service	100,000,000	14.28	Sep 30, 2012

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Jan 1, 2012)

Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner ship (%)	Financial statements as of
Credit Guarantee and Investment Fund	Philippines	USD700 mil	Financial service	100,000,000	14.28	Sep 30, 2011

2. FINANCIAL STATEMENT PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES

The Bank’s financial statements are prepared under International Financial Reporting Standards as adopted by Republic of Korea (“K-IFRS”). Significant accounting policies are as follows.

(1) Basis of Financial Statement Presentation

The Bank has adopted K-IFRS from the fiscal year beginning on January 1, 2013 and the accompanying separate financial statements are prepared on K-IFRS. In accordance with K-IFRS 1101 ‘First-time adoption of International Financial Reporting Standard’, the transition date to K-IFRS is January 1, 2012. An explanation of how the transition to K-IFRS has affected the financial position as of January 1, 2012 (date of transition) and December 31, 2012, and the comprehensive income for the year ended December 31, 2012 of the Bank is provided in Note 39 ‘Transition Effects of K-IFRS.’

The Bank maintains its official accounting records in Korean won and prepares separate financial statements in conformity with K-IFRS, in the Korean language (Hangul). Accordingly, these separate financial statements are intended for use by those who are informed about K-IFRS and Korean practices. The accompanying separate financial statements have been condensed and restructured into English with certain expanded descriptions from the Korean language financial statements.

The Bank’s separate financial statements for the years ended December 31, 2013, the period presented in the first K-IFRS financial statements, and December 31, 2012 and January 1, 2012 are prepared in accordance with K-IFRS

There may be newly or amended K-IFRS and interpretations that are effective subsequent to the current period-end during 2013 or during 2014 with early-adoption permitted during 2013. Currently, enactments and amendments of the K-IFRS are in progress, and the financial information presented in the separate financial statements may change accordingly, in the future.

The Bank’s financial statements are separate financial statements prepared in accordance with the requirements of K-IFRS 1027 Separate Financial Statements, in which a parent, or an investor with joint control of, or significant influence over, an investee accounts for the investments on the basis of the direct equity interest rather than on the basis of the underlying results and net assets of the investees.

Major accounting policies used for the preparation of the separate financial statements are stated below. These accounting policies have been applied consistently to the separate financial statements for the current period and accompanying comparative period.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

The accompanying separate financial statement has been prepared on the historical cost basis except for certain non-current assets and certain financial assets. In the preparation of separate financial statements under K-IFRS requires the application of certain accounting estimates and the Bank prepared its financial statements by using judgments from its management for critical accounting estimates.

The preparation of separate financial statements under K-IFRS allows certain critical accounting estimates and assumptions. The managements’ estimates are required for application of accounting policies. Items requiring more complicate and high-level judgment or significant assumption and estimates are explained in Notes.

1) The following new standards and interpretations of the Bank have been applied in the current year and have affected the amounts reported in these financial statements.

Amendment to K-IFRS 1001, Presentation of Financial Statements: Presentation of Items of Other Comprehensive Income (Revised)

The amendments to K-IFRS 1001 require an entity to present items in the other comprehensive income section to be grouped into those that will not be reclassified subsequently to profit or loss, and will be reclassified subsequently to profit or loss when specific conditions are met. These amendments have an effect only on presentation of separate financial statements and do not have an effect on the Bank’s financial position or operating results. The comparative separate financial statements are stated applying these amendments since the transition date.

Amendment to K-IFRS 1019, Employee Benefits (Revised)

The amendments to K-IFRS 1019 require the recognition of actuarial gains and losses in other comprehensive income and, hence, eliminate the ‘corridor approach’ and ‘immediate recognition in profit and loss approach’ permitted under the previous version. Expected return on plan asses is measured using the discount rate used in measuring defined benefit obligations instead of using an independent expected return and presented in net interest on the net defined benefit liability. Meanwhile, the Bank shall recognize past service cost as an expense at the earlier date between when the plan amendment or curtailment occurs and when the entity recognizes related restructuring costs or termination benefits. The Bank applied these changes in accounting policy since the transition date.

K-IFRS 1107, Financial Instruments: Disclosures—Offsetting Financial Assets and Financial Liabilities (Revised)

The amendments to K-IFRS 1107 increase the disclosure requirements to include information about offsetting financial assets and financial liabilities. The revised accounting standards require disclosure of information on conditional rights of setoff that are enforceable and exercisable only in the events mentioned in agreements regardless of meeting some or all of the offsetting criteria in K-IFRS 1032. The Bank disclosed the information comparatively (see Note 5-3).

K-IFRS 1113, Fair Value Measurements (Issued)

K-IFRS 1113 establishes a single source of guidance for fair value measurements and disclosures about fair value measurements. The standard defines fair value, establishes a framework for measuring fair value and

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

requires disclosures about fair value measurements. The standard defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., an exit price). When measuring fair value, an entity uses the assumptions that market participants would use when pricing the asset or liability. The standard explains that a fair value measurement requires an entity to determine the particular asset or liability being measured, the market in which an orderly transaction would take place for the asset and liability and the appropriate valuation techniques to use when measuring fair value. Also, the standard requires wider disclosures about fair value measurements. The enactments referred above do not have any significant effect on the Bank’s separate financial statements and disclosures.

2) The Bank has not applied or adopted earlier the following new and revised K-IFRS that have been issued but are not yet effective:

Amendment to K-IFRS 1032, Financial Instruments: Presentation (Revised)

The amendments to K-IFRS 1032 clarify existing application issue relating to the offset of financial assets and financial liabilities requirements. An entity’s right of setoff must not be contingent upon any future events, but enforceable anytime during the contract period in all of the circumstances, in the event of default, insolvency or bankruptcy of the entity or the counterparties as well as in the ordinary course of business. The amendments to K-IFRS 1032 are effective for annual periods beginning on or after January 1, 2014.

Amendment to K-IFRS 1039 Financial Instruments: Recognition and Measurement (Revised)

The amendment to K-IFRS 1039 allows the continuation of hedge accounting when a derivative is novated to a clearing counterparty or entity acting in a similar capacity and certain conditions are met. The amendment to K-IFRS 1039 is effective for annual periods beginning on or after January 1, 2014.

K-IFRS 2121 Levies (Issued)

K-IFRS 2121 defines a levy as a payment to a government for which an entity receives no specific goods or services. The interpretation requires that a liability is recognized when the obligating event occurs. The obligating event is the activity that triggers payment of the levy and is typically specified in the legislation that imposes the levy. The interpretation is effective for annual periods beginning on or after January 1, 2014

The list above does not include some other amendments such as the Amendments to K-IFRS 1036 relating to recoverable amount disclosures for non-financial assets that are effective from January 1, 2014 with earlier application permitted.

The Bank does not anticipate that the application of these new and revised K-IFRSs that have been issued but are not yet effective will have any impact on the Bank’s separate financial statements and disclosures.

(2) Functional Currency

Items included in the financial statements of each entity in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency).

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(3) Significant Estimates and Judgments

The preparation of separate financial statements requires the application of accounting policies, especially certain critical accounting estimates and assumptions that may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate of outcome may differ from an actual outcome if the management’s estimate and assumption based on its best judgment at the reporting date are different from an actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both.

1) Significant Estimates and Assumptions

Uncertainty in estimates and assumptions with significant risk that will result in material adjustment are as follows:

 Fair value of financial instruments

The fair value of financial instruments where no active market exists or where quoted prices are not otherwise available are determined by using valuation techniques. Financial instruments, which are not actively traded in the market and with less transparent market price, will have less objective fair value and require broad judgment in liquidity, concentration, uncertainty in market factors and assumption in price determination and other risks.

As described in the significant accounting policies in Note 3(3), ‘Recognition and Measurement of Financial Instruments’, diverse valuation techniques are used to determine the fair value of financial instruments, from general market accepted valuation model to internally developed valuation model that incorporates various types of assumptions and variables.

‚ Provision of credit losses (allowances for loan losses, provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments)

The Bank determines and recognizes allowances for loan losses through impairment testing and recognizes provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments. The accuracy of provisions of credit losses is determined by the methodology and assumptions used for estimating expected cash flows of the borrower for allowances on individual loans and collectively assessing allowances for groups of loans, guarantees and unused loan commitments.

ƒ Defined benefit obligation

The present value of defined benefit obligations is measured by the independent actuaries using projected unit credit method. It is determined by actuarial assumptions and variables such as future increases in salaries, rate of retirement, discount rate and others.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2) Critical judgments in applying the accounting policies

Critical judgments in applying the accounting policies that have significant impact on the amount recognized in the separate financial statements are as follows:

Impairment of AFS equity investments

As described in the significant accounting policies in Note 3(8), ‘Impairment of Financial Assets’, when there is significant or prolonged decline in the fair value of an investment in an equity instrument below its original cost, there is objective evidence that AFS equity investments are impaired. Accordingly, the Bank considers the decline in the fair value of over 30% against the original cost as “significant decline” and a six-month continuous decline in the market price for marketable equity instrument as “prolonged decline”.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1) General

The significant accounting policies applied in the preparation of these separate financial statements after transition to K-IFRS are set out below. These policies are consistently applied to previous periods presented, unless otherwise stated.

(2) Foreign Currency

1) Foreign currency transactions

In preparing the separate financial statements of the Bank, transactions in currencies other than the Bank’s functional currency (foreign currencies) are recorded by applying the rates of exchange at the dates of the transactions.

At the end of each reporting period foreign currency monetary items are translated using the closing rate which is the spot exchange rate at the end of the reporting period. Non-monetary items that are measured at fair value in a foreign currency are translated using the spot exchange rates at the date when the fair value was determined and non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction. Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition during the period or in previous financial statements are recognized in profit or loss in the period in which they arise. When gains or losses on a non-monetary item are recognized in other comprehensive income, any exchange component of those gains or losses are recognized in other comprehensive income. Conversely, when gains or losses on a non-monetary item are recognized in profit or loss, any exchange component of those gains or losses are recognized in profit or loss.

2) Foreign operations

The results and financial position of all foreign operations, whose functional currency differs from the Bank’s presentation currency, are translated into the Bank’s presentation currency using the following procedures;

Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position. Income and expenses for statement of comprehensive income presented are translated at average exchange rates for the period.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Any fair value adjustments to the carrying amounts of assets and liabilities arising from the acquisition of that foreign operation are treated as assets and liabilities of the foreign operation. Thus they are expressed in the functional currency of the foreign operation and are translated into the presentation currency at the closing rate.

On the disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation, recognized in other comprehensive income and accumulated in the separate component of equity, are reclassified from equity to profit or loss (as a reclassification adjustment) when the gains or losses on disposal are recognized. On the partial disposal of a subsidiary that includes a foreign operation, the Bank re-attributes the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income to the non-controlling interests in that foreign operation. In any other partial disposal of a foreign operation, the Bank reclassifies to profit or loss only the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income.

(3) Recognition and Measurement of Financial Instruments

1) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets (a purchase or sale of a financial asset under a contract whose terms require delivery of the asset within the time frame established generally by market regulation or practice) is recognized using trade date accounting.

The Bank classifies the financial assets as financial assets at fair value through profit or loss, held-to-maturity investments, AFS financial assets, loans, receivables and financial liabilities as financial liabilities at fair value through profit or loss and other financial liabilities as the nature and holding purpose of financial instrument at initial recognition in the purpose of financial reporting.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability. The fair value of a financial instrument on initial recognition is normally the transaction price (that is, the fair value of the consideration given or received).

2) Subsequent measurement

After initial recognition, financial instruments are measured at one of the following based on classification at initial recognition.

 Amortized cost

The amortized cost of a financial asset or financial liability is the amount at which the financial asset or financial liability is measured at initial recognition and adjusted to reflect minus the principal repayments, plus or minus the cumulative amortization using the effective interest method (as defined below) and minus any reduction (directly or through the use of an allowances account) for impairment or bad debt expenses.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

‚ Fair value

The fair values, which the Bank primarily uses for measurement of financial instruments, are the published price quotations in an active market which are based on the market prices or the dealer price quotations of financial instruments traded in an active market where available, which are the best evidence of fair value.

A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. However for these more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally recognized as standard within the industry, or the value measured by the independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to measure fair value on certain assumptions.

Also, the Bank classified measurements of fair value recognized in the financial statements into the following hierarchy.

•	Level 1: Fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

•

Level 2: Fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

•	Level 3: Fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The fair value measurement is categorized in its entirety in the level of the lowest level input that is significant to the entire measurement. For this purpose, input that is significant is estimated by the entire measurement.

On the other hand, the fair value hierarchy of foreign currency financial instruments is not affected by fluctuation of foreign exchange rate.

Unobservable inputs are used to measure fair value to the extent that relevant observable inputs are not available, thereby allowing for significant adjustments. In this situation, the measurement is regarded as Level 3.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. These factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

consistent with accepted economic methodologies for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests it for validity using prices from any observable current market transactions in the same instrument or based on any available observable market data.

3) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the separate statement of financial position. The following is criteria for removal;

 Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred or the financial assets have been neither transferred nor retained substantially all the risks, rewards of ownership and control. Therefore, if the Bank neither transfers nor retains substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

‚ Derecognition of financial liabilities

Financial liabilities are derecognized from the separate statement of financial position when the obligation specified in contract is discharged, cancelled or expires.

4) Offsetting

A financial asset and a financial liability are offset and the net amount presented in the separate statement of financial position when, and only when, the Bank currently has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

(4) Cash and cash equivalents

Cash and cash equivalents include cash on hand, foreign currency, and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

(5) Financial assets at FVTPL

This category comprises two sub-categories: financial assets classified as held for trading, and financial assets designated by the Bank as at FVTPL upon initial recognition.

A non-derivative financial asset is classified as held for trading if either

•	It is acquired for the purpose of selling it in the near term, or

•	It is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit-taking

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

The Bank may designate certain financial assets, other than held for trading, upon initial recognition as at FVTPL when one of the following conditions is met:

•

It eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases

•

A group of financial assets is managed and its performance is evaluated on a fair value basis, in accordance with a documented risk management or investment strategy, and information about the group is provided internally on that basis to the Bank’s key management personnel.

•

A contract contains one or more embedded derivatives may designate the entire hybrid (combined) contract as a financial asset at FVTPL if allowed according to K-IFRS No. 1039, Financial Instruments: Recognition and measurement.

After initial recognition, a financial asset at FVTPL is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income, dividend income, and gains or losses from sale and repayment from financial assets at FVTPL are recognized in the statement of comprehensive income as net gains on financial instruments at FVTPL.

(6) Financial Investments

AFS and held-to-maturity financial assets are presented as financial investments.

 AFS financial assets

Profit or loss of financial assets classified as AFS, except for impairment loss and foreign exchange gains and losses, is recognized as other comprehensive income, and cumulative profit or loss is reclassified from equity to current profit or loss at the derecognition of financial asset, and it is recognized as part of other operating profit or loss in the separate statements of comprehensive income.

However, interest income measured using effective interest rate is recognized in current profit or loss, and dividends of financial assets classified as AFS are recognized when the right to receive payment is established.

AFS financial assets denominated in foreign currencies are translated at the closing rate.

For such a financial asset, exchange differences resulting from changes in amortized cost are recognized in profit or loss as part of other operating income and expenses. For AFS equity instruments that are not monetary items for example, equity instruments, the gains or losses that are recognized in other comprehensive income includes any related foreign exchange component

‚ Held-to-maturity financial assets

Held-to-maturity financial assets are non-derivative financial assets with fixed or determinable payments and fixed maturity that the Bank’s management has the positive intention and ability to hold to maturity. Held-to-maturity financial assets are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest rate.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(7) Loans

Non-derivative financial assets are classified as loans if these are not quoted in an active market and payments are fixed or determinable. After initial recognition, these are subsequently measured at amortized cost using the effective interest method.

(8) Impairment of financial assets

The Bank assesses at the end of each reporting period whether there is any objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred, if and only if, there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated. However, losses expected as a result of future events, no matter how likely, are not recognized.

If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured and recognized in profit or loss by category of financial assets.

1) Loans

If there is objective evidence that an impairment loss on loans carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the loan’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the loan’s original effective interest rate. The Bank first assesses whether objective evidence of impairment exists individually for loans that are individually significant (individual evaluation of impairment), and individually or collectively for loans that are not individually significant.

If the Bank determines that no objective evidence of impairment exists for an individually assessed loan, whether significant or not, it includes the loan in a group of loans with similar credit risk characteristics and collectively assesses them for impairment (collective evaluation of impairment).

 Individual assessment of impairment

Individual assessment of impairment losses are calculated by discounting the expected future cash flows of a loan at its original effective interest rate and comparing the resultant present value with the loan’s current carrying amount. This process normally encompasses management’s best estimate, such as operating cash flow of borrower and fair value less cost to sellof any collateral held and the timing of anticipated receipts.

‚ Collective assessment of impairment

The methodology based on historical loss experience is used to estimate inherent incurred loss on groups of loans for collective evaluation of impairment. Such methodology incorporates factors such as type of product and borrowers, credit rating, portfolio size, loss emergence period, recovery period and applies probability of default(PD) on each loan (or pool of loans) and loss given default(LGD) by type of collateral. Also, consistent assumptions are applied to form a formula-based model in estimating inherent loss and to determine factors on

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

the basis of historical loss experience and current condition. The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

2) AFS financial assets

When a decline in the fair value of an AFS financial asset has been recognized in other comprehensive income and there is objective evidence that the asset is impaired, the cumulative loss (the difference between the acquisition cost and current fair value, less any impairment loss on that financial asset previously recognized in profit or loss) that had been recognized in other comprehensive income is reclassified from equity to profit or loss as part of other operating income and expenses.

If, in a subsequent period, the fair value of an AFS debt instrument classified as increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in profit or loss, the impairment loss is reversed, with the amount of the reversal recognized in profit or loss as part of other operating income and expenses. However, impairment losses recognized in profit or loss for an AFS equity instrument classified as available for sale are not reversed through profit or loss.

3) Held-to-maturity financial assets.

If there is objective evidence that an impairment loss on held-to-maturity financial assets carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. Impairment loss of held-to-maturity financial assets is directly deducted from the carrying amount. The amount of the loss is recognized in profit or loss as part of other operating income and expenses. In case of financial asset classified as held-to-maturity, if, in a subsequent period, the amount of the impairment loss is decreased and objectively related to the event occurring after the impairment is recognized, the previously recognized impairment loss is reversed to the extent of amortized cost at the date of recovery. The amount of reversal is recognized in profit or loss as part of other operating income and expenses in the separate statement of comprehensive income.

(9) Derivatives

The Bank enters into numerous numbers of derivatives such as currency forward, interest rate swaps, currency swaps and others for trading purpose or to manage its exposures to fluctuations in interest rates and currency exchange and others. These derivatives are presented as financial assets and liabilities at fair value through profit or loss and derivatives for hedging in accordance with purpose and subsequent measurement.

Derivatives are initially recognized at fair value at the date the derivative contract is entered into and are subsequently measured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in net profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in such case the timing of the recognition in profit or loss depends on the nature of the hedge relationship. The Bank designates certain derivatives as hedging instruments to hedge the risk of changes in fair value of a recognized asset or liability or firm contracts (fair value hedge).

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

At the inception of the hedge there is formal designation and documentation of the hedging relationship and the Bank’s risk management objective and strategy for undertaking the hedge. That documentation includes identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged and how the entity will assess the hedging instrument’s effectiveness in offsetting the exposure to changes in the hedged item’s fair value attributable to the hedged risk.

1) Derivative for trading

All derivatives, except for derivatives that are designated and qualify for hedge accounting are classified as financial instruments held for trading and measured at fair value. Gains or losses arising from a change in fair value are recognized in profit or loss as part of net gains on financial instruments at fair value through profit or loss.

2) Derivative financial instruments for hedging

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recognized in profit or loss immediately, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. The change in the fair value of the hedging instrument and the change in the hedged item attributable to the hedged risk are recognized in the line of the income statement relating to the hedged item.

Fair value hedge accounting is discontinued prospectively if the hedging instrument expires or is sold, terminated or exercised, or the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Once fair value hedge accounting is discontinued, the adjustment to the carrying amount of a hedged item for which the effective interest method is used is fully amortized to profit or loss by the maturity of the financial instrument.

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognized in other comprehensive income. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss, and is recognized in the line of the separate statements of comprehensive income relating to the hedged item.

3) Embedded derivatives

An embedded derivative is separated from the host contract and accounted for as a derivative if, and only if the economic characteristics and risks of the embedded derivative are not closely related to those of the host contract and a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative and the hybrid (combined) instrument is not measured at fair value with changes in fair value recognized in profit or loss. Gains or losses arising from a change in the fair value of embedded derivative separated from host contract are recognized in profit or loss as part of net gains on financial instruments at fair value through profit or loss.

4) Day one profit and loss

If the Bank uses a valuation technique that incorporates data not obtained from observable markets for the fair value at initial recognition of financial instruments, there may be a difference between the

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

transaction price and the amount determined using that valuation technique. In these circumstances, the fair value of financial instruments is recognized as the transaction price and the difference is amortized by using straight line method over the life of the financial instruments. If the fair value of the financial instruments is determined using observable market inputs, the remaining deferred amount is recognized in profit or loss.

(10) Property and equipment

1) Recognition and measurement

All property and equipment that qualify for recognition as an asset are measured at its cost and subsequently carried at its cost less any accumulated depreciation and any accumulated impairment losses.

The cost of property and equipment includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Subsequent expenditures are capitalized only when they prolong the useful life or enhance values of the assets but the costs of the day-to-day servicing of the assets such as repair and maintenance costs are recognized in profit or loss as incurred. When part of an item of an asset has a useful life different from that of the entire assets, it is recognized as a separate asset.

2) Depreciation

Land is not depreciated whereas other property and equipment are depreciated using the method that reflects the pattern in which the asset’s future economic benefits are expected to be consumed by the Bank. The depreciable amount of an asset is determined after deducting its residual value.

The depreciation method is straight-line and estimated useful lives of the assets are as follows.

Property and equipment	Estimated useful lives
Buildings and structures	10~60 years
Vehicles	4 years
Tools, furniture and fixtures	4~20 years

The residual value, the useful life and the depreciation method applied to an asset are reviewed at least at each financial year end and, if expectations differ from previous estimates or if there has been a significant change in the expected pattern of consumption of the future economic benefits embodied in the asset, the changes are accounted for as a change in an accounting estimate.

(11) Intangible assets.

Intangible assets are measured initially at cost and subsequently carried at its cost less any accumulated amortization and any accumulated impairment losses.

Intangible assets are amortized using the straight-line method with no residual value over their estimated useful economic life since the asset is available for use.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Intangible assets	Estimated useful lives
Software	5 years
System development fees	5 years

The amortization period and the amortization method for intangible assets with a definite useful life are reviewed at least at each financial year end. The useful life of an intangible asset that is not being amortized is reviewed each period to determine whether events and circumstances continue to support an indefinite useful life assessment for that asset. If there is any change, it is accounted for as a change in an accounting estimate.

(12) Impairment of non-financial assets.

The Bank assesses at the end of each reporting period whether there is any indication that a non-financial asset, except for deferred tax assets, assets arising from employee benefits and non-current assets (or group of assets to be sold) classified as held for sale, may be impaired. If any such indication exists, the Bank estimates the recoverable amount of the asset. However, irrespective of whether there is any indication of impairment, the Bank tests goodwill acquired in a business combination, an intangible asset with an indefinite useful life and an intangible asset not yet available for use for impairment annually by comparing its carrying amount with its recoverable amount.

Recoverable amount is estimated for the individual asset. If it is not possible to estimate the recoverable amount of the individual asset, the Bank determines the recoverable amount of the cash-generating unit to which the asset belongs (the asset’s cash-generating unit).

The recoverable amount of an asset is the higher of its fair value less costs to sell and its value in use. If the recoverable amount of an asset is less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. That reduction is an impairment loss and recognized immediately in profit or loss.

(13) Financial liabilities at fair value through profit or loss.

Financial liabilities at fair value through profit or loss include short-term financial liabilities and financial liabilities recognized as financial liabilities at FVTPL initially. Financial liabilities at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss. Otherwise, the expense related issue is recognized in current profit or loss.

(14) Provisions

A provision is recognized when the Bank has a present obligation (legal or constructive) as a result of a past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The risks and uncertainties that inevitably surround many events and circumstances are taken into account in reaching the best estimate of a provision, and where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation.

Provisions on confirmed and unconfirmed acceptances and guarantees, unfunded commitments of credit card and unused credit line of consumer and corporate loans are recognized using valuation model that applies

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

the credit conversion factor, default rates, and loss given default. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provisions are reversed.

(15) Financial guarantee contracts

A financial guarantee contract is a contract that requires the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due in accordance with the original or modified terms of a debt instrument.

Financial guarantee contracts are initially recognized at fair value and are amortized over the life of the contract. After initial recognition, financial guarantee contracts are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1018. ‘Revenue’

(16) Equity and Reserve

Equity and Reserve are any contract or agreement that evidences a residual interest in the assets of an entity after deducting all of its liabilities

(17) Interest income and expenses

Interest income and expenses are recognized using the effective interest method. Effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability (or groups of financial assets or financial liabilities) and of allocating the interest income or interest expenses over the relevant period.

The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments through the expected life of the financial instrument or, where appropriate, a shorter period, to the net carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Bank estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses. The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs, and all other premiums or discounts. In those rare cases when it is not possible to estimate reliably the cash flows or the expected life of a financial instrument (or group of financial instruments), the Bank uses the contractual cash flows over the full contractual term of the financial instrument (or group of financial instruments).

Interest on impaired financial assets is recognized using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss.

(18) Fee and commission income

The Bank recognizes financial service fee in accordance with the accounting standard of the financial instrument related to the fees earned.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

 Fees that are an integral part of the effective interest of a financial instrument

Such fees are generally treated as adjustments of effective interest. Such fees may include compensation for activities such as evaluating the borrower’s financial condition, evaluating and recording guarantees, collateral and other security arrangements, negotiating the terms of the instrument, preparing and processing documents and closing the transaction and origination fees received on issuing financial liabilities measured at amortized cost.

However, fees relating to the creation or acquisition of a financial asset at fair value through profit or loss are recognized as revenue immediately

‚ Fees earned as services are provided

Such fees are recognized as revenue as the services are provided.

ƒ Fees that are earned on the execution of a significant act

Such fees are recognized as revenue when the significant act has been completed.

(19) Dividend income

Dividend income is recognized in profit or loss when the right to receive payment is established. Dividend income from financial assets at fair value through profit or loss and financial investment is recognized in profit or loss as part of dividend income in the separate statements of comprehensive income.

(20) Employee compensation and benefits

1) Defined contribution plans

When employees render service related to defined contribution plans, contributions related to employees services are recognized in current profit or loss without contributions included in cost of assets. Contributions which are supposed to be paid are recognized in accrued expenses after deducting any amount already paid. Also, if contributions already paid exceed contributions which would be paid at the end of period, the amount of excess is recognized in prepaid expenses.

2) Defined benefit plans

All post-employment benefits, other than defined contribution plans, are classified as defined benefit plans. The amount recognized as a defined benefit liability is the present value of the defined benefit obligation less the fair value of plan assets at the end of the reporting period.

The present value of defined benefit obligation is calculated annually by independent actuaries using the Projected Unit Credit method. Actuarial gains and losses recognized are immediately recognized in other comprehensive income (loss) and not reclassified to profit or loss in a subsequent period.

3) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled within 12 months after the end of the period in which the employees render the related service.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Short-term employee benefits are recognized in current profit and loss when employees render the related service. Short-term employee benefits are not discounted.

(21) Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.

1) Current tax.

Current income tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (tax loss) for a period. The difference between the taxable profit and accounting profit may arise when income or expenses are included in accounting profit in one period, but is included in taxable profit in a different period, and if there is revenue that is exempt from taxation, expenses that are not deductible in determining taxable profit (tax loss). Current income tax liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The Bank offsets current income tax assets and current income tax liabilities if, and only if, the Bank has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

2) Deferred tax

Deferred tax is recognized, using the asset-liability method, on temporary differences arising between the tax based amount of assets and liabilities and their carrying amount in the financial statements. Deferred tax liabilities are recognized for all taxable temporary differences and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss.

Deferred tax is provided on temporary differences arising on investments in subsidiaries, associates and joint ventures, except for deferred tax liabilities which the timing of the reversal of the temporary difference is controlled by the Bank and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period. The Bank reduces the carrying amount of a deferred tax asset to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and deferred tax assets reflects the tax consequences that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

The Bank offsets deferred tax assets and deferred tax liabilities when the Bank has a legally enforceable right to set off current tax assets against current tax liabilities; and the deferred tax assets and the deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity; or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

4. RISK MANAGEMENT

4-1. Summary

(1) Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment, and preemptive response to risk due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The Note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk, and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2) Risk Management Group

1) Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the Board of Directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2) Risk Management Council

The Risk Management Council is a consultative group which reviews and makes decisions on matters delegated by the Risk Management Committees and discusses the detailed issues relating to the Bank’s risk management.

3) Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

4-2. Credit risk

(1) Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2) Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and receivables and presents it in the separate financial statements through the use of an allowances account which is charged against the related financial assets.

(3) Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Cash and due from financial institutions	￦	2,214,755	￦	1,917,583	￦	2,334,643
Financial assets at FVTPL		154,847		45,025		204,784
Hedging derivative assets		378,324		873,273		994,233
Loans (*1)		53,400,754		47,439,835		47,613,398
Financial investments (*2)		202,457		29,002		5,007
Other financial assets		847,638		681,400		650,453
Acceptances and guarantee contracts		53,696,431		52,921,160		61,443,235
Commitments (*3)		26,689,629		28,509,194		15,715,479

	￦	137,584,835	￦	132,416,472	￦	128,961,232

(*1)	Loan valuation adjustment in a fair value hedging is excluded.
(*2)	Financial investments exclude AFS securities valuation adjustment related to fair value hedging which is included in AFS securities in foreign currency in Note 9
(*3)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 37.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(4) Credit risk of loans

The Bank maintains allowances for loan losses associated with credit risk on loans to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and presents them in the separate financial statements through the use of an allowances account which is charged against the related financial assets.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified estimated loss by asset quality category, loans requested written off by Financial Supervisory Service (“FSS”) and others under approval of Loan Management Committee.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Loans are categorized as follows (Korean won in millions):

(Dec 31, 2013)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	238,849	￦	49,760,718	￦	49,999,567	92.92
Past due		—		178,125		178,125	0.33
Impairment		3,494,025		137,653		3,631,678	6.75

		3,732,874		50,076,496		53,809,370	100.00

Net deferred origination fees and costs:
Normal
Not past due		(9)		(405,581)		(405,590)	99.26
Past due		—		(2,505)		(2,505)	0.61
Impairment		(736)		215		(521)	0.13

		(745)		(407,871)		(408,616)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		238,840		49,355,137		49,593,977	92.87
Past due		—		175,620		175,620	0.33
Impairment		3,493,289		137,868		3,631,157	6.80

		3,732,129		49,668,625		53,400,754	100.00

Allowances:
Normal
Not past due		(26,274)		(177,151)		(203,425)	8.54
Percentage (%)		11.00		0.36		0.41
Past due		—		(6,858)		(6,858)	0.29
Percentage (%)		—		3.91		3.91
Impairment		(2,073,009)		(99,008)		(2,172,017)	91.17
Percentage (%)		59.34		71.81		59.82

		(2,099,283)		(283,017)		(2,382,300)	100.00

Percentage (%)		56.25		0.57		4.46
Carrying amounts:
Normal
Not past due		212,566		49,177,986		49,390,552	96.81
Past due		—		168,762		168,762	0.33
Impairment		1,420,280		38,860		1,459,140	2.86

	￦	1,632,846	￦	49,385,608	￦	51,018,454	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dec 31, 2012)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	147,255	￦	44,324,705	￦	44,471,960	93.04
Past due		—		280,742		280,742	0.59
Impairment		2,898,048		147,386		3,045,434	6.37

		3,045,303		44,752,833		47,798,136	100.00

Net deferred origination fees and costs:
Normal
Not past due		—		(352,531)		(352,531)	98.39
Past due		—		(5,340)		(5,340)	1.49
Impairment		(740)		310		(430)	0.12

		(740)		(357,561)		(358,301)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		147,255		43,972,174		44,119,429	93.00
Past due		—		275,402		275,402	0.58
Impairment		2,897,308		147,696		3,045,004	6.42

		3,044,563		44,395,272		47,439,835	100.00

Allowances:
Normal
Not past due		(20,377)		(188,861)		(209,238)	10.49
Percentage (%)		13.84		0.43		0.47
Past due		—		(5,580)		(5,580)	0.28
Percentage (%)		0.00		2.03		2.03
Impairment		(1,679,344)		(100,211)		(1,779,555)	89.23
Percentage (%)		57.96		67.85		58.44

		(1,699,721)		(294,652)		(1,994,373)	100.00

Percentage (%)		55.83		0.66		4.20
Carrying amounts:
Normal
Not past due		126,878		43,783,313		43,910,191	96.62
Past due		—		269,822		269,822	0.59
Impairment loans		1,217,964		47,485		1,265,449	2.79

	￦	1,344,842	￦	44,100,620	￦	45,445,462	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Jan 1, 2012)

	Individual assessment		Collective assessment		Total		Ratio (%)
Loans:
Normal
Not past due	￦	205,161	￦	45,411,436	￦	45,616,597	95.12
Past due		—		661		661	—
Impairment		2,219,045		122,239		2,341,284	4.88

		2,424,206		45,534,336		47,958,542	100.00

Net deferred origination fees and costs:
Normal
Not past due		—		(344,488)		(344,488)	99.81
Past due		—		—		—	—
Impairment		(869)		213		(656)	0.19

		(869)		(344,275)		(345,144)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		205,161		45,066,948		45,272,109	95.08
Past due		—		661		661	—
Impairment		2,218,176		122,452		2,340,628	4.92

		2,423,337		45,190,061		47,613,398	100.00

Allowances:
Normal
Not past due		(29,916)		(188,198)		(218,114)	13.93
Percentage (%)		14.58		0.42		0.48
Past due		—		(81)		(81)	0.01
Percentage (%)		—		12.25		12.25
Impairment		(1,261,764)		(85,806)		(1,347,570)	86.06
Percentage (%)		—		70.07		57.57

		(1,291,680)		(274,085)		(1,565,765)	100.00

Percentage (%)		53.30		0.61		3.29	—
Carrying amounts:
Normal
Not past due		175,245		44,878,750		45,053,995	97.83
Past due		—		580		580	0.01
Impairment loans		956,412		36,646		993,058	2.16

	￦	1,131,657	￦	44,915,976	￦	46,047,633	100.00

The above carrying amounts do not include loan valuation adjustment related to fair value hedging amounting to ￦151,420 million and ￦240,423 million, ￦303,575 million, respectively, as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

1) Credit quality of loans that are neither past due nor impaired

Credit quality of loans that are neither past due nor impaired as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) is as follows (Korean won in millions):

(Dec 31, 2013)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Best	￦	1,910,299	￦	4,608,138	￦	626,135	￦	7,144,572	14.29	￦	(19,487)	￦	(3,484)	￦	7,121,601
Outstanding		4,973,463		24,306,098		3,822,284		33,101,845	66.20		(353,715)		(85,553)		32,662,577
Good		3,155,001		5,251,526		1,230,953		9,637,480	19.28		(32,379)		(100,595)		9,504,506
Below normal		109,039		6,631		—		115,670	0.23		(9)		(13,793)		101,868

	￦	10,147,802	￦	34,172,393	￦	5,679,372	￦	49,999,567	100.00	￦	(405,590)	￦	(203,425)	￦	49,390,552

(Dec 31, 2012)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Best	￦	1,704,046	￦	4,982,735	￦	466,187	￦	7,152,968	16.08	￦	(19,806)	￦	(4,370)	￦	7,128,792
Outstanding		5,143,394		20,969,158		3,168,612		29,281,164	65.84		(293,965)		(92,504)		28,894,695
Good		2,584,781		4,624,365		597,750		7,806,896	17.56		(34,734)		(102,264)		7,669,898
Below normal		24,755		206,177		—		230,932	0.52		(4,026)		(10,100)		216,806

	￦	9,456,976	￦	30,782,435	￦	4,232,549	￦	44,471,960	100.00	￦	(352,531)	￦	(209,238)	￦	43,910,191

(Jan 1, 2012)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Best	￦	1,737,538	￦	6,314,656	￦	910,321	￦	8,962,515	19.65	￦	(10,434)	￦	(5,334)	￦	8,946,747
Outstanding		4,637,247		22,534,616		2,026,765		29,198,628	64.01		(286,615)		(112,398)		28,799,615
Good		2,275,004		4,183,389		785,204		7,243,597	15.88		(42,773)		(99,180)		7,101,644
Below normal		4,497		207,360		—		211,857	0.46		(4,666)		(1,202)		205,989

	￦	8,654,286	￦	33,240,021	￦	3,722,290	￦	45,616,597	100.00	￦	(344,488)	￦	(218,114)	￦	45,053,995

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2) Aging analysis of loans that are past due but not impaired

Aging analysis of loans that are past due but not impaired as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Within one months	￦	1,192	￦	—	￦	—	￦	1,192	0.67	￦	—	￦	(43)	￦	1,149
Within two months		—		159,632		—		159,632	89.62		(2,505)		(6,338)		150,789
Within three months		—		—		—		—	—		—		—		—
Over three months		—		—		17,301		17,301	9.71		—		(477)		16,824

	￦	1,192	￦	159,632	￦	17,301	￦	178,125	100.00	￦	(2,505)	￦	(6,858)	￦	168,762

(Dec 31, 2012)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Within one months	￦	—	￦	—	￦	101,852	￦	101,852	36.28	￦	—	￦	(2,472)	￦	99,380
Within two months		—		—		65,224		65,224	23.23		—		(1,426)		63,798
Within three months		—		59,380		47,599		106,979	38.11		(5,340)		(1,512)		100,127
Over three months		—		—		6,687		6,687	2.38		—		(170)		6,517

	￦	—	￦	59,380	￦	221,362	￦	280,742	100.00	￦	(5,340)	￦	(5,580)	￦	269,822

(Jan 1, 2012)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Within one months	￦	—	￦	—	￦	—	￦	—	—	￦	—	￦	—	￦	—
Within two months		600		—		—		600	90.77		—		(74)		526
Within three months		61		—		—		61	9.23		—		(7)		54
Over three months		—		—		—		—	—		—		—		—

	￦	661	￦	—	￦	—	￦	661	100.00	￦	—	￦	(81)	￦	580

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

3) Loans for Individual assessment

Loans for Individual assessment by country and industry of the Bank’s counterparties are as follows (Korean won in millions):

(Dec 31, 2013)

	Loans						Impairment						Impairment ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	3,268,557	￦	23,016	￦	3,291,573	￦	(1,971,741)	￦	(23,016)	￦	(1,994,757)	60.32	100.00	60.60
Construction		201,716		—		201,716		(78,252)		—		(78,252)	38.79	—	38.79

	￦	3,470,273	￦	23,016	￦	3,493,289	￦	(2,049,993)	￦	(23,016)	￦	(2,073,009)	59.07	100.00	59.34

(Dec 31, 2012)

	Loans						Impairment						Impairment ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	2,805,266	￦	44,554	￦	2,849,820	￦	(1,618,750)	￦	(38,295)	￦	(1,657,045)	57.70	85.95	58.15
Construction		47,488		—		47,488		(22,299)		—		(22,299)	46.96	—	46.96

	￦	2,852,754	￦	44,554	￦	2,897,308	￦	(1,641,049)	￦	(38,295)	￦	(1,679,344)	57.53	85.95	57.96

(Jan 1, 2012)

	Loans						Impairment						Impairment ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	2,086,208	￦	19,721	￦	2,105,929	￦	(1,228,072)	￦	(16,130)	￦	(1,244,202)	58.87	81.79	59.08
Wholesale and Retail		100,714		11,533		112,247		(17,562)		—		(17,562)	17.44	—	15.65

	￦	2,186,922	￦	31,254	￦	2,218,176	￦	(1,245,634)	￦	(16,130)	￦	(1,261,764)	56.96	51.61	56.88

(5) Credit quality of securities (debt securities)

1) Securities(debt securities) exposed to credit risk as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Securities that are neither past due nor impaired	￦	202,457	￦	29,002	￦	5,007

2) Credit quality of securities (debt securities) that are neither past due nor impaired as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) is as follows (Korean won in millions):

(Dec 31, 2013)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
AFS financial assets	￦	—	￦	158,810	￦	—	￦	—	￦	—	￦	158,810
Held-to-maturity financial assets		—		43,647		—		—		—		43,647

	￦	—	￦	202,457	￦	—	￦	—	￦	—	￦	202,457

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dec 31, 2012)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
AFS financial assets	￦	28,887	￦	—	￦	—	￦	115	￦	—	￦	29,002
Held-to-maturity financial assets		—		—		—		—		—		—

	￦	28,887	￦	—	￦	—	￦	115	￦	—	￦	29,002

(Jan 1, 2012)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
AFS financial assets	￦	—	￦	—	￦	—	￦	5,007	￦	—	￦	5,007
Held-to-maturity financial assets		—		—		—		—		—		—

	￦	—	￦	—	￦	—	￦	5,007	￦	—	￦	5,007

(*1)	Credit quality is classified based on internal credit quality grade as below.

Credit rating
Grade 1	AAA ~ BBB
Grade 2	BBB- ~ BB
Grade 3	BB- ~ B
Grade 4	B- ~ C
Grade 5	D

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(6) Concentration of credit risk

The amounts disclose below do not include loan valuation adjustment related to fair value hedging amounting to ￦151,420 million, ￦240,424 million and ￦303,575 million, respectively, as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS):

1) Loans by country where the credit risk belongs to as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	13,575,026	￦	8,140,030	￦	1,679,287	￦	23,394,343	43.47	￦	(6,240)	￦	(2,215,922)
China		7,239		2,479,513		391,807		2,878,559	5.35		(1,149)		(37,439)
Saudi Arabia		—		2,186,611		28,338		2,214,949	4.12		(69,453)		(7,216)
India		—		1,284,377		18,428		1,302,805	2.42		(22,150)		(2,432)
Iran		—		114,612		17,302		131,914	0.25		(4,821)		(1,139)
Indonesia		—		2,488,525		8,671		2,497,196	4.64		(61,247)		(5,113)
Vietnam		—		1,429,477		84,872		1,514,349	2.81		(22,238)		(5,385)
Others		—		3,899,487		3,041,113		6,940,600	12.90		(58,430)		(24,563)

		13,582,265		22,022,632		5,269,818		40,874,715	75.96		(245,728)		(2,299,209)

Europe:
Russia		—		922,692		193,712		1,116,404	2.07		(1)		(29,346)
England		—		389,849		2,023		391,872	0.73		(1,920)		(426)
Belgium		—		76,711		7,391		84,102	0.16		(256)		(28)
France		—		383,032		13,613		396,645	0.74		(7,102)		(693)
Cyprus		—		92,920		—		92,920	0.17		(1,625)		—
Netherlands		—		211,258		—		211,258	0.39		(1,623)		(410)
Malta		—		195,230		—		195,230	0.36		(2,931)		(47)
Others		2,223		2,166,627		157,287		2,326,137	4.32		(57,935)		(19,586)

		2,223		4,438,319		374,026		4,814,568	8.94		(73,393)		(50,536)

America:
Panama		—		1,735,488		—		1,735,488	3.23		(6,009)		(2,362)
United States		—		1,385,976		87,326		1,473,302	2.74		(19,850)		(9,402)
The British Virgin Islands		—		560,604		—		560,604	1.04		(4,384)		(705)
Mexico		—		487,905		—		487,905	0.91		(8,658)		(4,990)
Bermuda		—		115,731		—		115,731	0.22		(5,726)		—
Others		—		962,466		—		962,466	1.79		(3,156)		(3,819)

		—		5,248,170		87,326		5,335,496	9.93		(47,783)		(21,278)

Africa:
Marshall Islands		—		1,659,543		—		1,659,543	3.08		(19,424)		(1,741)
Liberia		—		417,565		277		417,842	0.78		(4,755)		(6,823)
Madagascar		—		452,240		—		452,240	0.84		(2,960)		(1,702)
Others		—		252,189		2,777		254,966	0.47		(14,573)		(1,011)

		—		2,781,537		3,054		2,784,591	5.17		(41,712)		(11,277)

	￦	13,584,488	￦	34,490,658	￦	5,734,224	￦	53,809,370	100.00	￦	(408,616)	￦	(2,382,300)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dec 31, 2012)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	12,245,615	￦	7,880,095	￦	951,468	￦	21,077,178	44.10	￦	(8,530)	￦	(1,807,134)
China		—		2,313,505		179,529		2,493,034	5.22		(1,075)		(51,573)
Saudi Arabia		—		1,827,952		945		1,828,897	3.83		(78,737)		(7,690)
India		—		1,196,696		39,139		1,235,835	2.59		(18,275)		(2,945)
Iran		—		154,593		286,620		441,213	0.92		(6,168)		(7,281)
Indonesia		—		1,391,226		9,513		1,400,739	2.93		(49,642)		(4,459)
Vietnam		—		1,047,154		—		1,047,154	2.19		(4,274)		(3,405)
Others		—		2,865,810		1,442,543		4,308,353	9.01		(36,988)		(26,408)

		12,245,615		18,677,031		2,909,757		33,832,403	70.78		(203,689)		(1,910,895)

Europe:
Russia		—		682,407		192,151		874,558	1.83		(37)		(24,216)
England		—		511,839		749,992		1,261,831	2.64		(3,780)		(555)
Belgium		—		96,854		107,110		203,964	0.43		(329)		—
France		—		358,196		1,118		359,314	0.75		(7,329)		(544)
Cyprus		—		117,467		—		117,467	0.25		(1,856)		—
Netherlands		—		206,321		674		206,995	0.43		(1,707)		(611)
Malta		—		217,025		—		217,025	0.45		(3,240)		(124)
Others		—		1,952,091		410,005		2,362,096	4.94		(64,851)		(20,954)

		—		4,142,200		1,461,050		5,603,250	11.72		(83,129)		(47,004)

America:
Panama		—		1,938,012		—		1,938,012	4.05		(5,482)		(3,638)
United States		—		1,493,876		121,781		1,615,657	3.38		(12,098)		(18,205)
The British Virgin Islands		—		633,818		—		633,818	1.33		(4,875)		(733)
Mexico		—		456,838		—		456,838	0.96		(9,270)		(2,454)
Others		—		919,515		25,438		944,953	1.98		(2,130)		(3,145)

		—		5,442,059		147,219		5,589,278	11.69		(33,855)		(28,175)

Africa:
Marshall Islands		—		1,449,565		—		1,449,565	3.03		(8,860)		(2,789)
Liberia		—		823,832		—		823,832	1.72		(10,827)		(3,248)
Madagascar		—		487,351		—		487,351	1.02		(3,242)		(2,149)
Others		—		4,711		7,746		12,457	0.03		(14,699)		(113)

		—		2,765,459		7,746		2,773,205	5.80		(37,628)		(8,299)

	￦	12,245,615		31,026,749	￦	4,525,772	￦	47,798,136	100.00	￦	(358,301)	￦	(1,994,373)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Jan 1, 2012)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	10,528,039	￦	10,679,415	￦	537,479	￦	21,744,933	45.34	￦	(12,240)	￦	(1,390,198)
China		—		2,102,600		104,370		2,206,970	4.60		(1,268)		(37,167)
Saudi Arabia		—		1,845,640		20,417		1,866,057	3.89		(91,007)		(8,989)
India		—		1,267,369		25,316		1,292,685	2.70		(18,336)		(3,438)
Iran		—		516,677		542,365		1,059,042	2.21		(39,890)		(10,383)
Indonesia		—		907,300		6,064		913,364	1.90		(28,782)		(2,306)
Vietnam		—		864,320		20,528		884,848	1.85		(2,025)		(4,185)
Others		—		1,874,180		1,751,974		3,626,154	7.56		(13,529)		(12,373)

		10,528,039		20,057,501		3,008,513		33,594,053	70.05		(207,077)		(1,469,039)

Europe:
Russia		—		800,167		230,712		1,030,879	2.15		(211)		(30,150)
England		—		588,324		4,371		592,695	1.24		(6,935)		(1,028)
Belgium		—		331,132		117,984		449,116	0.94		(912)		(207)
France		—		439,995		5,775		445,770	0.93		(8,965)		(491)
Cyprus		—		423,922		—		423,922	0.88		(3,413)		(1,408)
Netherlands		—		264,538		69,026		333,564	0.70		(2,251)		(1,306)
Malta		—		311,946		—		311,946	0.65		(3,511)		(1,438)
Others		—		1,502,563		129,547		1,632,110	3.40		(48,007)		(17,253)

		—		4,662,587		557,415		5,220,002	10.88		(74,205)		(53,281)

America:
Panama		—		2,306,984		—		2,306,984	4.81		(6,786)		(4,503)
United States		—		1,418,897		136,884		1,555,781	3.24		(6,723)		(18,545)
The British Virgin Islands		—		667,911		—		667,911	1.39		(2,081)		(863)
Mexico		—		437,231		—		437,231	0.91		(14,222)		(2,126)
Bermuda		—		320,665		—		320,665	0.67		(1,494)		(1,695)
Others		—		665,508		29,853		695,361	1.45		(2,606)		(2,796)

		—		5,817,196		166,737		5,983,933	12.48		(33,912)		(30,528)

Africa:
Marshall Islands		—		1,575,920		—		1,575,920	3.29		(9,559)		(5,192)
Liberia		—		982,839		—		982,839	2.05		(14,236)		(4,826)
Madagascar		—		524,752		—		524,752	1.09		(4,192)		(2,168)
Others		—		12,986		64,057		77,043	0.16		(1,963)		(731)

		—		3,096,497		64,057		3,160,554	6.59		(29,950)		(12,917)

	￦	10,528,039	￦	33,633,781	￦	3,796,722	￦	47,958,542	100.00	￦	(345,144)	￦	(1,565,765)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2) Loans by industry as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	9,886,878	￦	17,610,649	￦	314,040	￦	27,811,567	51.69	￦	(181,551)	￦	(2,189,124)
Transportation		188,150		5,497,257		—		5,685,407	10.56		(70,332)		(26,915)
Financial institutions		165,000		3,177,503		5,254,700		8,597,203	15.98		(6,510)		(28,251)
Wholesale and retail		877,781		1,415,308		99,488		2,392,577	4.44		(1,675)		(13,134)
Real estate		—		121,887		—		121,887	0.23		(150)		(267)
Construction		2,102,888		1,749,992		32,997		3,885,877	7.22		(5,424)		(89,544)
Public sector and others		363,791		4,918,062		32,999		5,314,852	9.88		(142,974)		(35,065)

	￦	13,584,488	￦	34,490,658	￦	5,734,224	￦	53,809,370	100.00	￦	(408,616)	￦	(2,382,300)

(Dec 31, 2012)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	9,889,137	￦	16,105,476	￦	388,509	￦	26,383,122	55.20	￦	(157,032)	￦	(1,854,773)
Transportation		133,450		6,302,180		—		6,435,630	13.46		(71,998)		(25,596)
Financial institutions		150,000		2,649,568		3,991,159		6,790,727	14.21		(8,928)		(31,968)
Wholesale and retail		714,449		1,729,262		95,714		2,539,425	5.31		(2,066)		(13,910)
Real estate		—		16,602		—		16,602	0.03		—		(21)
Construction		1,218,342		814,539		44,885		2,077,766	4.35		(5,738)		(28,451)
Public sector and others		140,237		3,409,122		5,505		3,554,864	7.44		(112,539)		(39,654)

	￦	12,245,615	￦	31,026,749	￦	4,525,772	￦	47,798,136	100.00	￦	(358,301)	￦	(1,994,373)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Jan 1, 2012)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	8,079,117	￦	16,164,198	￦	784,331	￦	25,027,646	52.19	￦	(166,491)	￦	(1,427,569)
Transportation		132,790		7,691,419		—		7,824,209	16.31		(74,645)		(35,741)
Financial institutions		330,000		3,735,090		2,697,644		6,762,734	14.10		(10,172)		(24,285)
Wholesale and retail		1,107,705		1,747,770		203,087		3,058,562	6.38		(2,916)		(28,216)
Real estate		—		17,876		—		17,876	0.04		—		(22)
Construction		726,070		1,177,641		—		1,903,711	3.97		(826)		(4,458)
Public sector and others		152,357		3,099,787		111,660		3,363,804	7.01		(90,094)		(45,474)

	￦	10,528,039	￦	33,633,781	￦	3,796,722	￦	47,958,542	100.00	￦	(345,144)	￦	(1,565,765)

3) Concentration of credit risk of securities (debt securities) by industry as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) is as follows (Korean won in millions):

	Dec 31, 2013			Dec 31, 2012			Jan 1, 2012
	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
AFS financial assets
Government and government sponsored institutions	￦	70,387	44.32	￦	21,825	75.25	￦	—	—
Banking and insurance		77,901	49.05		—	—		5,007	100.00
Others		10,522	6.63		7,177	24.75		—	—

		158,810	100.00		29,002	100.00		5,007	100.00

Held-to-maturity financial assets
Government and government sponsored institutions		16,140	36.98		—	—		—	—
Banking and Insurance		27,507	63.02		—	—		—	—

		43,647	100.00		—	—		—	—

	￦	202,457		￦	29,002		￦	5,007

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

4) Concentration of credit risk of securities (debt securities) by country as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) is as follows (Korean won in millions):

	Dec 31, 2013			Dec 31, 2012			Jan 1, 2012
	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
AFS financial assets
Korea	￦	119,693	75.37	￦	28,887	99.60	￦	—	—
Others		39,117	24.63		115	0.40		5,007	100.00

		158,810	100.00		29,002	100.00		5,007	100.00

Held-to-maturity financial assets
Korea		5,299	12.14		—	—		—	—
Others		38,348	87.86		—	—		—	—

		43,647	100.00		—	—		—	—

	￦	202,457		￦	29,002		￦	5,007

5) Detail of credit enhancement and its financial effect as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	53,400,754	￦	53,696,431	￦	26,689,629	￦	133,786,814	100.00

Credit enhancement:
Deposits and savings		89,353		31,091		670		121,114	0.09
Export guarantee insurance		324,241		1,680,783		—		2,005,024	1.50
Guarantee		548,784		634,791		37,389		1,220,964	0.91
Securities		127,885		20,105		4,432		152,422	0.11
Real estate		1,091,594		152,358		48,114		1,292,066	0.97
Ships		3,899,607		—		—		3,899,607	2.91
Others		676,343		1,702,389		54,734		2,433,466	1.83

		6,757,807		4,221,517		145,339		11,124,663	8.32

Exposure to credit risk after deducting credit enhancement		46,642,947		49,474,914		26,544,290		122,662,151	91.68

(*1)	Loans represent the amount after loan origination fees and costs.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dec 31, 2012)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	47,439,835	￦	52,921,160	￦	28,509,194	￦	128,870,189	100.00

Credit enhancement:
Deposits and savings		145,976		43,478		—		189,454	0.15
Export guarantee insurance		371,216		1,696,576		—		2,067,792	1.60
Guarantee		1,156,800		621,259		101,520		1,879,579	1.46
Securities		175,705		25,084		—		200,789	0.16
Real estate		1,065,070		153,448		91,067		1,309,585	1.02
Ships		3,765,627		—		—		3,765,627	2.92
Others		238,923		1,488,094		425,335		2,152,352	1.66

		6,919,317		4,027,939		617,922		11,565,178	8.97

Exposure to credit risk after deducting credit enhancement	￦	40,520,518	￦	48,893,221	￦	27,891,272	￦	117,305,011	91.03

(*1)	Loans represent the amount after loan origination fees and costs.

(Jan 1, 2012)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	47,613,398	￦	61,443,235	￦	15,491,099	￦	124,547,732	100.00

Credit enhancement:
Deposits and savings		153,030		53,475		—		206,505	0.17
Export guarantee insurance		120,304		902,550		—		1,022,854	0.82
Guarantee		792,461		582,374		252,385		1,627,220	1.31
Securities		101,978		20,975		—		122,953	0.10
Real estate		975,561		35,156		46,398		1,057,115	0.85
Ships		3,700,295		—		—		3,700,295	2.97
Others		159,337		791,880		—		951,217	0.76

		6,002,966		2,386,410		298,783		8,688,159	6.98

Exposure to credit risk after deducting credit enhancement	￦	41,610,432	￦	59,056,825	￦	15,192,316	￦	115,859,573	93.02

(*1)	Loans represent the amount after loan origination fees and costs.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

4-3. Liquidity risk

(1) Overview of liquidity risk

Liquidity risk is the risk of insolvency or loss due to a disparity between the inflow and out flow of funds, and obtaining funds at a high price or disposing of securities at an unfavorable price due to lack of available funds. The Bank manages its liquidity risk through analysis of the contractual maturity of all financial assets, liabilities and off-balance sheet items such as loan commitments and guarantees by maturity groups: on demand, up to one month, between over one month to three months, between over three months to 12 months, between over one year to five years and over five years. Disclosed cash flows are undiscounted contractual amounts consisting of principal and interest. Therefore, disclosed cash flows are not same as the amounts in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2) Principles of the liquidity risk management

 Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

‚ Liquidity risk reflects financing plans and fund using plans and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

ƒ The Bank establishes liquidity risk managing strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3) Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4) Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currency and simulates analysis reflecting market environment, product features and the Bank’s strategies.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(5) Analysis on remaining contractual maturity of financial assets and liabilities

Remaining contractual maturity and amount of financial assets and liabilities as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

	On demand		Within 1 months		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial assets:
Cash and due from financial institutions	￦	1,693,695	￦	215,731	￦	276,341	￦	—	￦	30,638	￦	—	￦	—	￦	2,216,406
Financial assets at FVTPL		855,248		—		—		—		—		—		—		855,248
Hedging derivative assets		—		5,151		2,246		9,634		7,089		310,529		43,676		378,324
Loans		—		6,803,797		5,620,018		9,239,506		7,080,021		17,289,037		12,246,168		58,278,547
AFS financial assets		4,014,264		678		1,163		42,357		63,787		62,000		20,385		4,204,634
Held-to-maturity financial assets		—		5,488		521		376		897		38,208		—		45,490
Other financial assets		—		803,226		—		—		—		44,213		199		847,638

	￦	6,563,207	￦	7,834,071	￦	5,900,289	￦	9,291,873	￦	7,182,432	￦	17,743,987	￦	12,310,428	￦	66,826,287

Financial liabilities:
Financial liabilities at FVTPL	￦	212,888	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	212,888
Hedging derivative liabilities		—		—		62,406		253,527		70,106		1,084,141		329,533		1,799,713
Borrowings		—		1,441,801		281,050		1,297,452		921,863		1,614,582		—		5,556,748
Debentures		—		2,983,389		4,114,891		2,782,075		3,715,001		23,653,549		10,491,755		47,740,660
Other financial liabilities		—		940,450		—		—		—		—		107		940,557

	￦	212,888	￦	5,365,640	￦	4,458,347	￦	4,333,054	￦	4,706,970	￦	26,352,272	￦	10,821,395	￦	56,250,566

Off-balance sheet items:
Commitments	￦	26,689,629	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	26,689,629
Financial guarantee contracts		—		6,210		21,106		94,884		92,001		273,513		5,629,461		6,117,175

	￦	26,689,629	￦	6,210	￦	21,106	￦	94,884	￦	92,001	￦	273,513	￦	5,629,461	￦	32,806,804

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dec 31, 2012)

	On demand		Within 1 months		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial assets:
Cash and due from financial institutions	￦	848,455	￦	505,372	￦	253,144	￦	188,990	￦	127,690	￦	—	￦	—	￦	1,923,651
Financial assets at FVTPL		261,525		—		—		—		—		—		—		261,525
Hedging derivative assets		—		3,641		8,276		8,499		23,849		507,912		321,096		873,273
Loans		4,799		4,995,868		4,821,378		6,938,934		7,215,606		18,241,622		8,230,300		50,448,507
AFS financial assets		3,835,930		133		267		400		801		33,808		—		3,871,339
Held-to-maturity financial assets		—		—		—		—		—		—		—		—
Other financial assets		—		639,876		—		—		—		40,838		686		681,400

	￦	4,950,709	￦	6,144,890	￦	5,083,065	￦	7,136,823	￦	7,367,946	￦	18,824,180	￦	8,552,082	￦	58,059,695

Financial liabilities:
Financial liabilities at FVTPL	￦	258,531	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	258,531
Hedging derivative liabilities		—		179		60		181,083		109,317		395,028		232,461		918,128
Borrowings		—		456,414		168,402		490,693		528,263		1,123,868		—		2,767,640
Debentures		—		1,022,528		3,260,873		2,997,834		5,219,714		24,636,735		7,489,707		44,627,391
Other financial liabilities		—		898,061		—		—		—		—		108		898,169

	￦	258,531	￦	2,377,182	￦	3,429,335	￦	3,669,610	￦	5,857,294	￦	26,155,631	￦	7,722,276	￦	49,469,859

Off-balance sheet items:
Commitments	￦	28,509,194	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	28,509,194
Financial guarantee contracts		—		803		7		89,551		162,455		355,889		4,041,704		4,650,409

	￦	28,509,194	￦	803	￦	7	￦	89,551	￦	162,455	￦	355,889	￦	4,041,704	￦	33,159,603

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Jan 1, 2012)

	On demand		Within 1 months		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial assets:
Cash and due from financial institutions	￦	693,141	￦	761,376	￦	550,869	￦	209,063	￦	129,722	￦	—	￦	—	￦	2,344,171
Financial assets at FVTPL		578,328		—		—		—		—		—		—		578,328
Hedging derivative assets		—		135,274		4,041		10,197		115,226		337,910		391,585		994,233
Loans		3,705		4,117,688		5,384,368		8,002,017		6,573,754		18,231,523		8,923,333		51,236,388
AFS financial assets		3,700,301		—		—		—		—		—		—		3,700,301
Held-to-maturity financial assets		—		—		—		—		—		—		—		—
Other financial assets		—		616,044		—		—		—		33,727		682		650,453

	￦	4,975,475	￦	5,630,382	￦	5,939,278	￦	8,221,277	￦	6,818,702	￦	8,603,160	￦	9,315,600	￦	59,503,874

Financial liabilities:
Financial liabilities at FVTPL	￦	186,934	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	186,934
Hedging derivative liabilities		—		473		4,115		14,189		55,008		293,988		437,845		805,618
Borrowings		—		968,478		962,436		1,115,247		927,665		1,434,944		—		5,408,770
Debentures		—		1,045,759		1,754,675		3,596,482		7,398,245		22,387,353		7,735,177		43,917,691
Other financial liabilities		—		838,770		—		—		—		—		1,111		839,881

	￦	186,934	￦	2,853,480	￦	2,721,226	￦	4,725,918	￦	8,380,918	￦	24,116,285	￦	8,174,133	￦	51,158,894

Off-balance sheet items:
Commitments	￦	15,301,081	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	15,301,081
Financial guarantee contracts		—		27,836		16		34,694		122,420		547,385		2,796,020		3,528,371

	￦	15,301,081	￦	27,836	￦	16	￦	34,694	￦	122,420	￦	547,385	￦	2,796,020	￦	18,829,452

4-4. Market risk

(1) Overview of market risk

1) Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value and other market factors related to the fair value

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

or future cash flows of the financial instruments. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk means that possible losses on assets and liabilities denominated in foreign currency due to changes of foreign exchange rate. Interest rate risk means that possible losses on assets and liabilities due to changes of interest rate.

2) Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk, money balance plan and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method and probabilistic method and definite method is used for limits management. Interest rate value at risk (VaR) and interest rate earning at risk (“EaR”) are measured by BIS standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional but possible events for evaluating latent weakness. The analysis is used for important decision making such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the Board of Directors and management on a quarterly basis.

(2) Foreign exchange risk

1) Management of foreign exchange risk

Foreign exchange risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currency exceeding 5% of total assets and liabilities denominated in foreign currency.

3) Measurement method

 VaR (Value at Risk)

The Bank measures a yearly VaR. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal-

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

weighted-average method based on historical changes in market rates, prices and volatilities over the previous 5 years data and measures VaR at a 99% single tail confidence level. This means the actual amount of loss may exceed the VaR, on average, once out of 100 business days. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or ten days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

‚ Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio. The Bank mainly uses historical scenario tool and supplementally uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

ƒ Results of measurement

Results of foreign exchange VaR as of and for the years ended December 31, 2013, and December 31, 2012 are as follows (Korean won in millions):

	2013								2012
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	￦	226,924	￦	15,832	￦	548,360	￦	186,107	￦	36,449	￦	12,606	￦	75,681	￦	75,681

Meanwhile, foreign exchange VaR as of January 1, 2012 (the date of transition to K-IFRS) amounts to ￦75,681 million.

(3) Interest rate risk

1) Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2) Measurement of interest rate risk

Interest rate risk is managed by measuring interest rate EaR and interest rate VaR and uses interest rate sensitivity gap and duration gap as supplementary index. Interest rate EaR and interest rate VaR are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3) Measurement method

 VaR (Value at Risk)

The Bank measures a yearly VaR. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal-weighted average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. This means the actual amount of loss may exceed the VaR, on average, once out of 100 business days. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or ten days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

‚ Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio. The Bank mainly uses historical scenario tool and supplementally uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

ƒ Results of measurement

Results of interest rate VaR as of and for the years ended December 31, 2013, and December 31, 2012 and are as follows (Korean won in millions):

	2013								2012
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Interest rate risk	￦	39,411	￦	1,573	￦	94,084	￦	94,084	￦	38,037	￦	8,116	￦	67,945	￦	46,101

Meanwhile, interest rate VaR as of January 1, 2012 (the date of transition to K-IFRS) amounts to ￦46,123 million.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

4-5. Capital risk

The Bank abides by adequate capital requirements of the Financial Supervisory Service. Beginning on January 1, 2008, the Financial Supervisory Service implemented the new Basel Capital Accord, referred to as Basel II, in Korea, which has substantially affected the way risk is measured among Korean financial institutions. All the local banks are required to maintain a minimum capital adequacy ratio (“BIS ratio”) of 8.0%.

A bank’s capital according to Detailed Regulation on Supervision of Banking Business is classified into two categories as follows:

1) Tier 1 capital (Core capital): Core capital includes paid-in capital, capital reserves, retained earnings, non-controlling interests in consolidated subsidiaries, unissued stock dividends and hybrid debt.

2) Tier 2 capital (Supplementary capital): Supplementary capital includes revaluation reserves, valuation gain on 45% of accumulated other comprehensive income related to AFS securities and share of other comprehensive income on associates, allowance for credit losses in respect of credits classified as normal or precautionary, redeemable preferred stock that is not included in hybrid debt, and subordinated debt with maturity of over five years.

Risk-weighted assets are defined as the sum of credit risk-weighted assets and market risk-weighted assets. The Bank calculates risk-weighted assets by risk (credit risk, market risk, operating risk) for BIS ratio calculation.

The Bank’s BIS capital ratio on consolidated basis as of December 31, 2013 is as follows (Korean won in millions):

	Dec 31, 2013
Core capital	￦	8,723,869
Supplementary capital		1,031,297

Total		9,755,166

Risk-weighted assets	￦	84,116,848
Capital ratio		11.60%

The Bank’s BIS capital ratio on consolidated basis under previous GAAP as of December 31, 2012, and January 1, 2012 (the date of transition to K-IFRS) is as follows (Korean won in millions):

	Dec 31, 2012
Core capital	￦	7,866,759
Supplementary capital		1,019,894

Total		8,886,653

Risk-weighted assets	￦	76,522,384
Capital ratio		11.61%

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Jan 1, 2012
Core capital	￦	6,818,511
Supplementary capital		986,725

Total		7,805,236

Risk-weighted assets	￦	73,398,056
Capital ratio		10.63%

5. FINANCIAL ASSETS AND FINANCIAL LIABILITIES

5-1. Classification and fair value

(1) Carrying amounts and fair values of financial instruments as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

	Classification	Dec 31, 2013				Dec 31, 2012				Jan 1, 2012
		Carrying amount		Fair value		Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	Non-recurring	￦	2,214,755	￦	2,214,745	￦	1,917,583	￦	1,917,774	￦	2,334,643	￦	2,334,663
Financial assets at FVTPL	Recurring		855,248		855,248		261,525		261,525		578,328		578,328
Hedging derivative assets	Recurring		378,324		378,324		873,273		873,273		994,233		994,233
Loans	Non-recurring		51,169,874		51,959,935		45,685,886		45,902,720		46,351,208		46,404,010
AFS financial assets	Recurring		4,030,332		4,030,332		3,864,932		3,864,932		3,700,301		3,700,301
Held-to-maturity financial assets	Non-recurring		43,647		44,942		—		—		—		—
Other financial assets	Non-recurring		847,638		847,638		681,400		681,400		650,453		650,453

		￦	59,539,818	￦	60,331,164	￦	53,284,599	￦	53,501,624	￦	54,609,166	￦	54,661,988

Financial liabilities:
Financial liabilities at FVTPL	Recurring	￦	212,888	￦	212,888	￦	258,531	￦	258,531	￦	186,934	￦	186,934
Hedging derivative liabilities	Recurring		1,799,713		1,799,713		918,128		918,128		805,618		805,618
Borrowings	Non-recurring		5,488,545		5,492,439		2,755,991		2,718,456		5,351,040		5,293,278
Debentures	Non-recurring		42,709,823		42,573,323		40,172,531		40,686,290		39,374,177		38,892,908
Other financial liabilities	Non-recurring		940,557		940,557		898,169		898,169		839,882		839,883

		￦	51,151,526	￦	51,018,920	￦	45,003,350	￦	45,479,574	￦	46,557,651	￦	46,018,621

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. For each class of financial assets and financial

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits it to be compared with their carrying amount at the end of each reporting period. The best evidence of fair value of financial instruments is quoted price in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value
Loans and receivables

Carrying amount of cash is fair value. As demand deposits and transferable deposits do not have maturity and are readily convertible to cash. Carrying amounts of these deposits are regarded as the nearest amounts of fair values. Fair values of other deposits are determined by discounted cash flow model (“DCF model”).

DCF model is used to determine the fair value of loans. Fair value is determined by discounting the expected cash flows by contractual cash flows with prepayment rate taken into account by appropriate discount rate.

Investment securities	Trading financial assets and liabilities and AFS financial assets are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using valuation techniques.

Derivatives

For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined using valuation techniques. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

The adjustment for credit risk is reflected In cash flow, and the bank’s credit risk are considered in the discount rate

Borrowings

Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

The adjustment for credit risk is reflected In cash flow, and the bank’s credit risk are considered in the discount rate

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currency is determined by DCF model.

The adjustment for credit risk is reflected In cash flow, and the bank’s credit risk are considered in the discount rate

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as the nearest amounts of fair values.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(2) Fair value hierarchy

Fair value hierarchy of financial assets and liabilities which are not measured at fair value as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) is as follows (Korean won in millions):

(Dec 31, 2013)

	Level 1		Level 2		Level 3		Total
Financial assets:
Loans and receivables	￦	—	￦	—	￦	51,959,935	￦	51,959,935
Held-to-maturity financial assets		—		44,942		—		44,942

	￦	—	￦	43,942	￦	51,959,935	￦	52,004,877

Financial liabilities:
Borrowings	￦	—	￦	5,492,439	￦	—	￦	5,492,439
Debentures		—		42,573,323		—		42,573,323

	￦	—	￦	48,065,762	￦	—	￦	48,065,762

(Dec 31, 2012)

	Level 1		Level 2		Level 3		Total
Financial assets:
Loans and receivables	￦	—	￦	—	￦	45,902,720	￦	45,902,720
Held-to-maturity financial assets		—		—		—		—

	￦	—	￦	—	￦	45,902,720	￦	45,902,720

Financial liabilities:
Borrowings	￦	—	￦	2,718,456	￦	—	￦	2,718,456
Debentures		—		40,686,290		—		40,686,290

	￦	—	￦	43,404,746	￦	—	￦	43,404,746

(Jan 1, 2012)

	Level 1		Level 2		Level 3		Total
Financial assets:
Loans and receivables	￦	—	￦	—	￦	46,404,010	￦	46,404,010
Held-to-maturity financial assets		—		—		—		—

	￦	—	￦	—	￦	46,404,010	￦	46,404,010

Financial liabilities:
Borrowings	￦	—	￦	5,293,278	￦	—	￦	5,293,278
Debentures		—		38,892,908		—		38,892,908

	￦	—	￦	44,186,186	￦	—	￦	44,186,186

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Fair value hierarchy of financial assets and liabilities measured at fair value as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	700,401	￦	154,847	￦	—	￦	855,248
Hedging derivative assets		—		378,324		—		378,324
AFS financial assets		244,063		160,655		3,596,430		4,001,148

	￦	944,464	￦	693,826	￦	3,596,430	￦	5,234,720

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	212,888	￦	—	￦	212,888
Hedging derivative liabilities		—		1,799,713		—		1,799,713

	￦	—	￦	2,012,601	￦	—	￦	2,012,601

(Dec 31, 2012)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	—	￦	261,525	￦	—	￦	261,525
Hedging derivative assets		—		873,273		—		873,273
AFS financial assets		184,277		31,102		3,626,441		3,841,820

	￦	184,277	￦	1,165,900	￦	3,626,411	￦	4,976,618

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	258,531	￦	—	￦	258,531
Hedging derivative liabilities		—		918,128		—		918,128

	￦	—	￦	1,176,659	￦	—	￦	1,176,659

(Jan 1, 2012)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	—	￦	578,328	￦	—	￦	578,328
Hedging derivative assets		—		994,233		—		994,233
AFS financial assets		503,676		8,010		3,164,622		3,676,308

	￦	503,676	￦	1,580,571	￦	3,164,622	￦	5,248,869

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	186,934	￦	—	￦	186,934
Hedging derivative liabilities		—		805,618		—		805,618

	￦	—	￦	992,552	￦	—	￦	992,552

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

The Bank classifies financial instruments as three level of fair value hierarchy as below;

Level 1: Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general over-the-counter derivatives such as swap, futures and options

Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, complex structured bonds and complex over-the-counter derivatives.

The best estimate of fair value of financial instruments is a quoted price from active markets when the financial instruments are traded in an active exchange market (Level 1). If a quoted price of a financial instrument is available readily and regularly through exchange markets, sellers, brokers, industry groups, pricing services, supervisory services and the quoted price is arm’s length transaction between knowledgeable, willing parties, the price of the financial instrument is regarded to be disclosed in an active market.

If there is not an active market, fair value of a financial instrument is determined by valuation techniques. The valuation techniques include using a recent transaction between knowledgeable, willing parties, fair value of the similar kind financial instrument, DCF, option pricing model and others. If a valuation technique is used by general market participants and the valuation technique can provide reliable estimates of fair values, the valuation technique can be used. The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. The valuation techniques include all the inputs considered by market participants for determining price. The Bank adjusts valuation techniques regularly and reviews the validity of the techniques based on observable current price of the same kind financial instruments observable market data. The Bank believes that used valuation techniques are appropriate and fair values in the statements of financial position are reasonable. However, the fair values in the statements of financial position can be changed when different valuation techniques or different assumptions are used. Also, it can be difficult to compare fair values of the Bank to those of other financial institution because various valuation techniques and several assumptions are used.

1) Changes in Level 3 financial assets that are measured at fair value for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

(2013)

	Beginning balance		Profit or loss	Other comprehensive income		Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3	Ending balance
Financial assets
AFS financial assets	￦	3,626,441	￦ (14,586)	￦	78,297	￦	21,722	￦ (22,695)	￦ (92,749)	￦	3,596,430

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(2012)

	Beginning balance		Profit or loss	Other comprehensive income	Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
AFS financial assets	￦	3,164,622	￦ (1,069)	￦ (38,934)	￦	501,999	￦ (177)	￦	—	￦	3,626,441

2) In relation with changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period, and total gains or losses for financial instruments held at the end of the reporting period in the separate statement of comprehensive income for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions)

	2013		2012
Total gains (losses) for financial instruments held at the end of the reporting period	￦	20,490	￦	(1,080)
Total gains ( losses) included in profit or loss for the period	￦	(14,586)	￦	(1,069)

3) The sensitivity of fair value analysis for the level 3 financial instruments

The Bank performed the sensitivity analysis for the level 3 financial instruments which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as level 3 and of which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments which are recognized as cost among the financial instruments which are classified as level 3 are excluded in the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of December 31, 2013 are as follows (Korean won in millions):

(2013)

	Net income (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
AFS Financial assets (*)	￦	—	￦	—	￦	6,014,237	￦ (1,338,632)

(*)	Changes in fair value of stocks are computed along with the increases or decreases in either growth rate from nil to 1 percent and discount rate or liquidation value from negative 1 percent to 1 percent and discount rate, which are unobservable inputs.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(3) The table below provides the Bank’s financial assets and financial liabilities that are carried at cost since the fair values of the financial instruments are not readily determinable in the separate statements of financial position as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) (Korean won in millions)

	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
AFS financial assets
Unlisted securities (*)	￦	537	￦	797	￦	1,486
Equity investments to un- incorporated entities. (*)		28,181		22,315		22,507
Others (*)		466		—		—

	￦	29,184	￦	23,112	￦	23,993

(*)	AFS financial assets are unlisted equity securities and equity investments and recorded as at cost since they do not have quoted prices in an active market and the fair values are not measured with reliability.

5-2. Carrying amounts of financial instruments

Carrying amounts of financial instruments as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

	Financial assets at FVTPL		Loans		Available- for-sale financial assets		Held-to- maturity financial assets		Hedging derivative assets		Total
	Trading
Financial assets:
Cash and due from financial institutions	￦	—	￦	2,214,755	￦	—	￦	—	￦	—	￦	2,214,755
Financial assets at FVTPL		855,248		—		—		—		—		855,248
Hedging derivative assets		—		—		—		—		378,324		378,324
Loans		—		51,169,874		—		—		—		51,169,874
Financial investments		—		—		4,030,332		43,647		—		4,073,979
Other financial assets		—		847,638		—		—		—		847,638

Total	￦	855,248	￦	54,232,267	￦	4,030,332	￦	43,647	￦	378,324	￦	59,539,818

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
	Trading
Financial liabilities:
Financial liabilities at FVTPL	￦	212,888	￦	—	￦	—	￦	212,888
Hedging derivative liabilities		—		—		1,799,713		1,799,713
Borrowings		—		5,488,545		—		5,488,545
Debentures		—		42,709,823		—		42,709,823
Other financial liabilities		—		940,557		—		940,557

Total	￦	212,888	￦	49,138,925	￦	1,799,713	￦	51,151,526

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dec 31, 2012)

	Financial assets at FVTPL		Loans		Available- for-sale financial assets		Held-to- maturity financial assets		Hedging derivative assets		Total
	Trading
Financial assets:
Cash and due from financial institutions	￦	—	￦	1,917,583	￦	—	￦	—	￦	—	￦	1,917,583
Financial assets at FVTPL		261,525		—		—		—		—		261,525
Hedging derivative assets		—		—		—		—		873,273		873,273
Loans		—		45,685,886		—		—		—		45,685,886
Financial investments		—		—		3,864,932		—		—		3,864,932
Other financial assets		—		681,400		—		—		—		681,400

Total	￦	261,525	￦	48,284,869	￦	3,864,932	￦	—	￦	873,273	￦	53,284,599

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
	Trading
Financial liabilities:
Financial liabilities at FVTPL	￦	258,531	￦	—	￦	—	￦	258,531
Hedging derivative liabilities		—		—		918,128		918,128
Borrowings		—		2,755,991		—		2,755,991
Debentures		—		40,172,531		—		40,172,531
Other financial liabilities		—		898,169		—		898,169

Total	￦	258,531	￦	43,826,691	￦	918,128	￦	45,003,350

(Jan 1, 2012)

	Financial assets at FVTPL		Loans		Available- for-sale financial assets		Held-to- maturity financial assets		Hedging derivative assets		Total
	Trading
Financial assets:
Cash and due from financial institutions	￦	—	￦	2,334,643	￦	—	￦	—	￦	—	￦	2,334,643
Financial assets at FVTPL		578,328		—		—		—		—		578,328
Hedging derivative assets		—		—		—		—		994,233		994,233
Loans		—		46,351,208		—		—		—		46,351,208
Financial investments		—		—		3,700,301		—		—		3,700,301
Other financial assets		—		650,453		—		—		—		650,453

Total	￦	578,328	￦	49,336,304	￦	3,700,301	￦	—	￦	994,233	￦	54,609,166

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
	Trading
Financial liabilities:
Financial liabilities at FVTPL	￦	186,934	￦	—	￦	—	￦	186,934
Hedging derivative liabilities		—		—		805,618		805,618
Borrowings		—		5,351,040		—		5,351,040
Debentures		—		39,374,177		—		39,374,177
Other financial liabilities		—		839,883		—		839,883

Total	￦	186,934	￦	45,565,100	￦	805,618	￦	46,557,652

5-3. Offset on financial assets and financial liabilities

The Bank has conditional rights of setoff that are enforceable and exercisable only in the events mentioned in agreements regardless of meeting some or all of the offsetting criteria in K-IFRS 1032 for derivative assets, derivative liabilities, receivable spot exchanges and payable spot exchanges. Cash collaterals do not meet the offsetting criteria in K-IFRS 1032 but they can be set off with net amount of derivative assets and derivatives liabilities and net amount of receivables spot exchanges and payable spot exchanges.

The effects of netting agreements as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follow (Korean won in millions):

(Dec 31, 2013)

			Net basis measured in the financial statements		Amount that is not offset in the financial statements
	Recognized total amount				Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives	￦	533,170	￦	533,170	￦	(335,976)	￦	(16,522)	￦	180,672
Available-for-sale financial assets with repurchase agreement (RP)		16,173		16,173		(13,945)		—		2,228
Held-to-maturity financial assets with repurchase agreement (RP)		38,348		38,348		(33,543)		—		4,805

	￦	587,691	￦	587,691	￦	(383,464)	￦	(16,522)	￦	187,705

Financial liabilities:
Derivatives	￦	2,012,600	￦	2,012,600	￦	(335,976)	￦	—	￦	1,676,624
RP		47,489		47,489		(47,489)		—		—

Total	￦	2,060,089	￦	2,060,089	￦	(383,465)	￦	—	￦	1,676,624

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dec 31, 2012)

			Net basis measured in the financial statements		Amount that is not offset in the financial statements
	Recognized total amount				Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives	￦	918,299	￦	918,299	￦	(355,764)	￦	(177)	￦	562,358
Financial liabilities:
Derivatives	￦	1,176,659	￦	1,176,659	￦	(355,764)	￦	(2)	￦	820,893

(Jan 1, 2012)

			Net basis measured in the financial statements		Amount that is not offset in the financial statements
	Recognized total amount				Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives	￦	1,199,017	￦	1,199,017	￦	(454,449)	￦	(109,298)	￦	635,270
Financial liabilities:
Derivatives	￦	992,552	￦	992,552	￦	(454,449)	￦	—	￦	538,103

6. OPERATING SEGMENT

Though the Bank conducts business activities related to financial services, in accordance with relevant laws such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7. CASH AND DUE FROM FINANCIAL INSTITUTIONS

(1) Due from financial institutions as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) is as follows (Korean won in millions):

Detail	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Due from financial institutions in local currency	￦	357,188	￦	567,243	￦	607,541
Due from financial institutions in foreign currencies		1,857,567		1,350,340		1,727,102

		2,214,755		1,917,583		2,334,643

Restricted due from financial institutions		(407)		(4)		(18)
Due from financial institutions with original maturities of three months or less at acquisition date		(782,321)		(1,069,128)		(427,000)

		(782,728)		(1,069,132)		(427,018)

Total (*)	￦	1,432,027	￦	848,451	￦	1,907,625

(*)	It is equal to the due from financial institutions as presented on the separate statements of cash flows.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(2) Details of cash and due from financial institutions as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

Detail	Dec 31, 2013			Dec 31, 2012			Jan 1, 2012
	Amount		Interest (%)	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Reserve deposits	￦	—	—	￦	4	—	￦	18	—
Demand deposits		788	—		639	—		973	—
Time deposits		310,000	2.68 ~ 3.23		555,000	3.00 ~ 4.00		592,000	3.80 ~ 4.14
Others		46,400	2.70 ~ 2.70		11,600	2.70 ~ 2.70		14,550	2.70 ~ 2.70

		357,188			567,243			607,541

Due from financial institutions in foreign currencies:
Demand deposits		39,090	—		59,670	—		84,079	—
Time deposits		211,060	0.25 ~ 0.40		514,128	0.67 ~ 1.28		1,049,502	0.73 ~ 1.26
On demand		36,940	—		33,193	—		21,379	—
Offshore demand deposits		808	—		2,552	—		482	—
Others		1,569,262	0.00 ~ 0.45		740,797	0.00 ~ 0.45		571,660	0.00 ~ 0.60
Margin for derivatives		407	—		—	—		—	—

		1,857,567			1,350,340			1,727,102

Total	￦	2,214,755		￦	1,917,583		￦	2,334,643

(3) Restricted due from financial institutions as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) is as follows (Korean won in millions):

Detail	Financial Institution	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012		Reason for restriction
Reserve deposits	BOK	￦	—	￦	4	￦	18	Bank of Korea Act
Others	DEUTSCHE BANK AG, FRANKFURT AM MAIN		407		—		—	Credit support annex for derivative transactions

	Total	￦	407	￦	4	￦	18

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

8. FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

Details of financial assets at fair value through profit or loss as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Equity securities
Beneficiary certificates	￦	700,401	￦	216,500	￦	373,544

Derivative assets
Interest product		1,234		5,546		6,287
Currency product		153,613		39,479		198,497

		154,847		45,025		204,784

Total	￦	855,248	￦	261,525	￦	578,328

9. FINANCIAL INVESTMENTS

Details of financial investments as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
AFS securities in local currency
Equity securities
Marketable securities	￦	244,063	￦	337,194	￦	592,792
Non-marketable securities		3,596,966		3,474,321		3,076,560
Equity investments to un- incorporated entities		28,181		22,315		22,939
Others		2,386		2,013		3,003

		3,871,596		3,835,843		3,695,294

AFS securities in foreign currency
Debt securities
Debt securities		158,704		29,002		5,007
Equity securities
Equity securities		32		87		—

		158,736		29,089		5,007

Held-to-maturity securities in foreign currency
Debt securities
Debt securities		43,647		—		—

	￦	4,073,979	￦	3,864,932	￦	3,700,301

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

10. LOANS

Loans as presented below do not include loan valuation adjustment related to fair value hedging amounting to ￦151,420 million, ￦240,423 million and ￦303,575 million, respectively, as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS).

(1) Details of loans as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

	Detail	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Loans in local currency	Loans for export	￦	8,983,664	￦	8,114,939	￦	7,680,948
	Loans for overseas investments		884,197		1,474,651		1,278,107
	Loans for import		1,372,994		1,418,227		1,293,707
	Troubled Debt Restructuring		2,144,957		1,059,266		258,805
	Others		198,676		178,532		16,472

			13,584,488		12,245,615		10,528,039

Loans in foreign currency	Loans for export		16,516,899		13,718,649		15,374,527
	Loans for overseas investments		15,606,122		14,717,700		14,270,392
	Loans for rediscounted trading notes		643,733		776,548		1,990,901
	Loans for import		634,593		849,252		940,826
	Overseas funding loans		651,124		730,194		777,729
	Domestic usance bills		194,976		206,966		256,340
	Others		243,211		27,440		23,066

			34,490,658		31,026,749		33,633,781

Others	Bills bought		—		—		34,406
	Foreign-currency bills bought		1,214,071		1,570,874		2,038,759
	Advance for customers		37,549		84,987		70,381
	Call loans		4,435,115		1,904,452		1,539,861
	Interbank loans in foreign currency		47,489		965,459		113,315

			5,734,224		4,525,772		3,796,722

	Balance		53,809,370		47,798,136		47,958,542
	Net deferred origination fees and costs		(408,616)		(358,301)		(345,144)
	Allowance for loan losses		(2,382,300)		(1,994,373)		(1,565,765)

	Total	￦	51,018,454	￦	45,445,462	￦	46,047,633

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(2) Loans classified by customer as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large corporations	￦	6,468,172	￦	17,810,959	￦	176,405	￦	24,455,536	54.01
	Small and medium companies		6,941,277		5,403,513		272,170		12,616,960	27.86
	Public sector and others		10,040		8,168,860		30,949		8,209,849	18.13

	Balance		13,419,489		31,383,332		479,524		45,282,345	100.00

	Net deferred origination fees and costs		(2,217)		(399,890)		—		(402,107)
	Allowance for loan losses		(2,098,562)		(233,005)		(22,551)		(2,354,118)

			11,318,710		30,750,437		456,973		42,526,120

Financial institution	Banks		165,000		1,916,492		4,547,447		6,628,939	77.74
	Others		—		1,190,834		707,252		1,898,086	22.26

	Balance		165,000		3,107,326		5,254,699		8,527,025	100.00

	Net deferred origination fees and costs		—		(5,858)		(651)		(6,509)
	Allowance for loan losses		(150)		(25,180)		(2,852)		(28,182)

			164,850		3,076,288		5,251,196		8,492,334

	Total	￦	11,483,560	￦	33,826,725	￦	5,708,169	￦	51,018,454

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dec 31, 2012)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large corporations	￦	5,945,320	￦	9,551,835	￦	82,838	￦	15,579,993	37.99
	Small and medium companies		1,239,109		1,683,279		9,176		2,931,564	7.15
	Public sector and others		4,911,187		17,142,068		442,599		22,495,854	54.86

	Balance		12,095,616		28,377,182		534,613		41,007,411	100.00

	Net deferred origination fees and costs		(3,103)		(346,272)		—		(349,375)
	Allowance for loan losses		(1,638,627)		(279,311)		(44,467)		(1,962,405)

			10,453,886		27,751,599		490,146		38,695,631

Financial institution	Banks		150,000		2,021,260		3,970,409		6,141,669	90.44
	Others		—		628,307		20,749		649,056	9.56

	Balance		150,000		2,649,567		3,991,158		6,790,725	100.00

	Net deferred origination fees and costs		—		(6,960)		(1,966)		(8,926)
	Allowance for loan losses		(134)		(11,901)		(19,933)		(31,968)

			149,866		2,630,706		3,969,259		6,749,831

	Total	￦	10,603,752	￦	30,382,305	￦	4,459,405	￦	45,445,462

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Jan 1, 2012)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large corporations	￦	8,197,556	￦	12,748,478	￦	290,108	￦	21,236,142	51.51
	Small and medium companies		1,983,583		2,797,277		83,179		4,864,039	11.80
	Public sector and others		16,900		14,352,937		755,959		15,125,796	36.69

	Balance		10,198,039		29,898,692		1,129,246		41,225,977	100.00

	Net deferred origination fees and costs		(2,571)		(334,442)		—		(337,013)
	Allowance for loan losses		(1,097,878)		(373,416)		(70,186)		(1,541,480)

			9,097,590		29,190,834		1,059,060		39,347,484

Financial institution	Banks		330,000		3,085,782		2,646,424		6,062,206	90.04
	Others		—		649,308		21,051		670,359	9.96

	Balance		330,000		3,735,090		2,667,475		6,732,565	100.00

	Net deferred origination fees and costs		—		(8,131)		—		(8,131)
	Allowance for loan losses		(291)		(13,555)		(10,439)		(24,285)

			329,709		3,713,404		2,657,036		6,700,149

	Total	￦	9,427,299	￦	32,904,238	￦	3,716,096	￦	46,047,633

(3) Changes in net deferred origination fees and costs for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

(2013)

	Beginning balance		Increase		Decrease		Ending balance
Deferred origination fees	￦	(358,677)	￦	(143,228)	￦	(93,047)	￦	(408,858)
Deferred origination costs		376		—		134		242

Total	￦	(358,301)	￦	(143,228)	￦	(92,913)	￦	(408,616)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(2012)

	Beginning balance		Increase		Decrease		Ending balance
Deferred origination fees	￦	(345,574)	￦	(77,441)	￦	(64,338)	￦	(358,677)
Deferred origination costs		430		179		233		376

Total	￦	(345,144)	￦	(77,262)	￦	(64,105)	￦	(358,301)

(4) Changes in allowance for loan losses for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

(2013)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	1,699,721	￦	294,652	￦	1,994,373
Written-off		(48,995)		(44,317)		(93,312)
Collection of written-off loans		—		2,406		2,406
Loan-for-equity swap		(100,768)		(20,944)		(121,712)
Others		—		23,609		23,609
Elimination of discounts effect		(16,284)		(1,791)		(18,075)
Foreign exchange translation		(2,784)		(2,044)		(4,828)
Provision for loan losses		547,852		51,987		599,839
Transfer		20,541		(20,541)		—

Ending balance	￦	2,099,283	￦	283,017	￦	2,382,300

(2012)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	1,291,680	￦	274,085	￦	1,565,765
Written-off		(155,700)		(18,821)		(174,521)
Collection of written-off loans		41		801		842
Debt-for-equity swap		(3,522)		(816)		(4,338)
Others		(5,485)		(301)		(5,786)
Elimination of discounts effect		(14,889)		(1,181)		(16,070)
Foreign exchange translation		(7,131)		(7,343)		(14,474)
Transfer in		537,716		105,239		642,955
Transfer out		57,011		(57,011)		—

Ending balance	￦	1,699,721	￦	294,652	￦	1,994,373

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

11. INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES

(1) Details of investments in associates and subsidiaries as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

Company	Detail	Location	Business	Ownership (%)	Net Asset value		Carrying Amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Finance	100.00	￦	44,872	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Finance	100.00		9,849		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	85.00		16,388		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	100.00		50,147		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	25.86		388,681		380,520
Credit Guarantee and Investment Fund (*)	Associate	Philippines	Finance	14.28		107,731		115,486
SUNGDONG Shipbuilding & Marine Engineering Co, Ltd.	Associate	Korea	Shipbuilding	33.99		(628,827)		10

Total							￦	629,160

(Dec 31, 2012)

Company	Detail	Location	Business	Ownership (%)	Net asset value		Carrying Amount
KEXIM Bank UK Limited	Subsidiary	England	Finance	100.00	￦	39,965	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Finance	100.00		8,979		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	85.00		18,997		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	100.00		48,514		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	25.86		379,708		380,520
Credit Guarantee and Investment Fund (*)	Associate	Philippines	Finance	14.28		109,137		115,486

Total							￦	629,150

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Jan 1, 2012)

Company	Detail	Location	Business	Ownership (%)	Net asset value		Book value
KEXIM Bank UK Limited	Subsidiary	England	Finance	100.00	￦	34,993	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Finance	100.00		8,852		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	85.00		24,116		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	100.00		47,426		49,139
Credit Guarantee and Investment Fund (*)	Associate	Philippines	Finance	14.28		104,120		115,486

Total							￦	248,630

(*)	As of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS), CGIF is classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

(2) Changes in investments in associates and subsidiaries for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

(2013)

Company	Detail	Beginning balance		Acquisition		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		115,486
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	Associate		—		10		10

Total		￦	629,150	￦	10	￦	629,160

(2012)

Company	Detail	Beginning balance		Acquisition		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	48,460
KEXIM Vietnam Leasing Co.	Subsidiary		10,275		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		49,139
Korea Asset Management Corporation	Associate		—		380,520		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		115,486

Total		￦	248,630	￦	380,520	￦	629,150

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(3) Summarized financial information of associates and subsidiaries as of and for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

(2013)

Company	Assets	Liabilities	Operating income	Net income
KEXIM Bank UK Limited	455,482	410,611	6,749	5,110
KEXIM Vietnam Leasing Co.	124,882	115,033	1,344	1,039
PT.KOEXIM Mandiri Finance	163,849	144,569	3,093	2,568
KEXIM Asia Limited	356,724	306,577	4,621	3,844
Korea Asset Management Corporation	3,085,016	1,588,103	60,742	53,846
Credit Guarantee and Investment Fund	756,255	2,366	2,348	2,344
SUNGDONG Shipbuilding & Marine Engineering Co. Ltd.	2,016,279	3,866,313	(109,801)	(222,247)

(2012)

Company	Assets	Liabilities	Operating income	Net income
KEXIM Bank UK Limited	446,721	406,756	28,950	6,488
KEXIM Vietnam Leasing Co.	109,237	100,258	4,733	797
PT.KOEXIM Mandiri Finance	179,383	157,034	9,064	1,891
KEXIM Asia Limited	347,577	299,063	15,392	3,970
Korea Asset Management Corporation	3,100,410	1,632,089	77,703	90,040
Credit Guarantee and Investment Fund	764,312	586	3,684	3,686

12. TANGIBLE ASSETS

(1) Details of tangible assets as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

Detail	Acquisition cost		Accumulated depreciation		Book value
Lands	￦	189,585	￦	—	￦	189,585
Buildings		44,741		(23,014)		21,727
Vehicles		2,944		(2,006)		938
Furniture and fixture		21,427		(14,325)		7,102
Construction in progress		17,167		—		17,167

Total	￦	275,864	￦	(39,345)	￦	236,519

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dec 31, 2012)

Detail	Acquisition cost		Accumulated depreciation		Book value
Lands	￦	189,585	￦	—	￦	189,585
Buildings		44,741		(21,558)		23,183
Vehicles		2,723		(1,852)		871
Furniture and fixture		18,965		(15,225)		3,740
Construction in progress		10,700		—		10,700

Total	￦	266,714	￦	(38,635)	￦	228,079

(Jan 1, 2012)

Detail	Acquisition cost		Accumulated depreciation		Book value
Lands	￦	189,585	￦	—	￦	189,585
Buildings		45,208		(20,288)		24,920
Vehicles		2,744		(1,927)		817
Furniture and fixture		17,647		(14,685)		2,962

Total	￦	255,184	￦	(36,900)	￦	218,284

(2) Changes in tangible assets for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

(2013)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Ending balance
Lands	￦	189,585	￦	—	￦	—	￦	—	￦	189,585
Buildings		23,183		—		—		(1,456)		21,727
Vehicles		871		479		(24)		(388)		938
Furniture and fixture		3,740		4,945		(4)		(1,579)		7,102
Construction in progress		10,700		6,467		—		—		17,167

Total	￦	228,079	￦	11,891	￦	(28)	￦	(3,423)	￦	236,519

(2012)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Ending balance
Lands	￦	189,585	￦	—	￦	—	￦	—	￦	189,585
Buildings		24,920		—		(274)		(1,463)		23,183
Vehicles		817		438		(24)		(360)		871
Furniture and fixture		2,962		1,795		(13)		(1,004)		3,740
Construction in progress		—		10,700		—		—		10,700

Total	￦	218,284	￦	12,933	￦	(311)	￦	(2,827)	￦	228,079

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

13. INTANGIBLE ASSETS

(1) Details of intangible assets as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

Detail	Acquisition cost		Accumulated depreciation		Accumulated impairment		Book value
Computer software	￦	8,099	￦	(4,145)	￦	—	￦	3,954
System development fees		20,507		(11,934)		—		8,573
Memberships		6,195		—		(1,294)		4,901

Total	￦	34,801	￦	(16,079)	￦	(1,294)	￦	17,428

(Dec 31, 2012)

Detail	Acquisition cost		Accumulated depreciation		Accumulated impairment		Book value
Computer software	￦	6,071	￦	(3,264)	￦	—	￦	2,807
System development fees		17,961		(11,079)		—		6,882
Memberships		6,089		—		(507)		5,582

Total	￦	30,121	￦	(14,343)	￦	(507)	￦	15,271

(Jan 1, 2012)

Detail	Acquisition cost		Accumulated depreciation		Accumulated impairment		Book value
Computer software	￦	4,314	￦	(2,548)	￦	—	￦	1,766
System development fees		8,482		(3,672)		—		4,810
Memberships		6,089		—		(476)		5,613

Total	￦	18,885	￦	(6,220)	￦	(476)	￦	12,189

(2) Changes in intangible assets for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

(2013)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Impairment		Ending balance
Computer software	￦	2,807	￦	2,026	￦	—	￦	(879)	￦	—	￦	3,954
System development fees		6,882		2,546		—		(855)		—		8,573
Memberships		5,582		313		(208)		—		(786)		4,901

Total	￦	15,271	￦	4,885	￦	(208)	￦	(1,734)	￦	(786)	￦	17,428

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(2012)

Detail	Beginning balance		Acquisitions		Depreciation		Impairment		Ending balance
Computer software	￦	1,766	￦	1,757	￦	(716)	￦	—	￦	2,807
System development fees		4,810		2,953		(881)		—		6,882
Memberships		5,613		—		—		(31)		5,582

Total	￦	12,189	￦	4,710	￦	(1,597)	￦	(31)	￦	15,271

14. OTHER ASSETS

(1) Details of other assets as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Other financial assets :
Guarantee deposits	￦	36,632	￦	33,606	￦	26,255
Accounts receivable		128,263		599		44,494
Accrued income		682,573		647,045		579,641
Receivable spot exchange		170		150		63
Allowances for loan losses on other assets		(14,304)		(1,335)		(1,407)

		833,334		680,065		649,046

Other assets :
Prepaid expenses		4,064		1,987		7,879
Sundry assets		8,952		10,560		9,042

		13,016		12,547		16,921

Total	￦	846,350	￦	692,612	￦	665,967

(2) Changes in allowances for loan losses on other assets for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Beginning balance	￦	1,335	￦	1,407
Written-off		—		(5)
Transfers in (out)		12,969		(63)
Foreign exchange translation		—		(4)
Others		—		—

Ending balance	￦	14,304	￦	1,335

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

15. BORROWINGS

(1) Details of borrowings as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

Detail	Lender	Interest rate (%)	Amount (*)
Borrowings in foreign currency:
Long term borrowings from foreign financial institutions	BANK OF TOKYO-MITSUBISHI UFJ, Ltd., and others	0.73~2.02	￦	2,374,283
Discount on borrowings		—		(8,337)
Commercial papers	CITIBANK N.A., HONG KONG and others	0.2~0.81		2,830,263
Offshore long term borrowings	SUMITOMO MITSUI TRUST BANK, Limited	0.98~0.98		31,659
Discount on borrowings		—		(54)
Others (Foreign banks)		0.33~3.35		194,975
Others (CSA—Credit Support Annex)	STANDARD CHARTERED BANK	—		18,267

Subtotal				5,441,056

Securities sold under repurchase agreement		—		47,489

Total			￦	5,488,545

(Dec 31, 2012)

Detail	Lender	Interest rate (%)	Amount (*)
Borrowings in foreign currency
Short term borrowings from foreign financial institutions	CITIBANK JAPAN LTD	0.77~0.77	￦	24,950
Long term borrowings from foreign financial institutions	BANK OF TOKYO-MITSUBISHI UFJ, Ltd., and others	0.98~1.33		1,446,931
Discount on borrowings		—		(7,606)
Commercial papers	ING BANK NV and others	0.24~1.19		755,875
Offshore short term borrowings in foreign currency	NATIONAL BANK OF ABU DHABI and others	1.01~1.01		107,110
Offshore long term borrowings in foreign currency	NATIONAL BANK OF ABU DHABI and others	1.01~1.01		32,133
Discount on borrowings		—		(403)
Others (Foreign banks)		0.71~3.59		206,966
Others (CSA)		0.00~0.19		190,035

Total			￦	2,755,991

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Jan 1, 2012)

Detail	Lender	Interest rate (%)	Amount (*)
Call Money:
Call money in won	SHINHAN BANK and others	3.18	￦	20,000
Call money in foreign currency	THE KOREA DEVELOPMENT BANK	5.33~5.35		47,940

Subtotal				67,940

Borrowings in foreign currency
Short term borrowings from foreign financial institutions	CITI BANK N.A and others	0.88~1.48		405,725
Long term borrowings from foreign financial institutions	BANK OF TOKYO-MITSUBISHI UFJ, Ltd., and others	0.73~2.02		2,341,430
Discount on borrowings		—		(8,956)
Commercial papers	CITIBANK N.A., HONG KONG and others	0.2~0.81		2,103,275
Offshore long term borrowings	SUMITOMO MITSUI TRUST BANK, Limited	0.98~0.98		63,432
Discount on borrowings		—		(234)
Others (Foreign banks)		0.33~3.35		256,340
Others (CSA)	STANDARD CHARTERED BANK	—		122,088

Subtotal				5,283,100

Total			￦	5,351,040

(*)	Amounts as presented here do not include present value discounts.

(2) Details of borrowings from financial institutions as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

Detail	Securities sold under repurchase agreement	Borrowings in foreign currency	Total (*)
Banks	￦47,489	￦5,441,056	￦5,488,545
Others	—	—	—

Total	￦47,489	￦5,441,056	￦5,488,545

(Dec 31, 2012)

Detail	Borrowings in foreign currency		Total (*)
Banks	￦	2,723,858	￦	2,723,858
Others		32,133		32,133

Total	￦	2,755,991	￦	2,755,991

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Jan 1, 2012)

Detail	Call money		Borrowings in foreign currency		Total (*)
Banks	￦	47,940	￦	5,171,967	￦	5,219,907
Others		20,000		111,133		131,133

Total	￦	67,940	￦	5,283,100	￦	5,351,040

(*)	Borrowings as presented here do not include present value discounts.

16. DEBENTURES

Details of debentures as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

Detail	Dec 31, 2013			Dec 31, 2012			Jan 1, 2012
	Interest rate (%)	Amount		Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	2.65~3.76	￦	1,490,000	—	￦	—	3.58~3.59	￦	300,000
Fixed rate	2.69~5.27		6,640,000	2.69~5.27		7,330,000	3.30~5.27		7,230,000

			8,130,000			7,330,000			7,530,000

Discount on debentures:			(21,810)			(13,873)			(76,317)
Loss on fair value hedged items			—			—			(1,679)

			8,108,190			7,316,127			7,452,004

Foreign currency:
Floating rate	0.32~10.00		4,363,720	0.43~5.15		2,344,844	0.70~5.09		2,757,586
Fixed rate	0.30~10.49		30,350,557	0.50~14.00		29,973,370	0.50~10.47		28,705,247

			34,714,277			32,318,214			31,462,833

Gain on fair value of hedged items			70,322			811,133			759,645
Discount on debentures			(182,966)			(272,943)			(300,305)

			34,601,633			32,856,404			31,922,173

Total		￦	42,709,823		￦	40,172,531		￦	39,374,177

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

17. PROVISIONS

(1) Details of provisions as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Provisions for acceptances and guarantees	￦	155,613	￦	169,684	￦	298,497
Provisions for unused loan commitments		89,742		54,950		144,499
Others		—		—		44,492

Total	￦	245,355	￦	224,634	￦	487,488

(2) Changes in provisions for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

(2013)

Detail	Acceptances and guarantees		Unused loan commitments		Total
Beginning balance	￦	169,684	￦	54,950	￦	224,634
Foreign exchange translation		(117)		(87)		(204)
Transfers in (out)		(13,957)		34,882		20,925

Ending balance	￦	155,610	￦	89,745	￦	245,355

(2012)

Detail	Acceptances and guarantees		Unused loan commitments		Other		Total
Beginning balance	￦	298,497	￦	144,499	￦	44,492	￦	487,488
Foreign exchange translation		(65)		(35)		—		(100)
Transfers in (out)		(128,748)		(89,514)		(44,492)		(262,754)

Ending balance	￦	169,684	￦	54,950	￦	—	￦	224,634

18. RETIREMENT BENEFIT PLAN

The Bank operates both defined benefit plan and defined contribution plan.

(1) Defined benefit plan

The Bank operates defined benefit plans which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the Projected Unit Credit method (the ‘PUC’). The data used in the PUC such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset are based on observable market data and historical data which are annually updated.

Actuarial assumptions may differ from actual results, due to change in the market, economic trend and mortality trend which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2) Details of defined benefit obligation as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Present value of defined benefit obligations	￦	62,179	￦	61,067	￦	53,793
Fair value of plan assets		(34,311)		(28,324)		—

Defined benefit obligation, net	￦	27,868	￦	32,743	￦	53,793

(3) Changes in net defined benefit obligations for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

(2013)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	61,067	￦	(28,324)	￦	32,743
Contributions from the employer		—		(5,997)		(5,997)
Current service cost		8,671		(1,301)		7,370
Interest expense (income)		2,796		—		2,796
Return on plan assets, excluding amounts included in interest income above		—		300		300
Actuarial gains and losses arising from changes in demographic assumptions		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		(3,994)		—		(3,994)
Actuarial gains and losses arising from empirical adjustment		(4,825)		—		(4,825)
Management fee on plan assets		—		158		158
Benefits paid		(1,536)		853		(683)

Ending balance	￦	62,179	￦	(34,311)	￦	27,868

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(2012)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	53,793	￦	—	￦	53,793
Contributions from the employer		—		(27,864)		(27,864)
Current service cost		7,454		—		7,454
Interest expense (income)		2,946		(467)		2,479
Return on plan assets, excluding amounts included in interest income above		—		—		—
Actuarial gains and losses arising from changes in demographic assumptions		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		2,152		—		2,152
Benefits paid		(5,278)		7		(5,271)

Ending balance	￦	61,067	￦	(28,324)	￦	32,743

(4) Details of plan assets as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Cash and cash equivalent	￦	8,429	￦	16,901	￦	—
Debt securities		2,362		4,467		—
Derivatives		—		2		—
Asset-backed-securities		—		141		—
Others		23,520		6,813		—

Total	￦	34,311	￦	28,324	￦	—

(5) Actuarial assumptions used in retirement benefit obligation assessment as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows:

	Dec 31, 2013	Dec 31, 2012	Jan 1, 2012
Discount rate	5.06%	4.59%	4.59%
Expected wage growth rate	3.04%	3.04%	3.04%

(6) Assuming that all the other assumptions remain unchanged, the effect of changes in the significant actuarial assumptions which were made within the reasonable limit on retirement benefit obligations as of December 31, 2013 is as follows:

Description	1% Increase		1% Decrease
Change of discount rate	￦	(7,415)	￦	8,951
Change of future salary increase rate:	￦	9,042	￦	(7,608)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

The above sensitivity analysis does not present any actual changes in the retirement benefit obligations as there is no change in actuarial assumptions which is independently made due to the correlation among the assumptions. In addition, the actuarial present value of promised retirement benefits in the sensitivity analysis is determined using the projected unit credit method, which is used in the calculation of the retirement benefit obligations in the separate financial statements.

(7) Retirement benefit cost incurred from the defined contribution plan for the years ended December 31, 2013 and 2012 is as follows (Korean won in millions):

	2013		2012
Retirement benefit cost	￦	494	￦	132

19. OTHER LIABILITIES

Details of other liabilities as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Other financial liabilities:
Guarantee deposits	￦	375,123	￦	284,249	￦	219,142
Foreign exchanges payable		37		63,794		95,419
Accounts payable		5,256		4,914		10,004
Accrued expenses		560,033		545,104		514,206
Guarantee deposit received		108		108		1,112

		940,557		898,169		839,883

Other liabilities:
Allowance for credit loss in derivatives		10,757		14,554		25,934
Unearned income		141,833		110,956		68,318
Sundry liabilities		6,620		10,809		107,124

		159,210		136,319		201,376

Total	￦	1,099,767	￦	1,034,488	￦	1,041,259

20. DERIVATIVES

The Bank operates derivatives for trading and hedging instrument. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1) Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

The Bank shall discontinue prospectively the cash flow hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates

(2) Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument shall be recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income shall be reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecast transaction is no longer expected to occur, in which case any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective shall be reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(3) Details of derivative assets and liabilities as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	14,266,649	￦	177,324	￦	60	￦	1,234	￦	178,618
Currency:
Currency Forwards		1,195,972		—		—		28,208		28,208
Currency swaps		15,393,129		200,940		—		125,405		326,345

		16,589,101		200,940		—		153,613		354,553

Total	￦	30,855,750	￦	378,264	￦	60	￦	154,847	￦	533,171

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	14,266,649	￦	231,440	￦	1,838	￦	59,114	￦	292,392
Currency:
Currency forwards		1,195,972		—		—		782		782
Currency swaps		15,393,129		1,566,435		—		152,991		1,719,426

		16,589,101		1,566,435		—		153,773		1,720,208

Total	￦	30,855,750	￦	1,797,875	￦	1,838	￦	212,887	￦	2,012,600

(Dec 31, 2012)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	14,503,160	￦	485,012	￦	111	￦	5,546	￦	490,669
Currency:
Currency forwards		1,015,246		—		—		7,736		7,736
Currency swaps		14,361,132		388,150		—		31,743		419,893

		15,376,378		388,150		—		39,479		427,629

Total	￦	29,879,538	￦	873,162	￦	111	￦	45,025	￦	918,298

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	14,503,160	￦	217,530	￦	4,605	￦	81,018	￦	303,153
Currency:
Currency forwards		1,015,246		—		—		12,314		12,314
Currency swaps		14,361,132		695,993		—		165,199		861,192

		15,376,378		695,993		—		177,513		873,506

Total	￦	29,879,538	￦	913,523	￦	4,605	￦	258,531	￦	1,176,659

(Jan 1, 2012)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	12,100,233	￦	402,192	￦	—	￦	6,287	￦	408,479
Currency:
Currency forwards		841,586		—		—		2,833		2,833
Currency swaps		14,087,839		592,041		—		195,664		787,705

		14,929,425		592,041		—		198,497		790,538

Total	￦	27,029,658	￦	994,233	￦	—	￦	204,784	￦	1,199,017

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	12,100,233	￦	297,685	￦	—	￦	68,098	￦	365,783
Currency:
Currency forwards		841,586		—		—		12,549		12,549
Currency swaps		14,087,839		507,933		—		106,287		614,220

		14,929,425		507,933		—		118,836		626,769

Total	￦	27,029,658	￦	805,618	￦	—	￦	186,934	￦	992,552

(4) Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Fair value hedge—hedged items	￦	657,891	￦	(108,062)
Fair value hedge—hedging instruments	￦	(1,859,353)	￦	(64,434)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(5) The Bank recognized ￦2,616 million and ￦(4,235) million, as other comprehensive income (losses) (not adjusting tax effect), and cash flow hedge ineffectiveness of ￦100 million and ￦(259) million was recognized in earnings, for the years ended December 31, 2013 and 2012, respectively.

21. CAPITAL STOCK

As of December 31, 2013, the authorized capital and paid-in capital of the Bank are ￦8,000,000 million and ￦7,238,055 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Beginning balance	￦	7,138,055	￦	6,258,755
Increase in capital and investment in kind		100,000		879,300

Ending balance	￦	7,238,055	￦	7,138,055

22. OTHER RESERVES

(1) Details of other reserves as of December 31, 2013 , December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Gain on valuation of AFS securities	￦	54,157	￦	25,641	￦	221,336
Loss on valuation of cash flow hedge		(1,227)		(3,210)		—
Remeasurement elements of net defined benefit liability		4,827		(1,631)		—

Total	￦	57,757	￦	20,800	￦	221,336

(2) Changes in other reserves for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

(2013)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain on valuation of AFS securities	￦	25,641	￦	37,620	￦	(9,104)	￦	54,157
Loss on valuation of cash flow hedge		(3,210)		2,616		(633)		(1,227)
Remeasurement elements of net defined benefit liability		(1,631)		8,520		(2,062)		4,827

Total	￦	20,800	￦	48,756	￦	(11,799)	￦	57,757

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(2012)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain on valuation of AFS securities	￦	221,336	￦	(258,172)	￦	62,477	￦	25,641
Loss on valuation of cash flow hedge		—		(4,235)		1,025		(3,210)
Remeasurement elements of net defined benefit liability		—		(2,152)		521		(1,631)

Total	￦	221,336	￦	(264,559)	￦	64,023	￦	20,800

23. RETAINED EARNINGS

(1) Details of retained earnings as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

	Dec 31, 2013		Dec 31, 2012		Jan1, 2012
Legal reserve (*1)	￦	314,010	￦	299,117	￦	284,437
Voluntary reserve (*2)		1,067,878		968,118		869,614
Unappropriated retained earnings		572,440		661,648		438,325

Total	￦	1,954,328	￦	1,928,883	￦	1,592,376

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of net income for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of net income, after the appropriation of legal reserve and declaration of dividends, to voluntary reserve.

(2) Changes in retained earnings for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Beginning balance	￦	1,928,883	￦	1,592,376
Net income for the period		59,731		370,125
Appropriation		(34,286)		(33,618)

Ending balance	￦	1,954,328	￦	1,928,883

(3) Details of dividends for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
The Government	￦	23,149	￦	21,164
BOK		5,596		6,258
Korea Finance Corporation		5,541		6,196

Total	￦	34,286	￦	33,618

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(4) Statements of appropriations of retained earnings for the years ended December 31, 2013 and 2012 are as follows (Korean Won in millions):

	2013 (Expected date of appropriation: Mar. 20, 2014)				2012 (Date of appropriation: Feb. 28, 2013) (*1)
I. RETAINED EARNINGS BEFORE APPROPRIATIONS:			￦	572,440			￦	661,649
1. Unappropriated retained earnings carried over from prior years	￦	512,709			￦	—
2. Transition effect of K-IFRS		—				291,524
3. Net income		59,731				370,125
II. APPROPRIATIONS:				572,440				148,940
1. Legal reserve (*2)		5,973				14,894
2. Other reserve		51,682				99,760
3. Dividend		—				34,286
4. Additional reserve		514,785				—

III. UNAPPROPRIATED RETAINED EARNINGS AT THE END OF THE PERIOD			￦	—			￦	512,709

(*1)	The statement of appropriations of retained earnings for the years ended December 31, 2012 which is comparatively stated includes transition adjustments from previous K-GAAP to K-IFRS. It is different from the one stated in accordance with K-GAAP, in which appropriation of retained earnings for the year ended December 31, 2012 was determined.
(*2)	The Bank appropriated an amount equal to 10% of net income after income tax as a legal reserve for the previous year in accordance with K-GAAP.

24. RESERVE FOR BAD LOANS

Reserve for bad loans is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business.

(1) Reserve for bad loans

Details of reserve for bad loans as of December 31, 2013 are as follows (Korean won in millions):

	Dec 31, 2013
Accumulated reserve for bad loans (*)	￦	423,827
Expected reserve for bad loans (*)		90,958

Reserve for bad loans	￦	514,785

(*)	Accumulated reserve for bad loans and expected reserve for bad loans are calculated as if reserve for bad loans were implemented from 2012.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(2)	Expected reserve for bad loans and net income after adjusting reserve for bad loans.

Details of expected reserve for bad loans and net income after adjusting the reserve for bad loans for the years ended December 31, 2013 are as follows (Korean won in millions):

	Dec 31, 2013
Net income for the period	￦	59,731
Expected reserve for bad loans		(90,958)

Net loss after adjusting the reserve for bad loans(*)	￦	(31,227)

(*)	Adjusted income considering reserves for bad debt as above is calculated by assuming that the provision in reserves for bad debt before income tax is reflected in net income.

25. NET INTEREST INCOME

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1) Details of interest income for the years ended December 31, 2013 and 2012 are as follows. (Korean won in millions):

	2013		2012
Interest of due from financial institutions:
Due from financial institutions in local currency	￦	12,004	￦	21,088
Due from financial institutions in foreign currency		7,657		20,839

		19,661		41,927

Interest of financial assets at FVTPL:
Interest of trading securities		346		268
Interest of investments:
Interest of AFS securities		731		1,602
Interest of held-to-maturity securities		692		—

		1,423		1,602

Interest of loans:
Interest of loans in local currency		587,898		607,320
Interest of loans in foreign currency		1,043,355		1,056,544
Interest of notes bought		—		541
Interest of bills bought		29,234		64,001
Interest of advances for customers		443		—
Interest of call loans		11,180		7,617
Interest of interbank loans		2,330		10,693

		1,674,440		1,746,716

Interest of others		2,414		3,760

Total	￦	1,698,284	￦	1,794,273

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Interest income accrued from impaired loan is ￦18,076 million and ￦16,572 million for the years ended December 31, 2013 and 2012, respectively.

(2) Details of interest expenses for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Interest of borrowings:
Borrowings in foreign currency	￦	39,118	￦	48,481
RP		70		—
Interest of call money		12,059		3,955
Interest of debentures:
Interest of debentures in local currency		264,938		297,824
Interest of debentures in foreign currency		1,016,019		1,115,955
Interest of others		3,492		9,509

Total	￦	1,335,696	￦	1,475,724

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

26. NET COMMISION INCOME

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1) Details of commission income for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Commission income in local currency:
Commissions income on management of Economic Development Cooperation Fund (“EDCF”)	￦	9,625	￦	8,520
Commissions income on management of Inter-Korean Cooperation Fund (“IKCF”)		2,729		2,641

		12,354		11,161

Commission income in foreign currency:
Commissions income on letter of credit		2,398		2,519
Commissions income on confirmation on export letter of credit		1,214		1,165
Commissions income on loans commitment		79,537		54,894
Management fee		36		3
Arrangement fee		3,602		4,944
Commissions income on government guarantee agency		—		21
Advisory fee		199		34
Commission income on agency		11		11
Cancellation fee		2,997		1,572
Prepayment fee		32,122		3,068
Sundry commissions income on foreign exchange		286		462
Commissions income on offshore loans		—		43
Sundry commission income on offshore transactions		17		—
Commission income on import factoring		1		6

		122,420		68,742

Others:
Other commission income		1,729		4,487
Guarantee fees on foreign currency		183,245		194,823
Premium for guarantee		22,874		13,974

		207,848		213,284

Total	￦	342,622	￦	293,187

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(2) Details of commission expenses for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Commission expenses in local currency:
Commissions expenses on borrowings	￦	132	￦	132
Commissions expenses on domestic transaction		205		165
Sundry commissions expenses on domestic transaction		3		2

		340		299

Commission expenses in foreign currency:
Commissions expenses on borrowings		1,984		3,484
Sundry commission expenses on foreign exchange		375		388
Commission expenses on offshore borrowings		15		16
Sundry commissions expenses on offshore transaction		40		17

		2,414		3,905

Others:
Other commissions expenses		287		506
Other commissions expenses-deferred		45		—

		332		506

Total	￦	3,086	￦	4,710

27. DIVIDEND INCOME

Details of dividend income for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
AFS securities	￦	13,977	￦	18,459

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

28. GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL

Details of gain (loss) on financial assets at FVTPL for the years ended December 31, 2013 and 2012 are as follows. (Korean won in millions):

	2013		2012
Trading securities:
Gain on valuation	￦	1,498	￦	—
Gain on disposal		5,567		14,359
Loss on disposal		(118)		—

		6,947		14,359

Trading derivatives
Gain on valuation		157,562		61,974
Loss on valuation		(144,813)		(135,299)
Gain on transaction		256,281		290,203
Loss on transaction		(106,412)		(300,643)

		162,618		(83,765)

Total	￦	169,565	￦	(69,406)

29. GAIN (LOSS) ON HEDGING DERIVATIVES

Details of gain (loss) on hedging derivatives for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Gain on hedging derivatives	￦	218,101	￦	551,890
Loss on hedging derivatives		(2,077,354)		(616,583)

Total	￦	(1,859,253)	￦	(64,693)

30. GAIN (LOSS) ON FINANCIAL INVESTMENTS

(1) Details of gain (loss) on financial investments for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
AFS securities:
Gain on disposals	￦	22,008	￦	400,540
Loss on disposals		(1,761)		(7,725)
Impairment loss		(20,636)		(9,472)

Total	￦	(389)	￦	383,343

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(2) There is no gain or loss on held-to-maturity securities for the years ended December 31, 2013 and 2012. In addition, details of interest income of held-to-maturity securities are stated in Note 25.

31. OTHER OPERATING INCOME (EXPENSES)

Details of other operating income (expenses) for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Other operating income:
Gain on disposal of loans	￦	8	￦	21
Gain on redemption of loans		139		—
Gain on fair value hedged items		776,597		233,524
Others		25,656		15,437

		802,400		248,982

Other operating expenses:
Loss on fair value hedged items		118,706		341,586
Contribution for fund		5,745		5,664
Loss on redemption of debentures		13		302
Others		18,864		288

		143,328		347,840

Total	￦	659,072	￦	(98,858)

32. IMPAIRMENT LOSS (REVERSAL) ON CREDIT

Details of impairment loss (reversal) on credit for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Loans	￦	599,839	￦	642,955
Other financial assets		12,971		(62)
Guarantees		(13,957)		(128,748)
Unused loan commitments		34,882		(89,514)
Other provisions		—		(44,492)
Financial guarantee contract		(11,139)		(1,512)

Total	￦	622,596	￦	378,627

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

33. GENERAL AND ADMINISTRATIVE EXPENSES

Details of general and administrative expenses for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	Detail	2013		2012
General and administrative	Short-term salaries	￦	82,757	￦	74,206
Other expenses in financing department	Office expenses		47,768		43,914

			130,525		118,120

Office expenses of EDCF			1,696		1,362

General and administrative	Post-employment benefit (defined contributions)		494		132
expenses in others	Post-employment benefit (defined benefits)		10,325		9,933
	Depreciation of tangible assets		3,423		2,826
	Amortization of intangible assets		1,735		1,597
	Taxes and duties		31,722		29,780

			47,699		44,268

	Total	￦	179,920	￦	163,750

34. NON-OPERATING INCOME (EXPENSES)

Details of non-operating income (expenses) for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	Detail	2013		2012
Gain (loss) on investments in associates and subsidiaries	Dividend income	￦	8,018	￦	1,823
Others	Gain on disposals of tangible assets		73		773
	Rent income		46		28
	Interest on other loans		153		191
	Revenue on research project		5,185		1,803
	Others		324		469

			5,781		3,264

Others	Loss on disposal of tangible assets		4		5
	Loss on disposal of intangible assets		4		—
	Impairment loss of intangible assets		786		31
	Expenses for contribution		5,347		4,084
	Court cost		1,021		1,380
	Expenses on research project		4,649		4,634
	Others		365		97

			12,176		10,231

	Total	￦	1,623	￦	(5,144)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

35. INCOME TAX EXPENSE

(1) Details of income tax expenses for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Current income tax payable	￦	136,157	￦	86,333
Adjustment recognized in the period for current tax of prior periods		7,121		(4,483)
Changes in deferred income taxes due to temporary differences		(117,897)		(42,792)
Changes in deferred income taxes directly recognized in equity		(11,799)		64,023

Income tax expense	￦	13,582	￦	103,081

(2) Changes in temporary differences and deferred income tax assets (liabilities) for the years ended December 31, 2013 and 2012 are as follows (Korean Won in millions):

(2013)

	Temporary differences						Deferred tax assets (liabilities)—ending balance
Detail	Beginning balance		Increase (decrease)		Ending balance
Depreciation expense	￦	4,443	￦	1,589	￦	6,032	￦	1,460
Fair value hedging income(loss)		570,710		(651,809)		(81,099)		(19,626)
Financial guarantee contract liability		(58,027)		281,246		223,219		54,020
Allowance account		1,065,803		361,440		1,427,243		345,393
Unused commitment provisions		54,950		34,792		89,742		21,718
Net deferred origination fees and costs		358,480		50,136		408,616		98,885
Long-term income in advance		(15,944)		14,014		(1,930)		(467)
Accumulated in equity under the heading of revaluation gain on land		(185,101)		185,101		—		—
Provisions for acceptances and guarantees		169,684		(14,072)		155,612		37,658
Loan-for-equity swap		78,265		(21,263)		57,002		13,794
Losses on valuation of derivatives		258,361		(1,428,533)		(1,170,172)		(283,182)
Gains on valuation of derivatives		(439,546)		1,918,976		1,479,430		358,022
Defined benefit liability		20,882		1,795		22,677		5,489
Other provisions		6,250		(6,250)		—		—
Accrued interest and interest receivables related to swap transaction		(297,177)		(25,496)		(322,673)		(78,087)
Tangible asset		—		(185,978)		(185,978)		(45,007)
Others		62,282		20,244		82,526		19,971

	￦	1,654,315	￦	535,932	￦	2,190,247	￦	530,041

Deferred income tax assets (liabilities) directly adjusted in equity								(18,440)

Total							￦	511,601

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(2012)

	Temporary differences						Deferred tax assets (liabilities)— ending balance
Detail	Beginning balance		Increase (decrease)		Ending balance
Depreciation expense	￦	4,381	￦	62	￦	4,443	￦	1,075
Fair value hedging income (loss)		454,391		116,319		570,710		138,112
Financial guarantee contract liability		(98,802)		40,775		(58,027)		(14,042)
Allowance account		610,903		454,900		1,065,803		257,924
Unused commitment provisions		144,499		(89,549)		54,950		13,298
Net deferred origination fees and costs		346,010		12,470		358,480		86,752
Long-term income in advance		2,861		(18,805)		(15,944)		(3,858)
Revaluation income		(185,101)		—		(185,101)		(44,794)
Provisions for acceptances and guarantees		298,497		(128,813)		169,684		41,064
Debt-for-equity swap stocks		74,004		4,261		78,265		18,940
Losses on valuation of derivatives		124,895		133,466		258,361		62,523
Gains on valuation of derivatives		(206,465)		(233,081)		(439,546)		(106,370)
Defined benefit liability		44,339		(23,457)		20,882		5,053
Other provisions		48,625		(42,375)		6,250		1,513
Accrued interest and interest receivables related to swap transaction		(179,225)		(117,952)		(297,177)		(71,917)
AFS securities		220,787		(220,787)		—		—
Others		37,451		24,831		62,282		15,072

Subtotal	￦	1,742,050	￦	(87,735)	￦	1,654,315	￦	400,345

Deferred income tax assets (liabilities) directly adjusted in equity								(6,641)

Total							￦	393,704

(3) “The reconciliation between the Company’s effective tax rate on income from continuing operations and the statutory tax rate is as follows” (Korean won in millions):

	2013		2012
Net income before income tax	￦	73,313	￦	473,206
Income tax calculated at statutory tax rate (*)		17,511		114,284
Adjustments:
Effect on non-taxable income		(246)		(199)
Effect on non-deductible expense		2,449		369
Tax credit		(7,479)		(334)
Unrecognized temporary differences		(4,606)		(5,415)
Others		(1,168)		(1,141)

		(11,050)		(6,720)

Adjustment recognized in the period for current tax of prior periods		7,121		(4,483)

Income tax expense	￦	13,582	￦	103,081

Effective tax rate from operations		18.53%		21.78%

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(*)	The corporate tax rate is 11% up to ￦200 million, 22% over ￦200 million to ￦20 billion and 24.2% over ￦20 billion.

(4) Details of deferred tax relating to items that are recognized directly in equity as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

Detail	Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Gain (loss) on valuation of AFS securities	￦	(17,290)	￦	(8,187)	￦	(70,664)
Gain (loss) on valuation of cash flow hedge		392		1,025		—
Remeasurement of net defined benefit liability		(1,542)		521		—

Total	￦	(18,440)	￦	(6,641)	￦	(70,664)

(5) Unrecognized deferred tax assets and liabilities

The Bank does not recognize deferred tax liabilities for taxable temporary difference of ￦53,480 million related to investments in associates and subsidiaries as of December 31, 2013 because the Bank considers that those investments in associates and subsidiaries will be indefinitely reinvested.

The Bank also does not recognize deferred tax assets for deductible temporary differences of ￦3,122 million related to impairment loss of AFS securities because the realizable period has already passed.

36. STATEMENTS OF CASH FLOWS

(1) Cash and cash equivalents as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are equal to the due from financial institutions in the statements of cash flows and as detailed in Note 7.

(2) Details of non-cash flow transactions in investing and financing activities for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions)

	2013		2012
Loan-for-equity swap	￦	68,074	￦	519
Transfer of AFS securities to investments in associates		—		2,092
Investment in kind		—		879,300
Gain (loss) on valuation of AFS securities		37,620		(258,172)
Remeasurement of net defined benefit liability	￦	8,520	￦	(2,152)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

37. CONTINGENT LIABILITIES AND COMMITMENTS:

(1) Details of contingent liabilities and commitments as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

Detail		Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Guarantees	Confirmed	￦	41,586,532	￦	39,379,895	￦	42,469,775
	Unconfirmed		12,109,899		13,541,265		18,973,460

		￦	53,696,431	￦	52,921,160	￦	61,443,235

Loan commitments	Local currency, foreign currency loan commitments	￦	26,337,798	￦	28,224,537	￦	15,301,081
	Others		394,801		333,493		464,262

			26,732,599		28,558,030		15,765,343

	Total	￦	80,429,030	￦	81,479,190	￦	77,208,578

(2) Details of guarantees that have been provided for others as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

Detail		Dec 31, 2013		Dec 31, 2012		Jan 1, 2012
Confirmed guarantees	Local currency:
	Performance of contracts	￦	125,090	￦	101,036	￦	122,863
	Repayment of advances		149,128		148,618		143,035
	Foreign liabilities		62,171		—		—
	Others		49,475		133,017		155,133

			385,864		382,671		421,031

	Foreign currency:
	Performance of contracts		12,551,137		10,706,084		9,827,922
	Repayment of advances		19,145,553		20,631,991		26,593,100
	Acceptances of imported goods		3,629		6,576		9
	Acceptance of import letter of credit outstanding		213,857		156,010		135,943
	Foreign liabilities		4,351,156		2,947,526		2,137,294
	Others		4,935,336		4,549,037		3,354,476

			41,200,668		38,997,224		42,048,744

Unconfirmed guarantees	Letters of credit		—		311,733		300,728
	Foreign liabilities		1,596,718		1,837,670		1,322,499
	Repayment of advances		10,234,943		11,304,747		17,349,899
	Performance of contracts		120,211		—		—
	Underwriting of import credit		43,947		—		—
	Others		114,080		87,115		334

			12,109,899		13,541,265		18,973,460

	Total	￦	53,696,431	￦	52,921,160	￦	61,443,235

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(3) Details of guarantees classified by country as of December 31, 2013 , December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	35,669,758	85.77	￦	10,468,506	86.44	￦	46,138,264	85.92
	India		255,596	0.61		43,080	0.36		298,676	0.56
	Vietnam		227,857	0.55		178,529	1.47		406,386	0.76
	Saudi Arabia		784,950	1.89		85,425	0.71		870,375	1.62
	Others		1,808,608	4.35		727,312	6.01		2,535,920	4.72

			38,746,769	93.17		11,502,852	94.99		50,249,621	93.58

Europe	France		217,958	0.52		140	—		218,098	0.41
	Others		234,962	0.57		67,888	0.56		302,850	0.56

			452,920	1.09		68,028	0.56		520,948	0.97

America	U.S.A.		1,384,477	3.33		342,346	2.83		1,726,823	3.22
	Mexico		293,501	0.71		12,819	0.11		306,320	0.57
	Others		339,853	0.81		17,644	0.14		357,497	0.66

			2,017,831	4.85		372,809	3.08		2,390,640	4.45

Africa	Madagascar		193,817	0.47		—	—		193,817	0.36
	Others		175,195	0.42		166,210	1.37		341,405	0.64

			369,012	0.89		166,210	1.37		535,222	1.00

		￦	41,586,532	100.00	￦	12,109,899	100.00	￦	53,696,431	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dec 31, 2012)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	35,083,134	89.09	￦	11,601,958	85.68	￦	46,685,092	88.21
	India		288,092	0.73		43,725	0.32		331,817	0.63
	Vietnam		71,284	0.18		229,908	1.70		301,192	0.57
	Singapore		118,735	0.30		179,031	1.32		297,766	0.56
	Saudi Arabia		348,529	0.89		481,832	3.56		830,361	1.57
	Others		1,048,737	2.66		628,297	4.64		1,677,034	3.17

			36,958,511	93.85		13,164,751	97.22		50,123,262	94.71

Europe	France		194,956	0.50		62,523	0.46		257,479	0.49
	Others		189,232	0.48		102,161	0.75		291,393	0.55

			384,188	0.98		164,684	1.21		548,872	1.04

America	U.S.A.		1,180,867	2.99		—	—		1,180,867	2.24
	Mexico		278,245	0.71		40,739	0.30		318,984	0.60
	Others		333,218	0.85		2,393	0.02		335,611	0.63

			1,792,330	4.55		43,132	0.32		1,835,462	3.47

Africa	Madagascar		208,865	0.53		—	—		208,865	0.40
	Egypt		24,100	0.06		168,698	1.25		192,798	0.36
	Others		11,901	0.03		—	—		11,901	0.02

			244,866	0.62		168,698	1.25		413,564	0.78

		￦	39,379,895	100.00	￦	13,541,265	100.00	￦	52,921,160	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Jan 1, 2012)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	39,308,712	92.56	￦	17,514,112	92.31	￦	56,822,824	92.48
	India		334,515	0.79		47,080	0.25		381,595	0.62
	Vietnam		35,582	0.08		288,724	1.52		324,306	0.53
	Saudi Arabia		88,741	0.21		21,053	0.11		109,794	0.18
	Others		852,313	2.00		565,424	2.98		1,417,737	2.31

			40,619,863	95.64		18,436,393	97.17		59,056,256	96.12

Europe	France		235,720	0.56		67,321	0.35		303,041	0.49
	Others		137,781	0.32		137,013	0.73		274,794	0.45

			373,501	0.88		204,334	1.08		577,835	0.94

America	U.S.A.		788,019	1.86		3,861	0.02		791,880	1.29
	Mexico		252,273	0.59		96,607	0.51		348,880	0.57
	Others		196,809	0.46		24,671	0.13		221,480	0.36

			1,237,101	2.91		125,139	0.66		1,362,240	2.22

Africa	Madagascar		224,894	0.53		—	—		224,894	0.37
	Others		14,416	0.04		207,594	1.09		222,010	0.35

			239,310	0.57		207,594	1.09		446,904	0.72

		￦	42,469,775	100.00	￦	18,973,460	100.00	￦	61,443,235	100.00

(4) Details of guarantees classified by industry as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	20,564,148	49.44	￦	10,699,164	88.35	￦	31,263,312	58.22
Transportation		203,088	0.49		2,358	0.02		205,446	0.38
Finance		1,691,827	4.07		46,364	0.38		1,738,191	3.24
Wholesale and retail		917,843	2.21		3,692	0.03		921,535	1.72
Construction		13,524,300	32.52		342,119	2.83		13,866,419	25.82
Public and others		4,685,326	11.27		1,016,202	8.39		5,701,528	10.62

Total	￦	41,586,532	100.00	￦	12,109,899	100.00	￦	53,696,431	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(Dec 31, 2012)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	20,492,705	52.05	￦	11,726,853	86.60	￦	32,219,558	60.89
Transportation		221,793	0.56		2,393	0.02		224,186	0.42
Finance		1,490,848	3.79		103,351	0.76		1,594,199	3.01
Wholesale and retail		852,498	2.16		31,917	0.24		884,415	1.67
Construction		11,850,558	30.09		723,239	5.34		12,573,797	23.76
Public and others		4,471,493	11.35		953,512	7.04		5,425,005	10.25

Total	￦	39,379,895	100.00	￦	13,541,265	100.00	￦	52,921,160	100.00

(Jan 1, 2012)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	27,099,319	63.80	￦	17,315,555	91.27	￦	44,414,874	72.28
Transportation		236,434	0.56		24,671	0.13		261,105	0.42
Finance		1,108,314	2.61		142,554	0.75		1,250,868	2.04
Wholesale and retail		931,874	2.19		7,322	0.04		939,196	1.53
Construction		9,141,779	21.53		852,641	4.49		9,994,420	16.27
Public and others		3,952,055	9.31		630,717	3.32		4,582,772	7.46

Total	￦	42,469,775	100.00	￦	18,973,460	100.00	￦	61,443,235	100.00

(5) Global Medium-Term Note Program (“GMTN”) and Commercial Paper (“CP”) programs

The Bank has been establishing the following programs regarding the issue of foreign currency bonds and CPs:

1)	Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 30 billion;

2)	Established on May 14, 1997 and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 4 billion and USD 2 billion, respectively;

3)	Established on November 6, 1997, initially, and annually renewed, Euro Medium-Term Note Program to issue mid-to-long-term foreign currency bonds with an issuance limit of USD 25 billion;

4)	Established on February 13, 2008, initially, and renewed every two years, MYR MTN program to issue Malaysian Ringgit-denoted bonds of MYR 4 billion;

5)	Established on June 20, 2008, initially, and annually renewed, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 300 billion;

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

6)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 2 billion;

7)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6) Litigations

As of December 31, 2013, seven lawsuits (aggregated litigation value: ￦76,525 million) were filed by the Bank and four pending litigations as a defendant were filed (aggregated litigation value: ￦127,741 million). The Bank’s management is unable to estimate the impact of these lawsuits, therefore the Bank’s financial position and results of operation do not include the potential impact from these lawsuits.

(7) Written-off loans

The Bank manages written-off loans that have claims on debtors due to the limitation of statute, uncollected after write-off, etc. The written-off loans as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are ￦544,795 million, ￦479,444 million and ￦341,522 million, respectively.

(8) Ordinary wages

The Supreme Court has handed down sentences in ordinary wages. The Bank reviewed the effect by the Supreme Court ruling on the Bank’s financial statements. And the Bank determined not to recognize provisions, because the Bank anticipates that the outflow of resources is unlikely to be realized. Effects to the financial statements of the Bank with regard to the judgment of the court for the lawsuit are not disclosed in the notes to the financial statements in accordance with the paragraph 92 of K-IFRS 1037 Provisions, Contingent Liabilities and Contingent Assets.

38. TRANSACTIONS AND BALANCES WITH RELATED PARTIES

Related parties consist of entities related to the Bank, post-employment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1) Details of related parties as of December 31, 2013 are as follows:

Detail	Relationship	Percentage
Parent:
Korean government	Parent	67.97%
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00%
PT.KOEXIM Mandiri Finance	Subsidiary	85.00%
KEXIM Vietnam Leasing Co.	Subsidiary	100.00%
KEXIM Asia Limited	Subsidiary	100.00%
SUNGDONG Shipbuilding & Marine Engineering Co.,Ltd.	Associate	33.99%
Korea Asset Management Corporation,	Associate	25.86%
Credit Guarantee and Investment Fund	Associate	14.28%

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(2) Significant balances of receivables, payables and guarantees with the related parties

Significant balances of receivables and payables with the related parties as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

Detail	Receivables		Allowance		Payables
Subsidiaries:
KEXIM Bank UK Limited,	￦	135,797	￦	—	￦	72
PT.KOEXIM Mandiri Finance		142,656		258		—
KEXIM Vietnam Leasing Co		112,638		191		—
KEXIM Asia Limited		112,820		—		231
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co.,LTD.	￦	1,809,458	￦	1,006,104	￦	—

Total	￦	2,313,369	￦	1,006,553	￦	303

(Dec 31, 2012)

Detail	Receivables		Allowance account		Payables
Subsidiaries:
KEXIM Bank UK Limited,	￦	155,257	￦	—	￦	6,075
PT.KOEXIM Mandiri Finance		144,793		235		48
KEXIM Vietnam Leasing Co.		97,132		158		18
KEXIM Asia Limited		148,284	￦	—		32

Total	￦	545,466	￦	393	￦	6,173

(Jan 1, 2012)

Detail	Receivables		Allowance account		Payables
Subsidiaries:
KEXIM Bank UK Limited,	￦	144,693	￦	—	￦	6,662
PT.KOEXIM Mandiri Finance		165,365		266		—
KEXIM Vietnam Leasing Co.		90,656		146		26
KEXIM Asia Limited		129,075		—		141

Total	￦	529,789	￦	412	￦	6,829

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Guarantees provided to the related parties as of December 31, 2013, December 31, 2012 and January 1, 2012 (the date of transition to K-IFRS) are as follows (Korean won in millions):

(Dec 31, 2013)

Detail	Confirmed guarantees		Unconfirmed guarantees		Commitments
Subsidiaries:
KEXIM Bank UK Limited,	￦	107,365	￦	—	￦	185,733
PT.KOEXIM Mandiri Finance		—		—		26,383
KEXIM Vietnam Leasing Co.		—		728		5,277
KEXIM Asia Limited		52,765		—		54,876
Associate:
SUNGDONG Shipbuilding & Marine Engineering Co.,Ltd.		260,838		946,600		30,694

Total	￦	420,968	￦	947,328	￦	302,963

(Dec 31, 2012)

Detail	Confirmed guarantees		Unconfirmed guarantees		Commitments
Subsidiaries:
KEXIM Bank UK Limited,	￦	74,977	￦	—	￦	171,376
PT.KOEXIM Mandiri Finance		21,422		—		37,489
KEXIM Vietnam Leasing Co		—		1,048		—
KEXIM Asia Limited		53,555		—		28,920

Total	￦	149,954	￦	1,048	￦	237,785

(Jan 1, 2012)

Detail	Confirmed guarantees		Unconfirmed guarantees		Commitments
Subsidiaries:
KEXIM Bank UK Limited,	￦	57,665	￦	—	￦	207,594
PT.KOEXIM Mandiri Finance		—		—		19,606
KEXIM Vietnam Leasing Co.		—		1,383		11,533
KEXIM Asia Limited		69,198		—		59,972

Total	￦	126,863	￦	1,383	￦	298,705

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(3) Profit and loss transactions with related parties

Profit and loss transactions with related parties for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

Detail	Related party	2013						2012
		Revenue		Bad debt expenses		Expenses		Revenue		Bad debt expenses		Expenses
Subsidiaries	KEXIM Bank UK Limited	￦	2,665	￦	—	￦	988	￦	1,994	￦	—	￦	295
	PT.KOEXIM Mandiri Finance		1,318		10		1		2,009		—		—
	KEXIM Vietnam Leasing Co.		952		16		1		1,019		—		—
	KEXIM Asia Limited		1,413		—		1,018		1,596		—		—
Associate	SUNGDONG Shipbuilding & Marine Engineering Co.,Ltd.		82,201		26,484		—		—		—		—

	Total	￦	88,549	￦	26,510	￦	2,008	￦	6,618	￦	—	￦	295

(4) Money dealing with related parties

Money dealing with related parties for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

Detail	Related party	2013				2012
		Financing transaction				Financing transaction
		Loan		Collection		Loan		Collection
Subsidiaries	KEXIM Bank UK Limited	￦	751,734	￦	766,611	￦	831,863	￦	806,013
	PT.KOEXIM Mandiri Finance		486,789		486,789		356,404		342,337
	KEXIM Vietnam Leasing Co.		326,922		309,207		39,479		28,206
	KEXIM Asia Limited		380,925		414,815		1,040,692		1,004,039
Associate	SUNGDONG Shipbuilding & Marine Engineering Co.,Ltd.		—		10,000		—		—

Total		￦	1,946,370	￦	1,987,422	￦	2,268,438	￦	2,180,595

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(5) Details of compensation to key management for the years ended December 31, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Salaries	￦	3,628	￦	2,782
Severance and retirement benefits		154		145

Total	￦	3,782	￦	2,927

39. TRANSITION EFFECTS OF KOREAN INTERNATIONAL FINANCIAL REPORTING STANDARDS (“K-IFRS”)

In connection with adopting K-IFRS in 2013, the significant differences and the adjustments due to the adoption of K-IFRS are as follows.

(1) Significant differences between K-IFRS and K-GAAP

Classification		K-IFRS	K-GAAP (*)
First time adoption of K-IFRS	Fair value as deemed cost and revaluation cost	Lands and building are remeasured at fair value as of the transition date and fair value is to be regarded as the net book value.	Not applicable

	Accumulated foreign currency translation	Accumulated foreign currency translation adjustments as of the transition date are reset to ‘zero’.	Not applicable

	Fair value evaluation of financial assets and liabilities at the acquisition date	Prospective approach is applied to the accounts which are newly categorized into financial assets and liabilities carried at fair value, as of the transition date.	Not applicable

	Derecognition of financial assets and liabilities	K-IFRS 1039 ‘Financial instruments: Recognition and derecognition’ is applied prospectively as of the transition date.	Not applicable

	Designation of available for sale securities or financial assets/liabilities at FVTPL	Designation of available-for-sale (AFS) financial assets or financial assets/liabilities at fair value through profit or loss (FVTPL) is principally allowed at the acquisition date, with an exception of one time designation for existing financial assets/liabilities at the transition date.	Not applicable

	Decommissioning and restoration liabilities included in the cost of tangible assets	Changes in a decommissioning and restoration liability at the transition date are added to or deducted from the cost of tangible assets, by discounting the liability using the discount rate at the date of acquisition.	Not applicable

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Classification	K-IFRS	K-GAAP (*)

Investment in subsidiaries, jointly controlled corporation and related-party entities	When preparing separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’, net book value of the investments in subsidiaries, jointly controlled entities and associates is regarded as the cost of the equity securities when the cost method is applied.	Not applicable

Allowance for loan losses

If there is objective evidence that an impairment loss on loans at amortized cost has been incurred, the amount of the loss is measured as the difference between the loan’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the loan’s original effective interest rate.

An entity first assesses whether objective evidence of impairment exists individually for loans that are individually significant, and individually or collectively for loans that are not individually significant.

If an entity determines that no objective evidence of impairment exists for an individually assessed loan, it includes the loan in a group of loans with similar credit risk characteristics and collectively assesses them for impairment.

The calculation
of allowances
for loan losses
is based on
the estimates
made through
reasonable
and objective
method for
receivables of
uncertain
collectability

The higher
amount
estimated of
two methods
below:

i) allowances
for loan losses
based on
historical loss
data

ii) allowances
provided in
accordance
with
minimum
percentage
rate in its
respective
loan quality
category as
prescribed by
the Regulation
on Supervision
of Banking
Business

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Classification	K-IFRS	K-GAAP (*)

Financial guarantee	Accounted for as a financial guarantee asset or liability if it is a contract that brings an obligation to an issuer to compensate a loss incurred to a holder, in accordance with the contract provisions, when debtor defaults at a payment date. Recognize financial guarantee assets or liabilities at fair value and subsequently amortize using the effective interest rate method. Also, financial guarantee liabilities are recorded at higher of provision for guarantee loss or amortized cost.	No specific accounting policy

Classification of financial instruments	Financial assets are classified into financial assets at FVTPL, AFS financial assets, held-to-maturity securities and loan and receivables and financial liabilities consist of financial liabilities at FVTPL and other liabilities	Assets are
divided into
cash and due
from financial
institutions,
investment
securities,
trade
receivables,
derivative
assets and
securities
consisting of
trading, AFS
and held-to-
maturity
securities.
Liabilities are
classified into
deposits,
borrowings,
debenture and
others.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)
AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Classification	K-IFRS	K-GAAP (*)

Measurement of financial instruments	Financial assets/liabilities at FVTPL and AFS financial assets are required to be recorded at fair value with credit risks reflected. Held-to-maturity financial assets and loan and receivables are to be measured at amortized cost with the effective interest rate method applied.	Certain financial instruments such as trading securities, AFS securities and derivatives, are recorded at fair value, and the reflection of credit risk is not explicitly mentioned.

Unused commitments/ guarantees	The amount recognized as a provision shall be the best estimate of the expenditure required to settle the present obligation at the reporting date. The risks and uncertainties that inevitably surround many events and circumstances shall be taken into account in reaching the best estimate of a provision. Where the effect of the time value of money is material, the amount of a provision shall be the present value of the expenditures expected to be required to settle the obligation. Evaluation models using various risk factors such as CCF (Credit Convert Factor), PD (Probability of Default) and LGD (Loss Given Default) are employed.	Reserve more than minimum funding rate of asset quality in accordance with rules reflecting a result of asset quality classification and credit conversion factor

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Classification	K-IFRS	K-GAAP (*)

Revenue recognition	All direct loan origination fees are deferred and recognized through effective interest rate method	Loan origination fees that have future economic benefits and are identifiable by transactions are deferred and amortized using effective interest rate method.

Application of hedge accounting	Short-cut method is not applicable. All the changes of fair values in hedged items are measured in practice.	Short-cut method is applicable when some conditions are met.

Changes in residual value and useful lives	Residual value, useful lives and depreciation method of property, plant and equipment are to be consistently reviewed at least every fiscal year end and significant changes, if any, should be treated as changes in accounting estimates.	Once depreciation method is determined, it should be consistently applied to all of newly acquired and existing assets.

Golf Membership /Condominium Membership	Classified into intangible asset with indefinite useful lives.	Classified into sundry assets in other assets.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Classification	K-IFRS	K-GAAP (*)

Measurement of defined benefit obligation	Both the defined benefit and defined contribution plans are provided and the amounts of defined benefit obligation are computed based on actuarial assumptions.	Provisions for
retirement
benefits
accrued equal
to the
amounts to be
paid at the end
of period,
assuming that
the all entitled
employees
with a service
year more
than a year
would retire at
once.
Retirement
benefit
expenses
incur at the
point when
the payment
obligation is
fixed.

Fair value adjustments of financial instruments	When derivatives are exposed to credit risk, credit risk of itself or of counterparty is evaluated according to risk position.	Credit risk is not considered in fair value measurement

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Classification	K-IFRS	K-GAAP (*)

Impairment recognition of securities	Along with an objective evidence of impairment a significant or prolonged decline in the fair value of an equity security below its cost is also objective evidence of impairment. Impairment losses recognized in profit or loss for an investment in an equity instrument classified as AFS shall not be reversed through profit or loss.	When there is
an objective
evidence of
impairment,
impairment
loss shall be
recognized.

If, in a
subsequent
period, the
amount of the
impairment
loss in AFS
security at fair
value is
related
objectively to
an event
occurring
after the
impairment
was
recognized,
the previously
recognized
impairment
loss can be
reversed.

Liability/equity classification	Issuer classifies its financial instruments or components of financial instruments as either financial liabilities or equity instruments at the initial recognition, considering the substance of the contractual arrangement and definition of financial assets and equity instruments.	Classification according to relevant legal framework such as business law

Classification of capital	Classification of capital is pursuant to the substance of the contractual arrangement over its legal form.	Capital includes the legal amount paid by shareholders (paid-in capital).

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

Classification	K-IFRS	K-GAAP (*)

Foreign currency translation	Closing exchange rates at year end for translation of assets or liabilities denominated in foreign currencies, and closing exchange rates at acquisition date for shareholder’s equity should be applied. For other comprehensive income items, average exchange rates for the periods concerned should be used.	When applying the accounting standards for the banking industry, closing rates are used in translating the statement of financial position and the statement of income.

(*)	K-GAAP were the generally accepted accounting principles in Korea before adoption of K-IFRS.

(2) The effects on the Bank’s financial position and results of operation

The effects on the Bank’s financial position and results of operation being listed below are set out based on the separate financial statements, which may change with subsequent adoption of amendments to the standards and further analysis. Conversion effects to K-IFRS consist of those from changes in reclassifications and net asset changes due to GAAP differences.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

1) Summary of the effects on the separate statement of financial position at January 1, 2012 (the date of transition to K-IFRS)(unit: Korean won in millions):

	K-GAAP		Transition effects		K-IFRS		Ref.
Cash and due from financial institutions	￦	2,707,643	￦	(373,000)	￦	2,334,643	A
Financial assets at fair value through profit or loss		197,282		381,046		578,328	B
Hedging derivative assets		1,001,735		(7,502)		994,233	C
Loans		46,117,902		233,306		46,351,208	D
Financial investments		3,700,301		—		3,700,301	E
Investments in associates and subsidiaries		248,630		—		248,630	F
Tangible assets, net		33,182		185,102		218,284	G
Intangible assets, net		6,576		5,613		12,189	H
Deferred tax assets		511,907		(160,995)		350,912	I
Other assets		608,185		57,782		665,967	J

Total assets	￦	55,133,343	￦	321,352	￦	55,454,695

Financial liabilities at fair value through profit or loss	￦	188,016	￦	(1,082)	￦	186,934	K
Hedging derivative liabilities		804,536		1,082		805,618	L
Borrowings		5,352,178		(1,138)		5,351,040	M
Debentures		39,203,568		170,609		39,374,177	N
Provisions		922,464		(434,976)		487,488	O
Retirement benefit obligation, net		30,019		23,774		53,793	P
Current tax liabilities		91,125		(9,206)		81,919	Q
Other liabilities		1,032,137		9,122		1,041,259	R

Total liabilities	￦	47,624,043	￦	(241,815)	￦	47,382,228

Capital stock	￦	6,258,755	￦	—	￦	6,258,755
Other reserves		(50,307)		271,643		221,336	S
Retained earnings		1,300,852		291,524		1,592,376	T

Total shareholders’ equity		7,509,300		563,167		8,072,467

Total liabilities and shareholders’ equity	￦	55,133,343	￦	321,352	￦	55,454,695

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

2) Summary of the effects on the financial position at December 31, 2012 and the results of operation for the year ended December 31, 2012 (Unit: Korean won in millions):

<Financial position >

	K-GAAP		Transition effects		K-IFRS		Ref.
Cash and due from financial institutions	￦	2,134,083	￦	(216,500)	￦	1,917,583	A
Financial assets at fair value through profit or loss		45,025		216,500		261,525	B
Hedging derivative assets		873,273		—		873,273	C
Loans		45,859,205		(173,319)		45,685,886	D
Financial investments		3,864,932		—		3,864,932	E
Investments in associates and subsidiaries		628,381		769		629,150	F
Tangible assets, net		42,100		185,979		228,079	G
Intangible assets, net		9,689		5,582		15,271	H
Deferred tax assets		537,919		(144,215)		393,704	I
Other assets		593,506		99,106		692,612	J

Total assets	￦	54,588,113	￦	(26,098)	￦	54,562,015

Financial liabilities at fair value through profit or loss	￦	248,806	￦	9,725	￦	258,531	K
Hedging derivative liabilities		927,853		(9,725)		918,128	L
Borrowings		2,757,017		(1,026)		2,755,991	M
Debentures		40,020,319		152,212		40,172,531	N
Provisions		1,022,661		(798,027)		224,634	O
Retirement benefit obligation, net		3,377		29,366		32,743	P
Current tax liabilities		77,231		—		77,231	Q
Other liabilities		965,292		69,196		1,034,488	R

Total liabilities	￦	46,022,556	￦	(548,279)	￦	45,474,277

Capital stock	￦	7,138,055	￦	—	￦	7,138,055
Other reserves		11,328		9,472		20,800	S
Retained earnings		1,416,174		512,709		1,928,883	T

Total shareholders’ equity		8,565,557		522,181		9,087,738

Total liabilities and shareholders’ equity	￦	54,588,113	￦	(26,098)	￦	54,562,015

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

<Results of operation >

	K-GAAP		Transition effects		K-IFRS		Ref.
Net interest income :
Interest income	￦	1,770,911	￦	23,362	￦	1,794,273	A
Interest expenses		1,428,723		47,001		1,475,724	B

		342,188		(23,639)		318,549

Net commission income :
Commission income		300,691		(7,504)		293,187	C
Commission expenses		5,996		(1,286)		4,710	D

		294,695		(6,218)		288,477

Dividend income		18,459		—		18,459
Gain (loss) on financial assets at fair value through profit or loss		(103,349)		33,943		(69,406)	E
Gain (loss) on hedging derivative assets		(45,108)		(19,585)		(64,693)	F
Gain (loss) on financial investments		44,433		338,911		383,344	G
Gain (loss) on foreign exchange transaction		330,282		(85,427)		244,855	H
Other net operating income (expenses)		(89,250)		(9,608)		(98,858)	I
Impairment loss on credit		(451,807)		73,180		(378,627)	J
General and administrative expenses		(161,027)		(2,723)		(163,750)	K

Total operating income		179,516		298,834		478,350

NON OPERATING INCOME (EXPENSES):							L
Gain (loss) on investments in associates and subsidiaries		14,928		(13,105)		1,823
Net non-operating income (expenses)		(7,443)		476		(6,967)

		7,485		(12,629)		(5,144)

INCOME BEFORE INCOME TAX		187,001		286,205		473,206
INCOME TAX EXPENSES		(38,062)		(65,019)		(103,081)	M

NET INCOME FOR THE PERIOD		148,939		221,186		370,125

OTHER COMPREHENSIVE INCOME FOR THE PERIOD							N
Items not reclassified subsequently to profit or loss		—		(1,631)		(1,631)
Remeasurement of net defined benefit liability		—		(1,631)		(1,631)
Items reclassified subsequently to profit or loss
Gain ( loss) on valuation of AFS financial assets		63,353		(259,048)		(195,695)
Gain (loss) on valuation of investments in associates by equity method		1,492		(1,492)		—
Cash flow hedging gains or losses		(3,210)		—		(3,210)

TOTAL COMPREHENSIVE INCOME	￦	210,574	￦	(40,985)	￦	169,589

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

3) Details of reconciliation

< Financial position >

A. Cash and due from financial institutions

Certain beneficiary certificates included in cash and cash equivalents under K-GAAP are reclassified into financial asset at FVTPL under K-IFRS.

B. Financial assets at FVTPL

Certain beneficiary certificates included in cash and cash equivalents and derivatives held for trading under K-GAAP are transferred to financial assets at FVTPL under K-IFRS.

C. Hedging derivative assets

As the short-cut method on the Hedge Effectiveness test under K-GAAP has not been applied any more, some of hedging relationship has been discontinued.

D. Loans

Changes in net assets are attributable to the different accounting treatments in deferred loan origination fees and amortization method using the effective interest rate, combined with different set-out scope of provision for receivables and its calculation methodology. Fair value evaluation of hedged items, loans results in changes in net assets.

E. Financial investments

Difference in accounting treatments on impairment (reversal) of AFS financial assets results in changes in net assets.

F. Investments in associates and subsidiaries

On the separate financial statement equity method of accounting was not applied under K-IFRS while it was applied under K-GAAP.

G. Tangible assets

Acquisition cost adjustment due to the revaluation of fixed assets results in the net asset value change

H. Intangible assets

Among the deposits recognized under K-GAAP, membership deposit with the expected future economic benefits is reclassified as intangible asset under K-IFRS.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

I. Deferred tax assets

Changes in deferral amount arising from fair value evaluation of financial asset/liability and different methodology of impairment assessment, along with different depreciation expense and denial of provision liability have changed the amount of deferred tax asset under K-IFRS.

J. Other assets

Accrued income and present value discount caused by financial guarantees results in changes in net assets.

K. Financial liabilities at FVTPL

Derivatives held for trading under K-GAAP are transferred to financial liabilities at FVTPL under K-IFRS.

L. Hedging derivative liabilities

Hedging relationship under K-GAAP has been cancelled.

M. Borrowings

Changes in net assets are attributable to the application of the effective interest rate method in the calculation of interest expense for borrowings and net book value adjustments.

N. Debentures

Changes in net assets are attributable to the difference in fair value measurement of the corporate bonds subject to the hedge accounting and difference in amortization cost based on the effective interest rate method.

O. Provision

Difference in calculation methodology of provision for unused commitments, guarantees and other liabilities results in changes in net assets.

P. Defined benefit obligation, net

Provisions for retirement benefits accrued under K-GAAP have been changed based on actuarial assumptions.

Q. Current tax liabilities

Some local taxes are reclassified as not forming current tax liabilities.

R. Other liabilities

Accrued expenses and present value discount caused by financial guarantees results in changes in net assets.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

S. Reserves

Adjustment difference in recognition of impairment losses on available for sale securities and changes in remeasurement elements of defined benefit plan results in changes in net assets.

T. Retained earnings

Recognition of impairment losses on available for sale securities, adoption of deemed cost to securities using the equity method, difference in fair value evaluation of hedged items, accrued interest expense and depreciation expense, along with revaluation of tangible assets and profit/loss adjustment in association with financial guarantee contracts caused a change in retained earnings.

<Operational results>

A. Interest income

The amount of interest income changes due to the difference in amortized amount of deferred origination fees and costs of loans and receivables using the effective rate method, interest income recognized for impaired loans, and adjustments to accrued interest income for impaired loans. In addition, the change of time value in account receivables associated with financial guarantee, transfer of interest income related to credit card points to unearned revenue, recognition of present value discounts amounting to the substantial portion of prepaid rental expenses and its amortization cost using the effective rate method result in changes in interest income.

B. Interest expenses

Difference in amortized interest expenses with regards to financial liabilities and exchange rate applied when translating interest expense of foreign currency denominated financial liabilities results in a change in interest expense.

C. Commission income

Commission income changes due to the adjusted deferred origination fees and costs related to loans and receivables and the offset amount with financial guarantee assets when commissions related to financial guarantee contracts are received.

D. Commission expenses

Commission expenses changes due to the adjusted deferred origination fees and costs related to loans and receivables.

E. Gain (loss) on financial assets at FVTPL

Different fair value evaluation amounts in derivatives held for trading and cancellation of hedging result in changes in profit/loss on financial assets.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

F. Gain (loss) on hedging derivative assets

Different fair value evaluation amounts in derivatives held for hedging and cancellation of hedging result in changes in profit/loss on hedging derivative assets.

G. Gain (loss) on financial investments

Gain or loss on available for sale securities has been changed, responding to the recognition method of impairment losses on available for sale securities.

H. Gain (loss) on foreign exchange transaction

Gain or loss on foreign currency transaction has been changed due to the different exchange rates applied at the transaction date.

I. Other net operating income (expenses)

Changes in income tax expense are attributable to the changes in the hedged item and the valuation of fair value hedged item.

J. Impairment loss on credit

Impairment loss on credit is caused by differences in the scope and calculation methodology of provision for loans and receivables, and differences in the calculation of unused commitment and payment guarantee.

K. General and administrative expenses

Changes in general and administrative expenses are attributable to changes administrative expenses contributed by changed vacation benefits and defined benefit retirement expense.

L. Non-operating income (expenses)

Changes in non-operating income and expenses are attributable to changes in equity method and depreciation.

M. Income tax expenses

Changes in income tax expenses are attributable to the changes in deferred tax assets and liabilities.

N. Other comprehensive income

Differences in valuation amounts of available for sale securities, gain on valuation of investment stock using the equity method and remeasurement elements of net defined benefit liability made a change in the amount of other comprehensive income.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF DECEMBER 31, 2013, DECEMBER 31, 2012 AND JANUARY 1, 2012

(THE DATE OF TRANSITION TO K-IFRS)

AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

4) Explanation of material adjustments to the separate statements of cash flows for the year ended December 31, 2012

According to K-IFRS, dividends received, interest received, interest paid and income tax paid which were not presented separately under K-GAAP are now presented separately in the separate statements of cash flows.

Interest paid, interest received and dividends received were classified as operating cash flows in accordance with K-GAAP. But, in accordance with K-IFRS, interest paid are reclassified as financing cash flows, and interest received and dividends received are reclassified as investing cash flows. The effect of exchange rate changes on cash and cash equivalents held or due in a foreign currency is presented separately from cash flows from operating, investing and financing activities.

Except for the aforementioned items, there are no significant differences between the separate statements of cash flows prepared according to K-IFRS and K-GAAP.

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under

Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP in August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. The Lee administration pursued a lively market economy through deregulation, free trade and the attraction of foreign investment.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. The Park administration’s key policy priorities include:

•	facilitating the growth of small and medium-enterprises and job creation;

•	seeking a productive welfare system based on customized welfare benefits and job training;

•	promoting clean and renewable energy technologies;

•	facilitating new growth engine industries;

•	taking initiatives on the denuclearization of North Korea; and

•	establishing an efficient government by reorganizing government functions.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 82% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises eight provinces, one special autonomous province (Jeju), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995. From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Organizations

The 19th legislative general election was held on April 11, 2012 and the term of the National Assembly members elected in the 19th legislative general election commenced on May 30, 2012. In March 2014, the Democratic Party merged with the New Politics Alliance and changed its name to the New Politics Alliance for Democracy, or the NPAD. Currently, there are two major political parties, the Saenuri Party (formerly known as the Grand National Party), or SP, to which President Park Geun-hye belongs, and the NPAD.

As of June 30, 2014, the parties control the following number of seats in the National Assembly:

	SP	NPAD	Others	Total
Number of Seats	147	126	12	285

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War, which took place between 1950 and 1953 began with the invasion of the Republic by communist forces from North Korea and, following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel.

North Korea maintains a regular military force estimated at more than 1,000,000 troops, mostly concentrated near the northern border of the demilitarized zone. The Republic’s military forces, composed of approximately 650,000 regular troops and almost 3.0 million reserves, maintain a state of military preparedness along the southern border of the demilitarized zone. In addition, the United States has historically maintained its military presence in the Republic. In October 2004, the United States and the Republic agreed to a three-phase withdrawal of approximately one-third of the 37,500 troops stationed in the Republic by the end of 2008. By the end of 2004, 5,000 U.S. troops departed the Republic in the first phase of such withdrawal and in the plan’s second phase, the United States removed 5,000 troops by the end of 2006. In the final phase, another 2,500 U.S. troops were scheduled to depart by the end of 2008. In April 2008, however, the United States and the Republic decided not to proceed with the final phase of withdrawal and agreed to maintain 28,500 U.S. troops in the Republic. In February 2007, the United States and the Republic agreed to dissolve their joint command structure by 2012, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula. In June 2010, however, the United States and the Republic agreed to delay the dissolution of their joint command structure to 2015.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea’s nuclear weapons and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community. In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the Republic, the United States, North Korea, China, Japan and Russia have held numerous rounds of six party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program, and calls upon all United Nations member states to take cooperative action, including thorough inspection of cargo to or from North Korea. In response, North Korea agreed in February 2007 at the six-party talks to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility, and readmit international inspectors to conduct all necessary monitoring and verifications.

In April 2009, North Korea launched a long-range rocket over the Pacific Ocean. The Republic, Japan and the United States responded that the launch poses a threat to neighboring nations and that it was in violation of the United Nations Security Council resolution adopted in 2006 against nuclear tests by North Korea, and the United Nations Security Council unanimously passed a resolution that condemned North Korea for the launch and decided to tighten sanctions against North Korea. Subsequently, North Korea announced that it would permanently pull out of the six-party talks and restart its nuclear program, and the International Atomic Energy Agency reported that its inspectors had been ordered to remove surveillance devices and other equipment at the Yongbyon nuclear power plant and to leave North Korea. In May 2009, North Korea announced that it had successfully conducted a second nuclear test and test-fired three short-range, surface-to-air missiles. In response, the United Nations Security Council unanimously passed a resolution that condemned North Korea for the nuclear test and decided to expand and tighten sanctions against North Korea. In March 2010, a Korean warship was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking in May 2010. North Korea has denied responsibility for the sinking and has threatened retaliation for any attempt to punish it for the act. In November 2010, North Korean forces fired more than one hundred artillery shells targeting Yeonpyeong Island located near the maritime border between the Republic and North Korea on the west coast of the Korean peninsula, killing two Korean soldiers and two civilians as well as causing substantial property damage. The Republic responded by firing approximately 80 artillery shells and putting the military on its highest alert level. The Government condemned North Korea for the act and vowed stern retaliation should there be further provocation. In April 2012, North Korea launched a long-range rocket over the Yellow Sea. The Republic, Japan and the United States condemned the launch and the United Nations Security Council adopted a chairman’s statement condemning North Korea for the launch. In December 2012, North Korea successfully launched a satellite into orbit using a long-range rocket after an unsuccessful attempt in April 2012, despite concerns in the international community that such a launch would be in violation of the recent agreement with the United States as well as United Nations Security Council resolutions that prohibit North Korea from conducting launches that use ballistic missile technology. In February 2013, North Korea announced that it had successfully conducted a third nuclear test, which increased tensions in the region. In response, the United Nations Security Council strongly condemned North Korea for the nuclear test. In late March 2013, North Korea stated that it had entered “a state of war” with the Republic, declaring the 1953 armistice invalid, and put its artillery at the highest level of combat readiness to protest the Republic-United States allies’ military drills and additional sanctions imposed on North Korea for its missile and nuclear tests. In early April 2013, North Korea blocked access to the inter-Korean industrial complex in its border city of Gaeseong to South Koreans, while the U.S. deployed nuclear-capable stealth bombers and destroyers to Korean air and sea space. In May 2013, North Korea launched several short-range projectiles into waters off its east coast over a three-day period. The Government declared the launches a provocation and urged North Korea to take responsible actions. In February and March of 2014, North Korea test fired a number of short-range and medium-range missiles from the east coast of the Korean peninsula into the East Sea in apparent protest of annual joint military exercises being held by the Republic and the United States.

There recently has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for economic and political stability in the region. In June 2009, U.S. and Korean officials announced that Kim Jong-il, the North Korean ruler who reportedly suffered a stroke in August 2008, designated his third son, Kim Jong-eun, who is reportedly in his twenties, to become his successor. In September 2010, Kim Jong-eun was made a general in the North Korean army, named the vice chairman of the Central Military Commission and appointed to the Central Committee of the Workers’ Party in a series of measures widely believed to be part of the succession plan. In addition, North Korea’s economy faces severe challenges. For example, in November 2009, the North Korean government redenominated its currency at a ratio of 100 to 1 as part of a currency reform undertaken in an attempt to control inflation and reduce income gaps. In tandem with the currency redenomination, the North Korean government banned the use or possession of foreign currency by its residents and closed down privately run markets, which led to severe inflation and food shortages. Such developments may further aggravate social and political tensions within North Korea.

Since the death of Kim Jong-il, the former North Korean ruler, in mid-December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Although Kim Jong-eun, Kim Jong-il’s third son, assumed power as North Korea’s new ruler, the eventual outcome of the leadership transition remains uncertain. Furthermore, as only limited information is available outside of North Korea about Kim Jong-eun, and it is unclear which individuals or factions, if any, will share political power with Kim Jong-eun or assume the leadership if the transition is not successful, there is significant uncertainty regarding the policies, actions and initiatives that North Korea might pursue in the future.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy or its ability to obtain future funding. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy.

Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic. In former President Lee’s national address on August 15, 2010, he suggested the possible adoption of a reunification tax as a potential means of alleviating the potential long-term economic burden associated with reunification. Such discussions on reunification are very preliminary, and it has not been decided whether or when such a reunification tax would be implemented. If a reunification tax is implemented, depending on how it is structured, it may lead to a decrease in domestic consumption, which in turn may have a material adverse effect on the Republic’s economy.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO; and

•	the Inter-American Development Bank, or IDB.

In September 1991, the Republic and North Korea became members of the United Nations. During the 1996 and 1997 sessions, the Republic served as a non-permanent member of the United Nations Security Council.

In March 1995, the Republic applied for admission to the Organization for Economic Cooperation and Development, or the OECD, which the Republic officially joined as the twenty-ninth regular member in December 1996.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2009		2010		2011		2012		2013
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		4.3%		9.9%		5.3%		3.4%		3.7%
GDP Growth (at chained 2010 year prices)		0.7%		6.5%		3.7%		2.3%		3.0%
Inflation		2.8%		3.0%		4.0%		2.2%		1.3%
Unemployment(1)		3.6%		3.7%		3.4%		3.2%		3.1%
Trade Surplus(2)		$40.4		$41.2		$30.8		$28.3		$44.1
Foreign Currency Reserves		$270.0		$291.6		$306.4		$327.0		$346.5
External Liabilities(3)		$344.6		$355.9		$400.0		$408.9		$416.1
Fiscal Balance	￦	17.6	￦	16.7	￦	18.6	￦	18.5	￦	14.2
Direct Internal Debt of the Government(4) (as % of GDP(5))		27.9%		28.5%		29.7%		30.9%		32.8%
Direct External Debt of the Government(4) (as % of GDP(5))		0.9%		0.8%		0.7%		0.6%		0.6%

(1)	Average for year.
(2)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010.
(4)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(5)	At chained 2010 year prices.

Source: The Bank of Korea

Current Worldwide Economic and Financial Difficulties

In recent years, adverse conditions and volatility in the worldwide financial markets, fluctuations in oil and commodity prices and the general weakness of the U.S. and global economy have contributed to the uncertainty of global economic prospects in general and have adversely affected, and may continue to adversely affect, the Korean economy.

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, the value of the Won relative to the U.S. dollar depreciated at an accelerated rate during the fourth quarter of 2008 and first half of 2009. See “Monetary Policy—Foreign Exchange.” Such depreciation of the Won increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency-denominated debt. Furthermore, as a result of adverse global and Korean economic conditions, there was a significant overall decline and continuing volatility in the stock prices of Korean companies. The Korea Composite Stock Price Index declined by 27.8% from 1,852.0 on May 30, 2008 to 1,336.7 on April 16, 2009. See “The Financial System—Securities Markets”. Moreover, gross domestic product, or GDP, in the first quarter of 2009 contracted by 4.3% at chained 2005 year prices compared with the same period in 2008, and exports in the first quarter of 2009 decreased by 24.8% to US$74.7 billion from US$99.4 billion in the same period in 2008. In addition, increases in credit spreads, as well as limitations on the availability of credit resulting from heightened concerns about the stability of the markets generally and the strength of counterparties specifically that led many lenders and institutional investors to reduce or cease funding to borrowers, adversely affected Korean banks’ ability to borrow, particularly with respect to foreign currency funding, in the fourth quarter of 2008 and first half of 2009.

In response to these developments, legislators and financial regulators in the United States and other jurisdictions, including Korea, implemented a number of policy measures designed to add stability to the financial markets, including the provision of direct and indirect assistance to distressed financial institutions. In particular, the Government implemented, among other things, the following measures in the fourth quarter of 2008 and in 2009:

•

in October 2008, the Government implemented a guarantee program to guarantee foreign currency-denominated debt incurred by Korean banks and their overseas branches between October 20, 2008 and June 30, 2009 (subsequently extended to December 31, 2009), up to an aggregate amount of US$100 billion, for a period of three years (subsequently extended to five years) from the date such debt was incurred;

•

in October 2008, The Bank of Korea established a temporary reciprocal currency swap arrangement with the Federal Reserve Board of the United States for up to US$30 billion, effective until April 30, 2009 (subsequently extended to October 30, 2009). The Bank of Korea provided U.S. dollar liquidity, through competitive auction facilities, to financial institutions established in Korea, using funds from the swap line;

•

in December 2008, a ￦10 trillion bond market stabilization fund was established to purchase financial and corporate bonds and debentures in order to provide liquidity to companies and financial institutions;

•

in December 2008, The Bank of Korea agreed with the People’s Bank of China to establish a bilateral currency swap arrangement for up to ￦38 trillion, effective for three years, and agreed with the Bank of Japan to increase the maximum amount of their bilateral swap arrangement from US$3 billion to US$20 billion, effective until April 30, 2009;

•	in December 2008 and March 2009, the Government, through Korea Asset Management Corporation, purchased approximately ￦1.7 trillion of non-performing loans held by savings banks;

•

during the first quarter of 2009, the Government, through the Bank of Korea and the Korea Development Bank, purchased from Korean banks approximately ￦4 trillion of hybrid securities and subordinated bonds;

•

during the fourth quarter of 2008 and the first quarter of 2009, The Bank of Korea decreased the policy rate by a total of 3.25% points to 2.00% in order to address financial market instability and to help combat the slowdown of the domestic economy;

•	in April 2009, the National Assembly authorized the expansion of the 2009 national budget by ￦28.4 trillion to provide stimulus for the Korean economy; and

•

in December 2009, the Government, together with the member countries of the Association of Southeast Asian Nations, China and Japan, signed the Chiang Mai Initiative Multilateralization Agreement to address balance-of-payments and short-term liquidity difficulties in the region and to supplement the existing international financial arrangements.

The global financial markets have experienced significant volatility in recent years as a result of, among other things, the downgrading by Standard & Poor’s Rating Services of the long-term sovereign credit rating of the United States to “AA+” from “AAA” in August 2011, as well as the continuing financial difficulties affecting many other governments worldwide, including Greece, Spain, Italy and Portugal. In November 2009, the Dubai government announced a moratorium on the outstanding debt of Dubai World, a government-affiliated investment company. In November 2008, the Icelandic government, facing mounting debt problems, reached an agreement with the IMF to receive loans in the amount of US$2.1 billion over a two-year period, and in May

2010 and March 2012, the Greek government reached an agreement with the IMF and the European Union to receive loans in the amount of Euro 110 billion over a three-year period and to receive additional loans in the amount of Euro 130 billion over a four-year period, respectively. In July 2012, the Spanish government reached an agreement with the European Union under the European Stability Mechanism, or ESM, to receive up to Euro 100 billion to cover the capitalization needs of the Spanish banking sector. In connection with the agreement with the Spanish government, the ESM disbursed Euro 37 billion and Euro 1.9 billion in December 2012 and February 2013, respectively, for the recapitalization of certain Spanish banks. Any of these or other developments could potentially trigger another financial and economic crisis, which could have a material adverse effect on the Korean economy and financial markets (including depreciation of the value of the Won, decline and volatility in the stock prices of Korean companies, increases in credit spreads and funding costs and decreases in exports).

There have been significant volatility in the Korea Composite Stock Index in recent years, due to adverse global financial and economic conditions. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. In the event that such difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

Furthermore, while many governments worldwide are considering or are in the process of implementing “exit strategies”, in the form of reduced government spending, higher interest rates or otherwise, with respect to the economic stimulus measures adopted in response to the global financial crisis, such strategies may, for reasons related to timing, magnitude or other factors, have the unintended consequence of prolonging or worsening global economic and financial difficulties.

Any of the foregoing global developments may have a material adverse effect on the Korean economy. In addition, domestic developments that could lead or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to ￦1,024.8 billion as of March 31, 2014 from ￦843.2 billion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•

a slowdown in consumer spending and depressed consumer sentiment, which reached an 8 month low in May 2014 due in part to a decrease in consumer spending following the sinking of the Sewol passenger ferry in April 2014 that led to the death of hundreds of passengers;

•

a decrease in tax revenue and a substantial increase in the Korean government’s expenditures for pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounts for 11.3% of the Republic’s total population as of December 31, 2010, an increase from 7.2% as of December 31, 2000, and is expected to surpass 15% in 2020 and 20% in 2026, which could lead to the Korean government’s budget deficit;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	decreases in the market prices of Korean real estate; and

•	the occurrence of severe health epidemics, including epidemics that affect the livestock industry.

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national frontier.

The following table sets out the composition of the Republic’s GDP at current market and chained 2010 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2009	2010	2011	2012	2013(1)	As % of GDP 2013(1)
	(billions of Won, except as indicated)
Gross Domestic Product at Current Market Prices:
Private	594,882.6	636,712.7	679,141.5	707,614.0	728,910.1	51.0
Government	174,706.0	183,108.5	194,381.2	204,324.2	213,199.0	14.9
Gross Capital Formation	327,841.2	405,188.0	439,236.1	427,028.5	414,042.6	29.0
Exports of Goods and Services	547,634.3	625,308.8	742,936.0	776,062.4	770,202.6	53.9
Less Imports of Goods and Services	(493,655.1)	(585,010.0)	(723,013.8)	(737,572.4)	(697,888.7)	48.9
Statistical Discrepancy	298.8	—	—	—	(171.0)	0.0
Expenditures on Gross Domestic Product	1,151,707.8	1,265,308.0	1,332,681.0	1,377,456.7	1,428,294.6	100.0
Net Factor Income from the Rest of the World	(2,726.0)	1,271.9	7,848.8	14,138.8	12,768.9	0.9
Gross National Income(2)	1,148,981.8	1,266,579.8	1,340,529.8	1,391,595.5	1,441,063.5	100.9
Gross Domestic Product at Chained 2010 Year Prices:
Private	609,997.3	636,712.7	655,181.1	667,781.2	681,325.0	49.3
Government	176,323.4	183,108.5	187,158.2	193,473.5	198,701.8	14.4
Gross Capital Formation	343,840.2	405,188.0	419,282.7	409,639.9	409,570.5	29.6
Exports of Goods and Services	554,856.2	625,308.8	719,943.2	756,558.4	788,828.7	57.1
Less Imports of Goods and Services	(498,917.0)	(585,010.0)	(668,931.5)	(685,009.4)	(695,928.2)	(50.4)
Statistical Discrepancy	789.5	—	(740.9)	(142.1)	(361.4)	(0.0)
Expenditures on Gross Domestic Product(3)	1,188,118.4	1,265,308.0	1,311,892.7	1,341,966.5	1,381,837.7	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	(2,604.7)	1,271.9	7,573.1	13,577.8	12,545.4	0.9
Trading Gains and Losses from Changes in the Terms of Trade	(1,397.1)	—	(32,183.6)	(33,075.1)	(18,837.5)	(1.4)
Gross National Income(4)	1,184,103.8	1,266,579.8	1,287,282.2	1,322,449.9	1,375,534.0	99.5
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	4.3	9.9	5.3	3.4	3.7
At Chained 2010 Year Prices	0.7	6.5	3.7	2.3	3.0

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national product.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.
Source:	The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2009	2010	2011	2012	2013(1)	As % of GDP 2013(1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	27,033.4	28,297.4	30,454.0	30,775.1	30,563.3	2.1
Mining and Manufacturing	302,274.2	353,969.9	381,808.0	390,288.6	407,991.8	28.6
Mining and Quarrying	2,237.7	2,199.3	2,287.0	2,278.5	2,465.3	0.2
Manufacturing	300,036.5	351,770.6	379,521.0	388,010.1	405,526.5	28.4
Electricity, Gas and Water Supply	21,245.6	25,632.3	23,994.1	26,178.2	30,037.2	2.1
Construction	59,610.0	58,633.7	58,587.3	59,959.4	64,644.4	4.5
Services:	634,402.2	678,590.8	715,112.9	744,253.9	770,698.3	54.0
Wholesale and Retail Trade, Restaurants and Hotels	118,140.5	130,351.2	140,705.3	146,807.7	150,275.0	10.5
Transportation and Storage	40,520.3	44,539.1	42,458.7	43,570.7	46,748.6	3.3
Finance and Insurance	65,351.7	71,669.6	77,872.6	75,808.5	71,374.0	5.0
Real Estate and Leasing	88,208.4	91,042.0	94,716.1	98,923.6	103,256.7	7.2
Information and Communication	43,988.5	45,364.1	46,827.0	48,774.2	50,313.1	3.5
Business Activities	70,187.6	77,950.1	83,277.4	88,828.1	95,207.8	6.7
Public Administration and Defense	76,178.0	78,885.9	83,290.8	88,654.6	93,562.9	6.6
Education	61,915.1	63,749.4	66,559.6	68,546.3	71,029.1	5.0
Health and Social Work	40,625.9	43,925.1	46,656.1	50,031.3	53,494.6	3.8
Cultural and Other Services	29,286.3	31,114.5	32,749.4	34,309.0	35,436.5	2.5
Taxes Less Subsidies on Products	107,142.3	120,183.9	122,724.8	126,001.4	124,359.7	8.7
Gross Domestic Product at Current Market Prices	1,151,707.8	1,265,308.0	1,332,681.0	1,357,456.7	1,428,294.6	100.0
Net Factor Income from the Rest of the World	(2,726.0)	1,271.9	7,848.8	14,138.8	12,768.9	0.9
Gross National Income at Current Market Price	1,148,981.8	1,266,579.8	1,340,529.8	1,391,595.5	1,441,063.5	100.9

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2009	2010	2011	2012	2013(1)
GDP per capita (thousands of Won)	23,417	25,608	26,772	27,547	28,441
GDP per capita (U.S. dollar)	18,346	22,147	24,160	24,445	25,973
Average Exchange Rate (in Won per U.S. dollar)	1,276.4	1,156.3	1,108.1	1,126.9	1,095.0

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2009	2010	2011	2012	2013(1)
GNI per capita (thousands of Won)	23,362	25,634	26,929	27,829	28,695
GNI per capita (U.S. dollar)	18,303	22,170	24,302	24,696	26,205
Average Exchange Rate (in Won per U.S. dollar)	1,276.4	1,156.3	1,108.1	1,126.9	1,095.0

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2010 year prices:

Gross Domestic Product by Economic Sector

(at chained 2010 year prices)

	2009	2010	2011	2012	2013(1)	As % of GDP 2013(1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	29,575.7	28,297.4	27,744.6	27,506.9	29,089.7	2.1
Mining and Manufacturing	311,903.7	353,969.9	376,958.3	385,853.1	398,570.4	28.8
Mining and Quarrying	2,399.1	2,199.3	2,176.3	2,170.5	2,334.7	0.2
Manufacturing	309,504.6	351,770.6	374,782.0	383,682.6	396,235.7	28.7
Electricity, Gas and Water Supply	24,211.1	25,632.3	25,687.4	26,710.3	27,097.5	2.0
Construction	60,877.8	58,633.7	55,432.2	54,430.5	56,390.4	4.1
Services:	649,913.5	678,590.8	699,580.8	718,851.2	739,501.2	53.5
Wholesale and Retail Trade, Restaurants and Hotels	122,252.4	130,351.2	137,058.1	141,698.2	146,355.2	10.6
Transportation and Storage	39,545.2	44,539.1	46,157.9	46,877.6	47,434.3	3.4
Finance and Insurance	70,201.1	71,669.6	72,741.3	75,547.3	78,366.6	5.7
Real Estate and Leasing	89,033.3	91,042.0	93,383.7	93,182.9	93,905.0	6.8
Information and Communication	43,953.2	45,364.1	47,931.6	50,199.3	52,082.3	3.8
Business Activities	73,951.0	77,950.1	80,913.7	83,352.8	87,613.1	6.3
Public Administration and Defense	76,846.7	78,885.9	80,639.1	82,940.5	85,088.5	6.2
Education	63,002.1	63,749.4	63,806.6	64,386.6	64,512.7	4.7
Health and Social Work	41,285.4	43,925.1	45,483.3	48,693.4	51,634.4	3.7
Cultural and Other Services	29,957.2	31,114.5	31,465.5	31,972.6	32,509.1	2.4
Taxes Less Subsidies on Products	111,675.3	120,183.9	126,489.5	128,708.4	131,174.2	9.5
Gross Domestic Product at Chained 2010 Year Prices(2)	1,188,118.4	1,265,308.0	1,311,892.7	1,341,966.5	1,381,837.7	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source: The Bank of Korea.

GDP growth in 2009 was 0.7% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 1.3% and gross domestic fixed capital formation increased by 0.3%, which more than offset a decrease in exports of goods and services by 0.3%, each compared with 2008.

GDP growth in 2010 was 6.5% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 4.3%, exports of goods and services increased by 12.7% and gross domestic fixed capital formation increased by 5.5%, each compared with 2009.

GDP growth in 2011 was 3.7% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.7%, exports of goods and services increased by 15.1% and gross domestic fixed capital formation increased by 0.8%, each compared with 2010.

GDP growth in 2012 was 2.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2% and exports of goods and services increased by 5.1%, which more than offset a decrease in gross domestic fixed capital formation by 0.5%, each compared with 2011.

Based on preliminary data, GDP growth in 2013 was 3.0% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2%, exports of goods and services increased by 4.3% and gross domestic fixed capital formation increased by 4.2%, each compared with 2012.

Based on preliminary data, GDP growth in the first quarter of 2014 was 3.9% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.6%, exports of goods and services increased by 4.5% and gross domestic fixed capital formation increased by 5.9%, each compared with the corresponding period of 2013.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2010 = 100)

	Index Weight(1)	2009	2010	2011	2012	2013(2)
All Industries	10,000.0	86.0	100.0	106.0	107.4	107.8
Mining and Manufacturing	9,611.6	85.7	100.0	106.0	107.5	107.8
Mining	33.9	107.8	100.0	104.5	99.8	104.1
Petroleum, Crude Petroleum and Natural Gas	8.7	102.1	100.0	91.6	90.2	86.2
Metal Ores	0.9	55.2	100.0	124.9	108.5	98.4
Non-metallic Minerals	24.3	112.6	100.0	108.4	102.9	110.7
Manufacturing	9,577.7	85.7	100.0	106.0	107.5	107.8
Food Products	434.4	94.3	100.0	101.9	103.4	103.4
Beverage Products	82.4	95.1	100.0	103.5	108.2	108.3
Tobacco Products	43.2	103.6	100.0	101.6	105.6	96.5
Textiles	160.6	89.2	100.0	101.5	99.1	97.4
Wearing Apparel, Clothing Accessories and Fur Articles	145.2	95.2	100.0	100.6	97.9	93.2
Tanning and Dressing of Leather, Luggage and Footwear	42.1	105.3	100.0	101.1	98.2	108.4
Wood and Products of Wood and Cork (Except Furniture)	31.7	101.1	100.0	97.5	87.9	93.5
Pulp, Paper and Paper Products	126.8	93.7	100.0	102.3	102.7	104.6
Printing and Reproduction of Recorded Media	50.2	87.5	100.0	91.8	90.5	86.5
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	471.0	96.7	100.0	106.9	109.1	104.6
Chemicals and Chemical Products	847.5	92.5	100.0	102.7	106.6	110.5
Pharmaceuticals, Medicinal Chemicals and Botanical Products	144.1	95.9	100.0	100.3	101.2	104.2
Rubber and Plastic Products	421.1	89.1	100.0	105.1	106.4	108.8
Non-metallic Minerals	271.7	94.8	100.0	100.3	95.2	98.6
Basic Metals	827.6	83.3	100.0	106.2	106.8	105.9
Fabricated Metal Products	557.8	92.2	100.0	108.9	117.9	116.1
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,794.3	79.9	100.0	107.1	109.7	113.5
Medical, Precision and Optical Instruments, Watches and Clocks	148.1	89.4	100.0	105.6	111.6	123.5
Electrical Equipment	479.5	90.9	100.0	100.8	98.8	96.4
Other Machinery and Equipment	803.6	72.2	100.0	109.3	107.0	102.2
Motor Vehicles, Trailers and Semitrailers	1,076.4	81.2	100.0	114.7	114.5	115.9
Other Transport Equipment	506.5	107.4	100.0	101.7	107.1	101.6
Furniture	69.5	94.7	100.0	105.4	98.2	96.9
Other Products	42.4	86.7	100.0	102.2	103.8	102.9
Electricity, Gas	388.4	91.3	100.0	104.5	106.4	106.9
Total Index	10,000.0	86.0	100.0	106.0	107.4	107.8

(1)	Index weights were established on the basis of an industrial census in 2010 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production decreased by 0.1% in 2009, primarily due to decreased exports as a result of adverse global economic conditions beginning in the second half of 2008. Industrial production increased by 16.3% in 2010, primarily due to increased exports and domestic consumption. Industrial production increased by 6.0% in 2011, primarily due to increased exports and domestic consumption. Industrial production increased by 1.3% in 2012, primarily due to increased domestic consumption. Based on preliminary data, industrial production increased by 0.4% in 2013, primarily due to increased exports.

Manufacturing

In 2009, the manufacturing sector decreased production by 0.2%, primarily due to adverse global economic conditions. The manufacturing sector increased production by 16.7% in 2010, primarily due to the recovery of domestic and global demand for automobiles, mobile phones and consumer electronics products, by 6.0% in 2011, primarily due to increased domestic consumption and exports, and by 1.4% in 2012, primarily due to increased demand for consumer electronics products, electronic equipment and chemical products. Based on preliminary data, the manufacturing sector increased production by 0.3% in 2013, primarily due to increased demand for consumer electronics products, electronic equipment, chemical products, medical equipment and transport equipment.

Automobiles. In 2009, automobile production decreased by 8.2%, domestic sales volume recorded an increase of 20.7% and export sales volume recorded a decrease of 19.9%, compared with 2008, primarily due to the continued decrease in global demand for automobiles. In 2009, export sales of automobiles constituted approximately 6.2% of the Republic’s total exports. The automobile stimulus programs of a number of governments, including those in the United States and Europe, encouraged demand for automobiles in the relevant countries for the first nine months of 2009, the effect of which partially offset the decrease in global demand for Korean automobiles during the duration of such stimulus programs. In the fourth quarter of 2009, export sales of automobiles increased compared to previous quarters of 2009, primarily due to the recovery of global demand for automobiles, the effect of which more than offset the negative impact of termination of most of such governments’ automobile stimulus programs in the second half of 2009. In 2010, automobile production increased by 21.6%, domestic sales volume recorded an increase of 5.1% and export sales volume recorded an increase of 29.0%, compared with 2009, primarily due to the recovery of global demand for automobiles. In 2011, automobile production increased by 9.0%, domestic sales volume recorded an increase of 0.6% and export sales volume recorded an increase of 13.7%, compared with 2010, primarily due to increased demand for automobiles in the United States, Brazil, Russia and China. In 2012, automobile production decreased by 2.1%, domestic sales volume recorded a decrease of 4.3% and export sales volume recorded an increase of 0.6%, compared with 2011, primarily due to decreased domestic demand for automobiles. Based on preliminary data, in 2013, automobile production decreased by 0.9%, domestic sales volume recorded a decrease of 1.9% and export sales volume recorded a decrease of 2.6%, compared with 2012, primarily due to decreased supply of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers in August 2013 and the appreciation of the Won against the US dollar and the Japanese Yen.

Electronics. In 2009, electronics production amounted to ￦338,558 billion, an increase of 6.8% from the previous year, primarily due to an increase in domestic demand for mobile phones, and exports amounted to US$120.9 billion, a decrease of 7.8% from the previous year, primarily due to a decrease in global demand for consumer electronics products. In 2009, export sales of semiconductor memory chips constituted approximately 8.5% of the Republic’s total exports. In 2010, electronics production amounted to ￦400,092 billion, an increase of 18.1% from the previous year, and exports amounted to US$153.9 billion, an increase of 27.3% from the previous year, primarily due to the recovery of global demand for consumer electronics products. In 2010, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports. In 2011, electronics production amounted to ￦409,699 billion, an increase of 2.4% from the previous year, and exports amounted to US$156.6 billion, an increase of 1.8% from the previous year, primarily due to continued increase in global demand for mobile phones and tablet computers. In 2011, export sales of semiconductor memory chips constituted approximately 9.0% of the Republic’s total exports. In 2012, electronics production amounted to ￦415,984 billion, an increase of 1.5% from the previous year, primarily due to increased domestic demand for mobile phones and non-memory semiconductors, and exports amounted to US$155.2 billion, a decrease of 0.9% from the previous year, primarily due to adverse economic conditions in European countries. In 2012, export sales of semiconductor memory chips constituted approximately 9.2% of the Republic’s total exports. Based on preliminary data, in 2013, electronics production amounted to ￦442,396 billion, an increase of 6.3% from the previous year, and exports amounted to US$169.4 billion, an increase of 9.1% from the previous year, primarily due to increases in demand for mobile phones in emerging markets and global demand for non-memory semiconductors. In 2013, export sales of semiconductor memory chips constituted approximately 10.2% of the Republic’s total exports.

Iron and Steel. In 2009, crude steel production totaled 48.6 million tons, a decrease of 8.9% from 2008, and domestic sales volume and export sales volume decreased by 21.4% and 1.2%, respectively, primarily due to adverse global economic conditions. In 2010, crude steel production totaled 58.9 million tons, an increase of 20.2% from 2009, and domestic sales volume and export sales volume increased by 21.6% and 21.1%, respectively, primarily due to the recovery of global demand for crude steel products. In 2011, crude steel production totaled 68.5 million tons, an increase of 16.3% from 2010, and domestic sales volume and export sales volume increased by 5.8% and 16.9%, respectively, primarily due to continued increase in global demand for crude steel products. In 2012, crude steel production totaled 69.1 million tons, an increase of 0.9% from 2011, and domestic sales volume decreased by 5.1% but export sales volume increased by 4.8%, primarily due to adverse conditions in the domestic shipbuilding and construction industries. Based on preliminary data, in 2013, crude steel production totaled 66.1 million tons, a decrease of 4.4% from 2012, and domestic sales volume and export sales volume decreased by 4.3% and 4.2%, respectively, primarily due to the appreciation of the Won against the US dollar and the Japanese Yen and excess supply from China.

Shipbuilding. In 2009, the Republic’s shipbuilding orders amounted to approximately 2 million compensated gross tons, a decrease of 85.7% compared to 2008 as a result of a decrease in ship orders due to adverse global economic conditions. In 2010, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, an increase of 300.0% compared to 2009, primarily due to the recovery of global demand for bulk carriers and tank vessels. In 2011, the Republic’s shipbuilding orders amounted to approximately 12 million compensated gross tons, an increase of 50.0% compared to 2010, primarily due to increased demand for large container carriers, LNG carriers and floating production storage and offloading vessels. In 2012, the Republic’s shipbuilding orders amounted to approximately 7 million compensated gross tons, a decrease of 41.7% compared to 2011, primarily due to a downturn in the shipping and shipbuilding industry. Based on preliminary data, in 2013, the Republic’s shipbuilding orders amounted to approximately 17 million compensated gross tons, an increase of 142.8% compared to 2012, primarily due to increased demand for LNG carriers, bulk carriers and container carriers.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness in anticipation of opening the domestic agricultural market.

In 2009, rice production increased 2.0% from 2008 to 4.9 million tons. In 2010, rice production decreased 12.2% from 2009 to 4.3 million tons. In 2011, rice production decreased 2.3% from 2010 to 4.2 million tons. In 2012, rice production decreased 4.7% from 2011 to 4.0 million tons. In 2013, rice production increased 5.0% from 2012 to 4.2 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2009, the agriculture, forestry and fisheries industry increased by 3.2% compared to 2008, primarily due to increases in the aquaculture and livestock industries. In 2010, the agriculture, forestry and fisheries industry decreased by 4.4% compared to 2009, primarily due to decreases in production of rice, fruits and corns and fishing catch resulting from unusually unfavorable weather conditions, which more than offset an increase in the livestock industry. In 2011, the agriculture, forestry and fisheries industry decreased by 2.1% compared to 2010, primarily due to unfavorable weather conditions, including heavy rains, during the summer and a decrease in fishing catch. In 2012, the agriculture, forestry and fisheries industry decreased by 0.6% compared to 2011, primarily due to unfavorable weather conditions, including severe typhoons, which more than offset an increase in the livestock industry. Based on preliminary data, in 2013, the agriculture, forestry and fisheries industry increased by 5.6% compared to 2012, primarily due to an increase in the cultivation and livestock industry.

Construction

In 2009, the construction industry increased by 1.8% compared to 2008, primarily due to an increase in infrastructure construction which more than offset a decrease in residential and commercial construction. In 2010, the construction industry decreased by 2.7% compared to 2009, primarily due to a decrease in residential construction which more than offset an increase in commercial construction. In 2011, the construction industry decreased by 4.3% compared to 2010, primarily due to a decrease in the construction of residential and commercial buildings. In 2012, the construction industry decreased by 1.6% compared to 2011, primarily due to a decrease in the construction of residential buildings and port facilities. Based on preliminary data, in 2013, the construction industry increased by 3.7% compared to 2012, primarily due to an increase in the construction of residential and commercial buildings. The construction industry has experienced a significant downturn since the second half of 2009, due to excessive investment in recent years in residential property development projects, stagnation of real property prices and reduced demand for residential property, especially in areas outside of Seoul, as a result of deteriorating conditions in the Korean economy in the second half of 2009 and into 2010. The Government has taken measures to support the Korean construction industry, including a ￦5 trillion program to buy unsold housing units and land from construction companies, the exemption of acquisition tax for first-time homebuyers, the reduction of acquisition tax for homebuyers and the reduction of transfer income tax for multiple home owners. However, the effect of these measures is uncertain and the construction industry may continue to experience adverse conditions. However, the effect of these measures is uncertain and the construction industry may continue to experience adverse conditions.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Energy Consumption	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2009	243.3	234.7	96.5
2010	263.8	254.6	96.5
2011	276.6	266.8	96.4
2012	278.7	267.6	96.0
2013	280.5	268.4	95.7

Source: Korea Energy Economics Institute; Korea National Statistical Office.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy consumed in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Consumption of Energy by Source

	Coal		Petroleum		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents, except percentages)
2009	68.6	28.2	102.3	42.0	31.8	13.1	40.6	16.7	243.3	100.0
2010	77.1	29.2	104.3	39.5	31.9	12.1	50.5	19.1	263.8	100.0
2011	83.5	30.2	105.1	38.0	33.2	12.0	54.8	19.8	276.6	100.0
2012	81.1	29.1	106.2	38.1	31.8	11.4	59.6	21.4	278.7	100.0
2013	81.9	29.2	106.1	37.8	29.3	10.4	63.2	22.6	280.5	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.

Source: Korea Energy Economics Institute; The Bank of Korea.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2013, the Republic has 23 nuclear plants with a total estimated nuclear power generating capacity of 20,716 megawatts and five nuclear plants under construction. In January 2014, the Ministry of Trade, Industry and Energy revised the target proportion of nuclear supply in the Korea’s energy supply mix from 41% by 2030 to 29% by 2035 while also approving the construction of two additional plants in line with previously announced plans to build 10 new nuclear plants by 2030 to replace aging nuclear power plants. The Government plans to expand infrastructure to supply natural gas to households, pursue a long-term strategy of overseas energy development projects to ensure supply stability, increase clean and renewable energy and provide support for research and development pertaining to green technologies.

Services Sector

In 2009, the service industry increased by 1.2% compared to 2008 as the financial intermediation sector increased by 4.4% which more than offset a 5.8% decrease in the transportation and storage sector and a 0.2% decrease in the real estate and renting sector, each compared with 2008. In 2010, the service industry increased by 4.4% compared to 2009 as the transportation and storage sector increased by 9.6%, the financial intermediation sector increased by 2.5% and the real estate and renting sector increased by 0.3%, each compared with 2009. In 2011, the service industry increased by 3.0% compared to 2010 as the transportation and storage sector increased by 3.8%, the financial intermediation sector increased by 1.6% and the real estate and renting sector increased by 2.2%, each compared with 2010. In 2012, the service industry increased by 2.7% compared to 2011 as the transportation and storage sector increased by 1.3%, the financial intermediation sector increased by 3.6% and the real estate and renting sector increased by 0.1%, each compared with 2011. Based on preliminary data, in 2013, the service industry increased by 2.8% compared to 2012 as the transportation and storage sector increased by 1.2%, the financial intermediation sector increased by 3.6% and the real estate and renting sector increased by 0.8%, each compared with 2012.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1)(2)		Increase (Decrease) Over Previous Year		Unemployment Rate(1)(3)
	(2010=100)	(%)	(2010=100)	(%)	(2008=100)		(%)		(%)
2009	96.3	(0.2)	97.1	2.8	102.2		2.2		3.6
2010	100.0	3.8	100.0	3.0	111.5		9.1		3.7
2011	106.7	6.7	104.0	4.0	113.3		1.6		3.4
2012	107.5	0.7	106.3	2.2	120.2		6.1		3.2
2013	105.7	(1.6)	107.7	1.3	N/A	(4)	N/A	(4)	3.1

(1)	Average for year.
(2)	Nominal wage index of average earnings in manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

In 2009, the inflation rate decreased to 2.8% from 4.7% in 2008, primarily due to weakened aggregate demand and lower oil and raw material prices. In 2010, the inflation rate increased to 3.0%, primarily due to increased oil prices and agricultural goods prices caused by abnormal weather in the second half of 2010. In 2011, the inflation rate increased to 4.0%, primarily due to increased oil prices in the first quarter as well as decreased supply in agricultural goods caused by unusually low temperatures in the spring and heavy rainfall in the summer. In 2012, the inflation rate decreased to 2.2%, primarily due to weakened aggregate demand and the implementation of new policies, including free school lunches. In 2013, the inflation rate decreased to 1.3%, primarily due to increased supply of agricultural goods. The inflation rate was 1.1% in the first quarter of 2014.

In 2009, the unemployment rate decreased to 3.6% from 3.2% in 2008, primarily due to a significant decrease in the number of workers employed in manual labor, including in clothes manufacturing and personal services. In 2010, the unemployment rate increased to 3.7%, primarily due to a steeper increase in the economically active population than the increase in the number of employed workers. In 2011, the unemployment rate decreased to 3.4%, primarily due to an increase in the number of workers employed in the service industry (including healthcare, social welfare and education). In 2012, the unemployment rate decreased to 3.2%, primarily due to the continued increase in the number of workers employed in the service industry. In 2013, the unemployment rate decreased to 3.1%, primarily due to the continued increase in the number of workers employed in the service industry. The unemployment rate was 4.0% in the first quarter of 2014.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 63% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2013, the economically active population of the Republic was 25.9 million and the number of employees was 25.1 million.

The following table shows selected employment information by industry and by gender:

	2009	2010	2011	2012	2013
	(all figures in percentages, except as indicated)
Labor force (in thousands)	23,506	23,829	24,244	24,681	25,066
Employment by Industry:
Agriculture, Forestry and Fishing	7.0	6.6	6.4	6.2	6.1
Mining and Manufacturing	16.4	17.0	16.9	16.7	16.8
S.O.C & Services	76.6	76.5	76.7	77.1	77.2
Electricity, Transport, Communication and Finance	11.7	11.9	12.2	12.1	12.2
Business, Private & Public Service and Other Services	34.0	34.2	34.6	35.1	35.5
Construction	7.3	7.4	7.2	7.2	7.0
Wholesale & Retail Trade, Hotels and Restaurants	23.6	23.0	22.7	22.7	22.5

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	58.4	58.4	58.4	58.3	58.1
Female	41.6	41.6	41.6	41.7	41.9

Total Employed	100.0	100.0	100.0	100.0	100.0

As of July 1, 2004, the Republic adopted a five-day workweek for large corporations with over 1,000 employees, publicly-owned (state-run) companies, banks and insurance companies, reducing working hours from 44 to 40 hours a week. The adoption of the five-day workweek has been extended to companies with over 300 employees and to government employees as of July 1, 2005 and to companies with over 100 employees as of July 1, 2006. Companies with more than 50 employees adopted the five-day workweek as of July 1, 2007 and those with over 20 adopted the five-day workweek as of July 1, 2008. Companies with less than 20 employees also adopted the five-day workweek on July 1, 2011.

Approximately 10.3% of the Republic’s workers were unionized as of December 31, 2012. Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occur from time to time in the Republic. Some of the significant incidents in recent years include the following:

•	In May 2009, unionized workers of Ssangyong Motor Company went on full-scale strike and illegally occupied the company’s factory premises in Pyungtaek opposing the company’s reorganization plan.

•

In December 2010, unionized workers at Hanjin Heavy Industries went on strike when the company laid-off workers. While the company reached an agreement with the majority of workers in June 2011, one worker continued her protest by occupying a shipyard crane until November 2011.

•

In July 2011, unionized employees at Standard Chartered Korea (formerly, SC First Bank) engaged in a two-month strike, the longest in the Republic’s banking sector, demanding that the bank scrap performance-related pay reforms.

•	In June 2012, unionized taxi drivers went on their first nationwide strike demanding fare increases and protesting against increased fuel costs.

•	In August 2012, unionized workers of Hyundai Motor Company went on a series of partial strikes demanding a higher bonus increase and the end of overnight shifts.

•	In August 2013, unionized workers at Hyundai Motor Company and Kia Motors Corporation went on partial strikes demanding higher wages.

•

In December 2013, unionized workers at the state owned Korea Railroad Corporation (“Korail”) went on strike against Korail’s plan to establish a separate company to operate a new bullet train line fearing that such plan would eventually lead to privatization of Korail and layoffs of existing workers.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party, which seeks to represent the interests of workers, controlled five seats in the National Assembly from May 30, 2008 as a result of the 18th legislative general election held on April 9, 2008. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party in December 2011. The Unified Progressive Party controlled 13 seats in the National Assembly after the 19th legislative general election held on April 11, 2012. On October 21, 2012, seven members of the National Assembly, previously belonging to the United Progressive Party, and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or FSCMA, under which various industry-based capital markets regulatory systems currently were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements. The Enforcement Decree of the FSCMA classifies the financial investment companies into a total of 78 categories depending on the types of (i) financial investment services, (ii) financial investment products, and (iii) investors.

Prior to the effective date of the Financial Investment Services and Capital Markets Act, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the Financial Investment Services and Capital Markets Act attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the Financial Investment Services and Capital Markets Act categorizes capital markets-related businesses into six different functions, as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the Financial Investment Services and Capital Markets Act, derivative businesses conducted by securities companies and future companies will be subject to the same regulations under the Financial Investment Services and Capital Markets Act, at least in principle.

The banking business and the insurance business are not subject to the Financial Investment Services and Capital Markets Act and will continue to be regulated under separate laws; provided, however, that they are subject to the Financial Investment Services and Capital Markets Act if their activities involve any Financial Investment Businesses requiring a license based on the Financial Investment Services and Capital Markets Act.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2013, commercial banks consisted of seven nationwide banks, all of which have branch networks throughout the Republic, six regional banks and 55 branches of 39 foreign banks operating in the country. Nationwide and regional banks had, in the aggregate, 5,616 domestic branches and offices, 49 overseas branches, 21 overseas representative offices and 31 overseas subsidiaries as of December 31, 2013.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include:

•	The Korea Development Bank;

•	The Export-Import Bank of Korea;

•	The Industrial Bank of Korea;

•	National Federation of Fisheries Cooperatives; and

•	NH Bank (which was established by a spin-off of the credit and banking unit from the National Agricultural Cooperative Federation in March 2012).

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards. Non-performing assets are assets classified as doubtful or estimated loss under Korean banking regulations.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks.

	Total Loans	Non-Performing Assets	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2009	1,285.8	10.4	0.8
December 31, 2010	1,308.9	24.8	1.9
December 31, 2011	1,387.6	18.8	1.4
December 31, 2012	1,390.9	18.3	1.3
December 31, 2013	1,441.6	25.5	1.8

Source: Financial Supervisory Service.

As of December 31, 2012, loans denominated in Won held by these banks increased by 3.5% to ￦1,106.4 trillion from ￦1,068.5 trillion as of December 31, 2011, primarily due to (i) an increase in loans to large corporations by 19.9% to ￦156.7 trillion as of December 31, 2012 from ￦130.7 trillion as of December 31, 2011 and (ii) an increase in household loans by 2.7% to ￦464.5 trillion as of December 31, 2012 from ￦452.5 trillion as of December 31, 2011. As of December 31, 2013, loans denominated in Won held by these banks increased by 5.1% to ￦1,162.8 trillion from ￦1,106.4 trillion as of December 31, 2012, primarily due to (i) an increase in loans to small and medium-enterprises by 6.0% to ￦489.0 trillion as of December 31, 2013 from ￦461.3 trillion as of December 31, 2012 and (ii) an increase in household loans by 3.1% to ￦479.0 trillion as of December 31, 2013 from ￦464.5 trillion as of December 31, 2012.

In 2009, these banks posted an aggregate net profit of ￦6.9 trillion, compared to an aggregate net profit of ￦7.7 trillion in 2008, primarily due to increased non-performing loans. In 2010, these banks posted an aggregate net profit of ￦9.3 trillion, primarily due to increased net interest income. In 2011, these banks posted an aggregate net profit of ￦11.8 trillion, primarily due to decreased non-performing loans. In 2012, these banks posted an aggregate net profit of ￦8.7 trillion, primarily due to a decrease in gain on sale of equity securities and an increase in impairment loss on available-for-sale securities. Based on preliminary data, in 2013, these banks posted an aggregate net profit of ￦4.0 trillion, primarily due to decreased net interest income and increased loan loss provisions.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

The country had 89 mutual savings banks as of December 31, 2013, with assets totaling ￦39.0 trillion.

As of December 31, 2013, 14 domestic life insurance institutions, two joint venture life insurance institutions and nine wholly-owned subsidiaries of foreign life insurance companies, with assets totaling approximately ￦597.3 trillion as of December 31, 2013, were operating in the Republic.

As of December 31, 2013, eight credit card companies operated in the country with loans totaling approximately ￦86.5 trillion.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short- term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three different markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 31, 2008	1,124.5
January 30, 2009	1,162.1
February 27, 2009	1,063.0
March 31, 2009	1,206.3
April 30, 2009	1,369.4
May 29, 2009	1,395.9
June 30, 2009	1,390.1
July 31, 2009	1,557.3
August 31, 2009	1,591.9
September 30, 2009	1,673.1
October 31, 2009	1,580.7
November 30, 2009	1,555.6
December 31, 2009	1,682.8
January 29, 2010	1,602.4
February 26, 2010	1,594.6
March 31, 2010	1,692.9
April 30, 2010	1,741.6
May 31, 2010	1,641.3
June 30, 2010	1,698.3
July 30, 2010	1,759.3
August 31, 2010	1,742.8
September 30, 2010	1,872.8
October 29, 2010	1,883.0
November 30, 2010	1,904.6
December 31, 2010	2,051.0
January 31, 2011	2,069.7
February 28, 2011	1,939.3
March 31, 2011	2,106.7
April 30, 2011	2,192.4
May 29, 2011	2,142.5
June 30, 2011	2,100.7
July 31, 2011	2,133.2
August 31, 2011	1,880.1
September 30, 2011	1,769.7
October 31, 2011	1,909.0
November 30, 2011	1,847.5
December 31, 2011	1,825.7
January 31, 2012	1,955.8
February 29, 2012	2,030.3
March 31, 2012	2,014.0
April 30, 2012	1,982.0
May 31, 2012	1,843.5
June 29, 2012	1,854.0
July 31, 2012	1,882.0
August 31, 2012	1,905.1
September 28, 2012	1,996.2
October 31, 2012	1,912.1
November 30, 2012	1,932.9

December 31, 2012	1,997.1
January 31, 2013	1,961.9
February 28, 2013	2,026.5
March 29, 2013	2,004.9
April 30, 2013	1,964.0
May 30, 2013	2,001.1
June 28, 2013	1,863.3
July 31, 2013	1,914.0
August 30, 2013	1,926.4
September 30, 2013	1,997.0
October 31, 2013	2,030.1
November 29, 2013	2,044.9
December 31, 2013	2,011.3
January 29, 2014	1,941.2
February 28, 2014	1,980.0
March 31, 2014	1,985.6
April 30, 2014	1,961.8
May 30, 2014	1,995.0
June 30, 2014	2,002.2

On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic’s weakening financial and corporate sectors, the Republic’s falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index recovered to reach 2,064.9 in late 2007 but since then the index declined. As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009 and continuing volatility since then. The index was 2,048.8 on July 28, 2014.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ￦50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On July 12, 2007, The Bank of Korea raised the policy rate to 4.75% from 4.5%, and raised it further to 5.0% on August 9, 2007. The rationale for this change was the concern that the ample market liquidity might put upside pressure on inflation in the medium to long term as the economic upswing continued. On August 7, 2008, The Bank of Korea raised the policy rate to 5.25% from 5.0%, taking the view that inflation in consumer prices had picked up its pace, due to the direct and indirect effects of high oil prices, at a time when domestic economic activity had slackened. On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products. The Bank of Korea lowered its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012 and to 2.5% on May 9, 2013, in order to address the sluggishness of the global and domestic economy. The Bank of Korea’s policy rate remained at 2.5% as of the date of this prospectus.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2009	2010	2011	2012	2013
	(billions of Won)
Money Supply (M1)(1)	389,394.5	427,791.6	442,077.5	470,010.6	515,643.4
Quasi-money(2)	1,177,455.5	1,232,738.4	1,309,380.9	1,365,631.0	1,405,151.6
Money Supply (M2)(3)	1,566,850.0	1,660,530.0	1,751,458.4	1,835,641.6	1,920,795.0
Percentage Increase Over Previous Year	9.9%	6.0%	5.5%	4.8%	4.6%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2008	1,257.5
January 31, 2009	1,368.5
February 27, 2009	1,516.4
March 31, 2009	1,377.1
April 30, 2009	1,348.0
May 29, 2009	1,272.9
June 30, 2009	1,284.7
July 31, 2009	1,240.5
August 31, 2009	1,244.9
September 30, 2009	1,188.7
October 31, 2009	1,200.6
November 30, 2009	1,167.4
December 31, 2009	1,167.6
January 29, 2010	1,156.5
February 26, 2010	1,158.4
March 31, 2010	1,130.8
April 30, 2010	1,115.5
May 31, 2010	1,200.2
June 30, 2010	1,210.3
July 30, 2010	1,187.2
August 31, 2010	1,189.1
September 30, 2010	1,142.0
October 29, 2010	1,126.6
November 30, 2010	1,157.3
December 31, 2010	1,138.9
January 31, 2011	1,114.3
February 28, 2011	1,127.9
March 31, 2011	1,107.2
April 30, 2011	1,072.3
May 31, 2011	1,080.6
June 30, 2011	1,078.1
July 30, 2011	1,052.6
August 31, 2011	1,071.7
September 30, 2011	1,179.5
October 31, 2011	1,104.9
November 30, 2011	1,150.3

Won/U.S. Dollar Exchange Rate
December 31, 2011	1,153.3
January 31, 2012	1,125.0
February 29, 2012	1,126.5
March 31, 2012	1,137.8
April 30, 2012	1,134.2
May 31, 2012	1,177.8
June 29, 2012	1,153.8
July 31, 2012	1,136.2
August 31, 2012	1,134.6
September 28, 2012	1,118.6
October 31, 2012	1,094.1
November 30, 2012	1,084.7
December 31, 2012	1,071.1
January 31, 2013	1,082.7
February 28, 2013	1,085.4
March 29, 2013	1,112.1
April 30, 2013	1,108.1
May 30, 2013	1,128.3
June 28, 2013	1,149.7
July 31, 2013	1,113.6
August 31, 2013	1,110.9
September 30, 2013	1,075.6
October 31, 2013	1,061.4
November 29, 2013	1,062.1
December 31, 2013	1,055.3
January 29, 2014	1,079.2
February 28, 2014	1,067.7
March 31, 2014	1,068.8
April 30, 2014	1,031.7
May 30, 2014	1,021.6
June 30, 2014	1,014.4

Prior to November 1997, the Government had permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic’s economic difficulties in late 1997, in November 1997, the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band in December 1997, and the Won now floats according to market forces. The value of the Won relative to the U.S. dollar depreciated from ￦888.1 to US$1.00 on June 30, 1997 to ￦1,964.8 to US$1.00 on December 24, 1997. Due to improved economic conditions and increases in trade surplus, the Won has generally appreciated against the U.S. dollar, although the trend reversed in March 2008. During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was ￦1,029.4 to US$1.00 on July 28, 2014.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2009	2010	2011	2012	2013(4)
	(millions of dollars)
Current Account	33,593.3	28,850.4	18,655.8	50,835.0	79,883.6
Goods	47,814.0	47,915.4	29,089.9	49,406.0	80,568.6
Exports(2)	363,900.9	463,769.6	587,099.7	603,509.2	617,127.6
Imports(2)	316,086.9	415,854.2	558,009.8	554,103.2	536,559.0
Services	(9,589.9)	(14,238.4)	(12,279.1)	(5,213.6)	(7,927.4)
Income	(2,436.2)	489.9	6,560.6	12,116.7	11,424.8
Current Transfers	(2,194.6)	(5,316.5)	(4,715.6)	(5,474.1)	(4,182.3)
Capital and Financial Account	(28,953.6)	(23,253.2)	(24,427.8)	(51,624.1)	(76,908.9)
Capital Account	(69.6)	(63.2)	(112.0)	(41.7)	(27.8)
Financial Account(3)	(28,884.0)	(23,190.0)	(24,315.8)	(51,582.4)	(76,881.1)
Net Errors and Omissions	(4,639.7)	(5,597.2)	5,772.0	789.1	(2,974.7)

(1)	Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2010 and implemented by the Government in December 2013.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account surplus of approximately US$50.8 billion in 2012. The current account surplus in 2012 increased from US$18.7 billion in 2011, primarily due to (i) an increase in surplus from the goods account and (ii) a decrease in deficit from the services account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$79.9 billion in 2013. The current account surplus in 2013 increased from the current account surplus of US$50.8 billion in 2012, primarily due to an increase in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$15.1 billion in the first quarter of 2014. The current account surplus in the first quarter of 2014 increased from the current account surplus of US$10.5 billion in the first quarter of 2013, primarily due to an increase in surplus from the goods account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the

Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2009	2010	2011	2012	2013
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	8.1	11.1	11.7	12.5	9.6
Merger & Acquisition	3.4	2.0	2.0	3.8	5.0

Total	11.5	13.1	13.7	16.3	14.6

Actual Investment	6.8	5.4	6.6	10.7	9.7

(1)	Includes building new factories and operational facilities.

Source: Ministry of Trade, Industry and Energy

In 2013, the contracted and reported amount of foreign direct investment in the Republic decreased to US$14.6 billion from US$16.3 billion in 2012, primarily due to a decrease in foreign investment in the manufacturing sector to US$4.6 billion in 2013 from US$6.1 billion in 2012.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2009	2010	2011	2012	2013
	(billions of dollars)
North America
U.S.A	1.5	2.0	2.4	3.7	3.5
Others	0.7	0.7	1.3	0.7	1.1

	2.2	2.7	3.7	4.4	4.6
Asia
Japan	1.9	2.1	2.3	4.5	2.7
Hong Kong	0.8	0.1	0.6	1.7	1.0
Singapore	0.4	0.8	0.6	1.4	0.4
China	0.2	0.4	0.7	0.7	0.5
Others	0.4	3.5	0.2	0.5	0.4

	3.7	6.9	4.4	8.8	5.0
European Union
England	2.0	0.6	0.9	0.4	0.1
Netherlands	1.9	1.2	1.0	0.6	0.6
Germany	0.6	0.3	1.5	0.4	0.4
France	0.1	0.2	0.2	0.2	0.5
Luxembourg	0.0	0.1	0.1	0.2	0.7
Others	0.8	0.9	1.7	1.2	2.6

	5.4	3.3	5.4	3.0	4.9
Others regions and countries	0.2	0.2	0.2	0.1	0.0

Total	11.5	13.1	13.7	16.3	14.5

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(3)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2009	363.5	39.1%	323.1	34.7%	40.4	112.5
2010	466.4	42.6%	425.2	38.9%	41.2	109.6
2011	555.2	46.9%	524.4	44.3%	30.8	105.8
2012	547.9	46.0%	519.6	43.6%	28.3	105.4
2013(4)	559.7	44.4%	515.6	40.9%	44.1	108.5

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(2)	At chained 2010 year prices.
(3)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(4)	Preliminary.

Source: The Bank of Korea.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2009	As % of 2009 Total	2010	As % of 2010 Total	2011	As % of 2011 Total	2012	As % of 2012 Total	2013(2)	As % of 2013 Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	4.3	1.2	5.3	1.2	6.5	1.2	6.8	1.2	6.7	1.1
Raw Materials and Fuels	27.9	7.7	38.5	8.3	61.7	11.1	65.4	11.9	61.2	10.9
Petroleum & Derivatives	23.2	6.4	31.9	6.8	52.0	9.4	56.6	10.3	53.2	9.5
Light Industrial Products	27.5	7.6	32.7	7.0	38.9	7.0	40.5	7.4	39.0	6.9
Heavy & Chemical Industrial Products	303.9	83.6	389.9	83.6	448.0	80.7	435.2	79.3	435.2	77.8
Electronic & Electronic Products	121.2	33.3	154.2	33.1	156.9	28.3	156.0	28.5	171.2	30.6
Chemicals & Chemical Products	36.6	10.1	47.5	10.2	59.1	10.6	59.6	10.9	64.4	11.5
Metal Goods	29.9	8.2	37.7	8.1	48.6	8.8	47.2	8.6	43.6	7.8
Machinery & Precision Equipment	32.8	9.0	44.0	9.4	54.5	9.8	55.7	10.2	55.3	9.9
Passenger Cars	22.4	6.2	31.8	6.8	40.9	7.4	42.4	7.7	44.3	7.9
Ship & Boat	42.8	11.8	47.1	10.1	54.6	9.8	38.2	7.0	36.2	6.5

Total	363.5	100.0	466.4	100.0	555.2	100.0	547.9	100.0	559.7	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

Source: The Bank of Korea.

Imports by Major Commodity Groups (C.I.F.)(1)

	2009	As % of 2009 Total	2010	As % of 2010 Total	2011	As % of 2011 Total	2012	As % of 2012 Total	2013(2)	As % of 2013 Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	184.4	57.1	247.2	58.1	324.8	61.9	325.1	62.6	313.8	60.9
Crude Petroleum	50.8	15.7	68.7	16.2	100.8	19.2	108.3	20.8	99.4	19.3
Mineral	13.7	4.2	21.4	5.0	31.1	5.9	28.3	5.4	24.7	4.8
Chemicals	28.7	8.9	37.7	8.9	44.2	8.4	43.8	8.4	43.2	8.4
Iron & Steel Products	21.6	6.7	27.3	6.4	30.4	5.8	26.4	5.1	24.6	4.8
Non-ferrous Metal	9.1	2.8	12.6	3.0	15.1	2.9	12.6	2.4	12.5	2.4
Capital Goods	104.5	32.4	135.7	31.9	146.5	27.9	140.3	27.0	144.2	28.0
Machinery & Precision Equipment	33.6	10.4	47.7	11.2	50.5	9.6	49.8	9.6	50.1	9.7
Electric & Electronic Machines	59.8	18.5	73.3	17.2	80.1	15.3	76.3	14.7	80.9	15.7
Transport Equipment	9.5	3.0	12.9	3.0	13.9	2.7	12.1	2.3	11.3	2.2
Consumer Goods	34.1	10.6	42.3	9.9	53.1	10.1	54.2	10.4	58.2	11.3
Cereals	5.3	1.6	5.9	1.4	7.5	1.4	7.9	1.5	8.5	1.6
Goods for Direct Consumption	8.9	2.7	11.0	2.6	15.0	2.9	14.3	2.8	14.5	2.8
Consumer Durable Goods	12.9	4.0	16.2	3.8	18.6	3.5	19.4	3.7	21.0	4.1
Consumer Nondurable Goods	7.1	2.2	9.2	2.2	12.1	2.3	12.6	2.4	14.3	2.8

Total	323.1	100.0	425.2	100.0	524.4	100.0	519.6	100.0	515.6	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

In 2009, the Republic recorded a trade surplus of US$40.4 billion. Exports decreased by 13.9% to US$363.5 billion in 2009 from US$422.0 billion in 2008, primarily due to an increase in international trade and production as a result of the global financial crisis. Imports decreased by 25.8% to US$323.1 billion in 2009 from US$435.3 billion in 2008, primarily due to decreases in oil and raw material prices and domestic consumption.

In 2010, the Republic recorded a trade surplus of US$41.2 billion. Exports increased by 28.3% to US$466.4 billion in 2010 from US$363.5 billion in 2009, primarily due to increased demand for electronics products and automobiles from China and the emerging markets. Imports increased by 31.6% to US$425.2 billion from US$323.1 billion in 2009, primarily due to increases in domestic consumption and oil and raw material prices.

In 2011, the Republic recorded a trade surplus of US$30.8 billion. Exports increased by 19.0% to US$555.2 billion in 2011 from US$466.4 billion in 2010, primarily due to increased demand for mobile phones, consumer electronics products and automobiles from China and the emerging markets. Imports increased by 23.3% to US$524.4 billion in 2011 from US$425.2 billion in 2010, primarily due to an increase in oil and raw material prices.

In 2012, the Republic recorded a trade surplus of US$28.3 billion. Exports decreased by 1.3% to US$547.9 billion in 2012 from US$555.2 billion in 2011, primarily due to adverse economic conditions in European countries. Imports decreased by 0.9% to US$519.6 billion in 2012 from US$524.4 billion in 2011, primarily due to decreased investment spending.

Based on preliminary data, the Republic recorded a trade surplus of US$44.1 billion in 2013. Exports increased by 2.1% to US$559.7 billion in 2013 from US$547.9 billion in 2012, primarily due to increased demand for wireless communication devices, semiconductors and other information technology related products from the United States, China and the Southeast Asian nations. Imports decreased by 0.8% to US$515.6 billion in 2013 from US$519.6 billion in 2012, primarily due to decreased imports of oil, iron and steel.

Based on preliminary data, the Republic recorded a trade surplus of US$5.2 billion in the first quarter of 2014. Exports increased by 1.7% to US$137.6 billion in the first quarter of 2014 from US$135.3 billion in the corresponding period of 2013, primarily due to increased demand for semiconductors, automobiles, iron and steel from the United States, the EU and the Southeast Asian nations. Imports increased by 2.1% to US$132.4 billion in the first quarter of 2014 from US$129.7 billion in the corresponding period of 2013, primarily due to increased demand for oil, gas and agricultural goods.

The following table sets forth the Republic’s exports trading partners:

Exports

	2009	As % of 2009 Total	2010	As % of 2010 Total	2011	As % of 2011 Total	2012	As % of 2012 Total	2013(1)	As % of 2013 Total(1)
	(millions of dollars, except percentages)
China	86,703.2	23.9	116,837.8	25.1	134,185.0	24.2	134,322.6	24.5	145,869.5	26.1
United States	37,649.9	10.4	49,816.1	10.7	56,207.7	10.1	58,524.6	10.7	62,052.5	11.1
Japan	21,770.8	6.0	28,176.3	6.0	39,679.7	7.1	38,796.1	7.1	34,662.3	6.2
Hong Kong	19,661.1	5.4	25,294.3	5.4	30,968.4	5.6	32,606.2	6.0	27,756.3	5.0
Singapore	13,617.0	3.7	15,244.2	3.3	20,839.0	3.8	22,887.9	4.2	22,289.0	4.0
Taiwan	9,501.1	2.6	14,830.5	3.2	18,206.0	3.3	14,814.9	2.7	15,699.1	2.8
Germany	8,820.9	2.4	10,702.2	2.3	9,500.9	1.7	7,509.7	1.4	7,907.9	1.4
India	8,013.3	2.2	11,434.6	2.5	12,654.1	2.3	11,922.0	2.2	11,375.8	2.0
Russia	4,194.1	1.2	7,759.8	1.7	10,304.9	1.9	11,097.1	2.0	11,149.1	2.0
Indonesia	5,999.9	1.7	8,897.3	1.9	13,564.5	2.4	13,955.0	2.5	11,568.2	2.1
Others(2)	147,602.3	40.6	177,390.7	38.0	209,103.5	37.7	201,433.7	36.8	209,931.9	37.4

Total	363,533.6	100.0	466,383.8	100.0	555,213.7	100.0	547,869.8	100.0	559,648.7	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower exports levels than those shown above.

Source: The Bank of Korea.

The following table sets forth the Republic’s imports trading partners:

Imports

	2009	As % of 2009 Total	2010	As % of 2010 Total	2011	As % of 2011 Total	2012	As % of 2012 Total	2013(1)	As % of 2013 Total(1)
	(millions of dollars, except percentages)
China	54,246.1	16.8	71,573.6	16.8	86,432.2	16.5	80,784.6	15.5	83,052.9	16.1
Japan	49,427.5	15.3	64,296.1	15.1	68,320.2	13.0	64,363.1	12.4	60,029.4	11.6
United States	29,039.5	9.0	40,402.7	9.5	44,569.0	8.5	43,341.0	8.3	41,511.9	8.1
Saudi Arabia	19,736.8	6.1	26,820.0	6.3	36,972.6	7.1	39,707.1	7.6	37,665.2	7.3
Australia	14,756.1	4.6	20,456.2	4.8	26,316.3	5.0	22,987.9	4.4	20,784.6	4.0
Germany	12,298.5	3.8	14,304.9	3.4	16,962.6	3.2	17,645.4	3.4	19,336.0	3.8
Taiwan	9,851.4	3.0	13,647.1	3.2	14,693.6	2.8	14,012.0	2.7	14,632.6	2.8
United Arab Emirates	9,310.0	2.9	12,170.1	2.9	14,759.4	2.8	15,115.3	2.9	18,122.9	3.5
Indonesia	9,264.1	2.9	13,985.8	3.3	17,216.4	3.3	15,676.3	3.0	13,190.0	2.6
Malaysia	7,574.1	2.3	9,531.0	2.2	10,467.8	2.0	9,796.4	1.9	11,095.8	2.2
Others(2)	107,580.4	33.3	138,024.7	32.5	187,703.0	35.8	196,155.4	37.8	196,164.3	38.0

Total	323,084.5	100.0	425,212.2	100.0	524,413.1	100.0	519,584.5	100.0	515,585.5	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower imports levels than those shown above.

Source: The Bank of Korea.

In 2003, the outbreak of severe acute respiratory syndrome, or SARS, and the avian influenza in Asia (including China) and other parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. The avian influenza carried by migrating wild birds spread to several Asian countries, Russia, Romania and Turkey. In response to these outbreaks of avian influenza, the Government issued an advisory on disease prevention as of October 14, 2005 and conducted special monitoring of poultry farms. In addition, the Government continued to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent SARS, the avian influenza and other diseases. Another outbreak of SARS, the avian influenza or similar incidents in the future may have an adverse effect on Korean and world economies and on international trade.

In recent years, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely, and in recent months, the value of the Won relative to the U.S. dollar and Japanese Yen has steadily appreciated. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the Won continues to appreciate, the export dependent sectors of the Korean economy may suffer reduced profit margins or a net loss, which could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has signed FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, the European Union and Peru since 2011, the United States since 2012 and Turkey since 2013. The Republic has also signed bilateral FTAs with Columbia, Australia and Canada, which have yet to come into effect, and is currently in negotiations with a number of other key trading partners including Indonesia, China, Vietnam and New Zealand. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006 and Association of Southeast Asian Nations since 2009.

Non-Commodities Trade Balance

The non-commodities trade deficit was US$14.2 billion in 2009, US$19.1 billion in 2010 and US$10.4 billion in 2011. The Republic had a non-commodities trade surplus of US$1.4 billion in 2012. Based on preliminary data, the Republic had a non-commodities trade deficit of US$0.7 billion in 2013.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2009	2010	2011	2012	2013
	(millions of dollars)
Gold(1)	$79.0	$79.6	$2,166.6	$3,761.4	$4,794.5
Foreign Exchange(2)	265,202.3	286,926.4	298,232.9	316,897.7	335,647.5

Total Gold and Foreign Exchange	265,281.3	287,006.0	300,399.5	320,659.1	340,442.0

Reserve Position at IMF	981.6	1,024.7	2,556.2	2,783.6	2,527.7
Special Drawing Rights	3,731.8	3,539.9	3,446.7	3,525.6	3,489.9

Total Official Reserves	$269,994.7	$291,570.7	$306,402.5	$326,968.4	$346,459.6

(1)	For this purpose, domestically-owned gold is valued at US$42.22 per troy ounce (31.1035 grams) and gold deposited overseas is calculated at cost of purchase.
(2)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$270.0 billion as of December 31, 2009, US$291.6 billion as of December 31, 2010, US$306.4 billion as of December 31, 2011, US$327.0 billion as of December 31, 2012 and US$346.5 billion as of December 31, 2013, primarily due to continued trade surpluses and capital inflows. The amount of the Government’s foreign currency reserve was US$366.6 billion as of June 30, 2014.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Strategy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2013 budgeted revenues increased by 4.6% to ￦326.9 trillion from ￦312.5 trillion in 2012, led by an increase in budgeted tax revenues (including revenues from income tax and transaction tax on derivatives). 2013 budgeted expenditures and net lending increased by 7.1% to ￦315.1 trillion from ￦294.3 trillion in 2012, led by increases in budgeted expenditures on public health, social security, public assistance and education. The 2013 budget anticipated a ￦11.8 billion budget surplus.

2014 budgeted revenues increased by 3.7% to ￦338.9 trillion from ￦326.9 trillion in 2013, led by an increase in budgeted tax revenues (including revenues from income tax and value added tax). 2014 budgeted expenditures and net lending increased by 3.3% to ￦325.4 trillion from ￦315.1 trillion in 2013, led by increases in budgeted expenditures on social security, public assistance, childcare and welfare services for senior citizens. The 2014 budget anticipated a ￦13.5 billion budget surplus.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2009	2010	2011	2012	2013	2012	2013	2014
	(billions of Won)
Total Revenues	250,810	270,923	292,323	311,456	314,438	312,461	326,910	338,867
Current Revenues	248,278	268,540	289,797	307,754	311,136	307,477	321,898	334,653
Total Tax Revenues	198,438	213,319	231,273	246,918	248,046	246,256	256,765	268,415
Taxes on income, profits and capital gains	69,675	74,730	87,161	91,699	91,674	90,136	95,742	100,400
Social security contributions	33,896	35,601	38,892	43,904	46,140	40,498	46,367	51,962
Tax on property	7,171	7,772	8,713	8,832	8,591	8,999	10,367	9,754
Taxes on goods and services	63,496	71,035	71,519	77,811	77,642	79,474	78,498	80,924
Taxes on international trade and transaction	9,169	10,666	10,990	9,816	10,562	11,611	10,269	10,551
Other tax	15,030	13,514	13,998	14,857	13,438	15,358	15,522	14,824
Non-Tax Revenues	49,840	55,221	58,524	60,836	63,089	61,221	65,133	66,238
Operating surpluses of departmental enterprise sales and property income	24,331	23,173	24,675	25,242	24,591	25,329	25,282	23,999
Administration fees & charges and non-industrial sales	5,847	6,345	6,973	7,364	8,537	7,400	8,130	8,437
Fines and forfeits	14,979	15,730	17,180	17,488	18,164	17,666	19,822	20,769
Contributions to government employee pension fund	6,324	7,213	7,303	8,134	8,776	8,572	9,067	10,034
Current revenue of non-financial public enterprises	2,802	2,760	2,393	2,608	3,021	2,254	2,254	2,999
Capital Revenues	2,532	2,383	2,527	3,702	3,302	4,984	5,012	4,214
Total Expenditures and Net Lending	268,431	254,231	273,694	292,977	300,238	294,319	315,116	325,378
Total Expenditures	250,382	251,146	269,768	286,921	302,036	289,644	311,231	320,075
Current Expenditures	215,134	216,937	235,458	252,620	268,019	244,355	275,757	287,226
Expenditure on goods and service	38,837	49,821	52,989	55,384	57,769	47,415	63,675	64,470
Interest payment	15,961	13,387	14,566	14,239	13,386	12,406	13,660	14,439
Subsidies and other current transfers	151,791	151,030	165,233	179,433	193,451	178,378	195,048	204,638
Current expenditure of non-financial public enterprises	3,100	2,699	2,670	3,564	3,414	3,156	3,373	3,679
Capital Expenditures	35,248	34,209	34,310	34,301	34,017	45,289	35,474	32,850
Net Lending	18,049	3,084	3,926	6,056	(1,798)	4,675	3,885	5,303

Source: Ministry of Strategy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2009, the Republic recorded total revenues of ￦250.8 trillion and total expenditures and net lending of ￦272.9 trillion in 2009. The Republic had a fiscal deficit of ￦17.6 trillion in 2009.

For 2010, the Republic recorded total revenues of ￦270.9 trillion and total expenditures and net lending of ￦254.2 trillion in 2010. The Republic had a fiscal surplus of ￦16.7 trillion in 2010.

For 2011, the Republic recorded total revenues of ￦292.3 trillion and total expenditures and net lending of ￦273.7 trillion in 2011. The Republic had a fiscal surplus of ￦18.6 trillion in 2011.

For 2012, the Republic recorded total revenues of ￦311.5 trillion and total expenditures and net lending of ￦293.0 trillion. The Republic had a fiscal surplus of ￦18.5 trillion in 2012.

Based on preliminary data, the Republic recorded total revenues of ￦314.4 trillion and total expenditures and net lending of ￦300.2 trillion in 2013. The Republic had a fiscal surplus of ￦14.2 trillion in 2013.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2012 amounted to approximately ￦457.9 trillion, an increase of 4.5% over the previous year. The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2013 amounted to approximately ￦497.0 trillion, an increase of 8.5% over the previous year. The Ministry of Strategy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the estimated outstanding direct external debt of the Government as of December 31, 2013:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	6,029.5	US$	6,029.5
Japanese Yen (¥)		¥923.5		8.8
Euro (EUR)	EUR	875.2		1,207.7

Total			US$	7,246.0

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2013.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2009	331,904.1
2010	360,804.5
2011	390,249.4
2012	414,213.5
2013	453,674.0

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2009	2010	2011	2012	2013
	(billions of Won)
Domestic	28,292.4	33,291.7	33,799.1	32,783.6	32,978.5
External(1)	1,508.4	1,508.3	1,258.6	—	—

Total	29,800.8	34,800.0	35,057.7	32,783.6	32,978.5

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external debt.

	December 31,
	2009	2010	2011	2012	2013
	(billions of dollars)
Long-term Debt	195.9	219.5	260.3	281.0	300.8
General Government	34.2	50.5	59.8	60.8	63.0
Monetary Authorities	21.3	18.4	14.2	21.2	29.2
Banks	64.6	71.0	93.4	97.8	101.8
Other Sectors	75.8	79.6	92.9	101.2	106.8

Short-term Debt	148.7	136.5	139.8	128.0	115.3
General Government	0.0	0.2	0.5	0.0	0.0
Monetary Authorities	11.7	10.3	8.9	14.9	10.8
Banks	115.2	101.9	102.9	85.4	76.4
Other Sectors	21.8	24.0	27.5	27.7	28.1

Total External Liabilities	344.6	355.9	400.0	408.9	416.1

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2013
2004-001	September 22, 2004	September 22, 2014	4.875	USD	1,000,000,000		1,000,000,000
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2005-002	November 2, 2005	November 2, 2015	3.625	EUR	500,000,000		500,000,000
2006-001	December 7, 2006	December 7, 2016	5.125	USD	500,000,000		500,000,000
2006-002	December 7, 2006	December 7, 2021	4.25	EUR	375,000,000		375,000,000
2009-001	April 16, 2009	April 16, 2014	5.75	USD	1,500,000,000		1,500,000,000
2009-002	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000		1,500,000,000
2013-001	September 11, 2013	September 11, 2023	3.875	USD	1,000,000,000		1,000,000,000

Total External Bonds in Original Currencies						USD	5,900,000,000
						EUR	875,000,000

Total External Bonds in Equivalent Amount of Won(1)						￦	7,500,497,500,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ￦1,055.3, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR1.00 to ￦1,456.26, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

a. Borrowings in U.S. Dollars

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (USD)	Principal Amount Outstanding as of December 31, 2013 (USD)
April 12, 1973	42	3	96,300,000		6,017,132
April 12, 1973	43	3	5,300,000		495,625
January 28, 1974	40	3	5,000,000		162,377
April 19, 1974	40	3	2,800,000		123,762
September 11, 1974	41	3	25,700,000		1,881,271
September 13, 1975	41	3	5,000,000		491,472
September 13, 1975	41	3	5,000,000		490,934
September 13, 1975	41	3	5,000,000		709,618
February 18, 1976	40	3	11,900,000		1,064,310
February 18, 1976	40	3	27,900,000		2,322,044
February 18, 1976	40	3	23,400,000		3,331,028
February 18, 1976	40	3	90,800,000		8,264,485
July 21, 1977	41	3	59,500,000		8,968,362
July 21, 1977	40	3	43,800,000		5,296,487
June 7, 1979	30	3	40,000,000		7,254,852
January 25, 1980	40	3	30,000,000		6,348,176
May 18, 1981	40	3	27,000,000		6,392,174
October 12, 1994	20	6.25	1,640,370,000		69,872,617

Subtotal in Original Currency				USD	129,486,726

Subtotal in Equivalent Amount of Won(1)				￦	136,647,341,680

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ￦1,055.3, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.

b. Borrowings in Euro

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (EUR)	Principal Amount Outstanding as of December 31, 2013 (EUR)
March 27, 1985	30	2.2	6,000,000		219,399

Subtotal in Original Currency				EUR	219,399

Subtotal in Equivalent Amount of Won(1)				￦	319,502,410

(1)	Euro amounts are converted to Won amounts at the rate of EUR1.00 to ￦1,456.26, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.

c. Borrowings in Japanese Yen

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (JPY)	Principal Amount Outstanding as of December 31, 2013 (JPY)
October 31, 1990	25	4	4,320,000,000		450,644,000
October 31, 1990	25	4	5,414,000,000		239,496,000
October 31, 1990	25	4	2,160,000,000		233,356,000

Subtotal in Original Currency				JPY	923,496,000

Subtotal in Equivalent Amount of Won(1)				￦	9,277,994,920

Total External Borrowings in Equivalent Amount of Won				￦	146,244,839,010

(1)	Japanese yen amounts are converted to Won amounts at the rate of JPY100.00 to ￦1,004.66, the market average exchange rate in effect on December 31, 2013, as announced by Seoul Money Brokerage Services, Ltd.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2013
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	1.125-5.75	2004-2013	2014-2042	400,693.0
Interest-Bearing Treasury Bond for National Housing I	2.25-3.0	2004-2013	2009-2018	47,792.6
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1989-2012	2009-2030	2,865.7
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	594.2
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	—	1967-1985	—	11.3

Total Bonds				451,956.8

2. Borrowings
Borrowings from The Bank of Korea	2.68	2013	2014	1,117.2
Borrowings from the Sports Promotion Fund	3.36	2011	2014	20.0
Borrowings from the Korea Credit Guarantee Fund	2.74-2.8	2012	2014	350.0
Borrowings from Korea Technology Finance Corporation	2.74-3.33	2012	2014	150.0
Borrowings from the Government Employees’ Pension Fund	2.74-3.88	2011-2012	2014-2015	60.0
Borrowings from the Film Industry Development Fund	3.41	2011	2014	2.0

Total Borrowings				1,717.2

Total Internal Funded Debt				453,674.0

(1)	Interest Rates and Years of Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2013
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	2.84-6.32	2009-2013	2014-2018	22,520.0
KAMCO	Floating-5.27	2009-2011	2014	2,114.4
Korea Student Aid Foundation	Floating-5.26	2010-2013	2014-2032	8,270.0

Total Bonds				32,904.4

2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	74.1
Total Borrowings				74.1

Total Internal Guaranteed Debt				32,978.5

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korea law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities, without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations;

•	rank at least equally in right of payment among themselves, regardless of when issued or currency of payment; and

•	rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our Long-Term External Indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities. “Long-Term External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic and which has a final maturity of one year or more from its date of issuance.

We may, however, create or permit a security interest:

•	in favor of the Government or The Bank of Korea or any other agency or instrumentality of or controlled by the Government;

•

arising from, or any deposit or other arrangement made or entered into in connection with, the sale, assignment or other disposition or the discounting of any of our notes or receivables, or any other transaction in the ordinary course of our business; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity.

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount, except in any such case where such External Indebtedness or guarantee is being contested in good faith by appropriate proceedings.

4.	Moratorium/Default:

•	we declare a general moratorium on the payment of our External Indebtedness, including obligations under guarantees;

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.	Failure of Support: the Republic fails to provide financial support for us as required under Article 37 of the KEXIM Act as of the date of the debt securities of such series.

7.	Control of Assets: the Republic ceases to control us (directly or indirectly).

8.	IMF Membership/World Bank Membership: the Republic ceases to be a member of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities); provided that if any such additional debt securities are not fungible with the outstanding series of debt securities for U.S. federal income tax purposes, they will be issued under a separate CUSIP or other identifying number. We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•

the terms of the debt securities purchasable upon exercise of the warrants, as described above under “Description of the Securities—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there is doubt regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws.

We have appointed the Chief Representative of our New York Representative Office, Mr. Kyung-taek Shin, and a Senior Representative of our New York Representative Office, Mr. Seho Yang, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Representative Office is located at 460 Park Avenue, 8th Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Strategy and Finance of Korea must receive a report with respect to the issuance by us of debt securities in accordance with the Foreign Exchange Transaction Act and Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Strategy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States of any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a company having its head office, principal place of business or place of effective management in Korea (a “Korean company”); or

•	engaging in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under the Special Tax Treatment Control Law (the “STTCL”), when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein; provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of a debt security, provided that the disposition does not involve a transfer of the debt security to a resident of Korea (or the Korean permanent establishment of a non-resident). In addition, the STTCL exempts you from Korean taxation on any capital gains that you earn from the transfer of the debt securities outside of Korea; provided that the offering of the debt securities is deemed to be an overseas issuance for the purpose of the STTCL. If you sell or otherwise dispose of debt securities to a Korean resident and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates at the lower of 22% (including local income surtax) of net gain (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) or 11% (including local income surtax) of gross sale proceeds with respect to transactions, unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of a debt security, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” below.

With respect to computing the above-mentioned 22% withholding taxes (including local income surtax) on net gain, please note that there is no provision under relevant Korean law for offsetting gains and losses or otherwise aggregating transactions for the purpose of computing the net gain attributable to sales of the debt securities. The purchaser of the debt securities or, in the case of the sale of the debt securities through a securities company in Korea, the securities company through which such sale is effected, is required under Korean law to withhold the applicable amount of Korean tax and make payment thereof to the relevant Korean tax authority. Unless you, as the seller, can either claim the benefit of an exemption or a reduced rate of tax under an applicable tax treaty or produce satisfactory evidence of your acquisition cost and certain direct transaction costs in relation to the debt securities being sold, the purchaser or the securities company, as applicable, must withhold an amount equal to 11% of the gross sale proceeds. Any withheld tax must be paid no later than the tenth day of the month following the month in which the payment for the purchase of the relevant debt securities occurred. Failure to timely transmit the withheld tax to the Korean tax authorities technically subjects the purchaser or the securities company to penalties under Korean tax laws.

Inheritance Tax and Gift Tax

If you die while domiciled in Korea, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities, wherever located, that you own at the time of death. Furthermore, regardless of where you are domiciled when you die, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities you own that are located in Korea at the time of death. Similarly, if you give the debt securities as a gift to any other person, the donee will be subject to Korean gift tax, based on where the donee or you are domiciled or where the debt securities are located at the time that you make the gift. The amount, if any, of the applicable inheritance or gift tax imposed in specific cases depends on the value of the debt securities (or other property) and the identities of the parties involved.

Under Korean inheritance and gift tax laws, debt securities issued by Korean companies are deemed to be located in Korea irrespective of where they are physically located or by whom they are owned.

Stamp Duty

You will not be subject to any Korean stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations or rulings specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency and issued by us are not subject to withholding tax, provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under the heading “Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company through which the transfer of the debt securities is effected, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at normal rates.

In addition, subject to certain exceptions, in order to receive the benefit of a tax exemption available under any applicable tax treaty, you may also be required to submit to the payer of such Korean source income an application for tax exemption under a tax treaty, together with a certificate as to your country of tax residence. Subject to certain exceptions, the Korean tax laws also require an overseas investment vehicle (which is defined as an organization established in a foreign jurisdiction that manages funds collected through investment solicitation by way of acquiring, disposing or otherwise investing in proprietary targets and then distributes the outcome of such management to investors) to obtain the application for tax exemption from the beneficial owners together with a certificate of tax residence of the beneficial owner and submit a report of overseas investment vehicle to the payer, together with a detailed statement on the beneficial owner of the income and the obtained application for exemption from the beneficial owner. The payer of such Korean source income, in turn, will be required to submit such exemption application to the relevant district tax office in Korea by the ninth day of the month following the date of the first payment of such income. Furthermore, the Corporation Income Tax Law (the “CITL”) and Individual Income Tax Law (the “IITL”) require the beneficial owner to submit an application for entitlement to a preferential tax rate together with evidence of tax residence (including a certificate of tax residence of the beneficial owner issued by a competent authority of the country of tax residence of the beneficial owner) to a withholding obligor paying Korean source income in order to benefit from the available reduced tax rate pursuant to the relevant tax treaty. Subject to certain exceptions, the CITL and IITL also require an overseas investment vehicle to obtain the application for entitlement to a preferential tax rate from the beneficial owners and submit a report of overseas investment vehicle to the withholding obligor, together with a detailed statement on the beneficial owner of the income.

At present, Korea has not entered into any tax treaties regarding inheritance or gift tax.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security.

If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Furthermore, regardless of which of the foregoing methods applies, if Korean tax is withheld on the sale, exchange or retirement of a debt security, the amount you realize will include the gross amount of the proceeds of that sale or exchange before deduction of the Korean tax.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Any gain or loss that you recognize on the sale, exchange, redemption or retirement of a debt security generally will be treated as U.S. source income. Consequently, you may not be able to claim a credit for any Korean tax imposed upon the sale or exchange of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity, the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption “Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Indexed Notes and Other Notes Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

In addition, a United States Holder should be aware that reporting requirements are imposed with respect to the holding of certain foreign financial assets, including debt of foreign issuers, if the aggregate value of all of such assets exceeds $50,000. A United States Holder should consult its own tax advisor regarding the application of these information reporting rules to our Notes and its particular situation.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities or warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Kyung-taek Shin, Chief Representative of our New York Representative Office, or Mr. Seho Yang, Senior Representative of our New York Representative Office. The address of our New York Representative Office is 460 Park Avenue, 8th Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Suk-Kwon Na, Financial Attaché, Korean Consulate General in New York, located at 335 East 45th Street, New York, New York 10017.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth under “The Export-Import Bank of Korea” (except for the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision” and “The Republic of Korea”. Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our separate financial statements as of December 31, 2013, December 31, 2012 and January 1, 2012 and for the years ended December 31, 2013 and 2012 included in this Prospectus have been audited by Deloitte Anjin LLC, an independent auditor, as stated in their report appearing herein (which report expresses an unqualified opinion on the separate financial statements and includes an explanatory paragraph referring to accounting principles and auditing standards and their application in practice vary among countries). Such separate financial statements are included in reliance upon the report of such auditor given upon their authority as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	continuing difficulties in the housing and financial sectors in the United States and elsewhere and the resulting adverse effects on the global financial markets;

•	adverse conditions and volatility in the United States and worldwide credit and financial markets and the general weakness of the global economy;

•	financial difficulties and resulting ratings downgrades experienced by the governments of Greece and other countries in Europe;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or Japanese Yen exchange rates or revaluation of the Chinese Renminbi), interest rates and stock markets;

•	substantial decreases in the market prices of Korean real estate;

•	increasing delinquencies and credit defaults by consumer and small and medium sized enterprise borrowers;

•	declines in consumer confidence and a slowdown in consumer spending;

•

adverse developments in the economies of countries that are important export markets for the Republic, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere;

•

the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the Republic to China);

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;

•	the economic impact of any pending or future free trade agreements;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the recurrence of severe acute respiratory syndrome, or SARS, or an outbreak of swine or avian flu in Asia and other parts of the world;

•	deterioration in economic or diplomatic relations between the Republic and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in the Republic;

•	hostilities or unrest involving oil producing countries in the Middle East and Northern Africa and any material disruption in the supply of oil or increase in the price of oil;

•

the occurrence of severe earthquakes, tsunamis or other natural disasters in Korea and other parts of the world, particularly in trading partners (such as the March 2011 earthquake in Japan, which also resulted in the release of radioactive materials from a nuclear plant that had been damaged by the earthquake); and

•	an increase in the level of tension or an outbreak of hostilities between North Korea and the Republic or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 11.	Estimated Expenses.*

It is estimated that our expenses in connection with the sale of the debt securities, warrants and guarantees hereunder, exclusive of compensation payable to underwriters and agents, will be as follows:

SEC Registration Fee	US$	573,000
Printing Costs		250,000
Legal Fees and Expenses		450,000
Fiscal Agent Fees and Expenses		50,000
Blue Sky Fees and Expenses		50,000
Rating Agencies’ Fees		350,000
Miscellaneous (including amounts to be paid to underwriters in lieu of reimbursement of certain expenses)		600,000

Total	US$	2,323,000

*	Based on three underwritten offerings of the debt securities.

UNDERTAKINGS

The Registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser;

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

CONTENTS

This Registration Statement is comprised of:

(1)	Facing Sheet.

(2)	Explanatory Note.

(3)	Part I, consisting of the Prospectus.

(4)	Part II, consisting of pages II-1 to II-9.

(5)	The following Exhibits:

A-1	-	Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-1	-	Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-2	-	Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-3	-	Letter of successor Fiscal Agent, incorporated herein by reference to Exhibit B-3 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-4	-	Letter of 2nd successor Fiscal Agent, incorporated herein by reference to Exhibit B-4 to the Registration Statement of The Export-Import Bank of Korea (No. 333-9564).

B-5	-	Letter of 3rd successor Fiscal Agent, incorporated herein by reference to Exhibit B-5 to the Registration Statement of The Export-Import Bank of Korea (No. 333-136378).

B-6	-	Form of Guarantee to be issued by The Republic of Korea.**

C	-	Form of Warrant Agreement, including form of Warrants.**

D-1	-	Consent of the Executive Director and Member of Board of Directors of The Export-Import Bank of Korea (included on page II-5).

D-2	-	Power of Attorney of the Executive Director and Member of Board of Directors of The Export-Import Bank of Korea, incorporated herein by reference to Exhibit D-2 to the Registration Statement of The Export-Import Bank of Korea (No. 333-172648).

E-1	-	Consent of the Minister of Strategy and Finance of The Republic of Korea (included on Page II-6).

E-2	-	Power of Attorney of the Minister of Strategy and Finance of The Republic of Korea, incorporated herein by reference to Exhibit E-2 to the Registration Statement of The Export-Import Bank of Korea (No. 333-156218).

F	-	Consent of Deloitte Anjin LLC

G-1	-	Letter appointing certain persons as authorized agents of The Export-Import Bank of Korea in the United States, incorporated herein by reference to Exhibit G-1 to the Registration Statement of The Export-Import Bank of Korea (No. 333-172648).

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Export-Import Bank of Korea Act.*

I	-	The Enforcement Decree of The Export-Import Bank of Korea Act, incorporated herein by reference to Exhibit I to the Registration Statement of The Export-Import Bank of Korea (No. 333-172648).

J	-	The Articles of Incorporation of The Export-Import Bank of Korea.*

K	-	Form of Prospectus Supplement relating to The Export-Import Bank of Korea’s Medium-Term Notes, Series A, Due Not Less Than Nine Months From Date of Issue (the “MTNs”), incorporated herein by reference to Exhibit K to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

L	-	Form of Distribution Agreement between The Export-Import Bank of Korea and the Agents named therein relating to the offer and sale from time to time of the MTNs, incorporated herein by reference to Exhibit L to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

M-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong, United States counsel to the Export-Import Bank of Korea, in respect of the legality of the Debt Securities (with or without Warrants).*

M-2	-	Opinion (including consent) of Shin & Kim, Ace Tower, 4th Floor, 1-1/0 Soonhwa-dong, Chung-ku, Seoul 100-712, The Republic of Korea, Korean counsel to the Export-Import Bank of Korea, in respect of the legality of the Debt Securities (with or without Warrants) and the Guarantees to be issued by The Republic of Korea.*

N-1	-	Form of the MTNs that bears interest at a fixed rate, incorporated herein by reference to Exhibit N-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

N-2	-	Form of the MTNs that bears interest at a floating rate, incorporated herein by reference to Exhibit N-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

O	-	Form of Calculation Agency Agreement between The Export-Import Bank of Korea and the calculation agent named therein relating to the MTNs that bear interest at a floating rate, incorporated herein by reference to Exhibit O to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

*	Previously filed.
**	May be filed by amendment.

SIGNATURE OF THE EXPORT-IMPORT BANK OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Export-Import Bank of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, The Republic of Korea, on the 28th day of July, 2014.

THE EXPORT-IMPORT BANK OF KOREA

By:	Sung-Hwan Choi*†
Executive Director

†By:	/s/ JIN-SEOP KIM
Jin-seop Kim (Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF THE REPUBLIC OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Republic of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 28th day of July, 2014.

THE REPUBLIC OF KOREA

By:	KYUNG HWAN CHOI*†
Minister of Strategy and Finance

†By:	/s/ SUK-KWON NA
Suk-Kwon Na (Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE EXPORT-IMPORT BANK OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Export-Import Bank of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 28th day of July, 2014.

†By:	/s/ KYUNG-TAEK SHIN
Kyung-taek Shin

New York Representative Office
The Export-Import Bank of Korea

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE EXPORT-IMPORT BANK OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Export-Import Bank of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 28th day of July, 2014.

†By:	/s/ SEHO YANG
Seho Yang

New York Representative Office
The Export-Import Bank of Korea

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE REPUBLIC OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Republic of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 28th day of July, 2014.

†By:	/s/ Suk-Kwon Na
Suk-Kwon Na

Financial Attaché
Korean Consulate General in New York

EXHIBIT INDEX

A-1	-	Form of Underwriting Agreement Standard Terms, incorporated herein by reference to Exhibit A-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-1	-	Form of Fiscal Agency Agreement, including forms of Debt Securities, incorporated herein by reference to Exhibit B-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-2	-	Form of global Debt Security that bears interest at a fixed rate, incorporated herein by reference to Exhibit B-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-3	-	Letter of successor Fiscal Agent, incorporated herein by reference to Exhibit B-3 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

B-4	-	Letter of 2nd successor Fiscal Agent, incorporated herein by reference to Exhibit B-4 to the Registration Statement of The Export-Import Bank of Korea (No. 333-9564).

B-5	-	Letter of 3rd successor Fiscal Agent, incorporated herein by reference to Exhibit B-5 to the Registration Statement of The Export-Import Bank of Korea (No. 333-136378).

B-6	-	Form of Guarantee to be issued by The Republic of Korea.**

C	-	Form of Warrant Agreement, including form of Warrants.**

D-1	-	Consent of the Executive Director and Member of Board of Directors of The Export-Import Bank of Korea (included on page II-5).

D-2	-	Power of Attorney of the Executive Director and Member of Board of Directors of The Export-Import Bank of Korea, incorporated herein by reference to Exhibit D-2 to the Registration Statement of The Export-Import Bank of Korea (No. 333-172648).

E-1	-	Consent of the Minister of Strategy and Finance of The Republic of Korea (included on Page II-6).

E-2	-	Power of Attorney of the Minister of Strategy and Finance of The Republic of Korea, incorporated herein by reference to Exhibit E-2 to the Registration Statement of The Export-Import Bank of Korea (No. 333-156218).

F	-	Consent of Deloitte Anjin LLC

G-1	-	Letter appointing certain persons as authorized agents of The Export-Import Bank of Korea in the United States, incorporated herein by reference to Exhibit G-1 to the Registration Statement of The Export-Import Bank of Korea (No. 333-172648).

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Export-Import Bank of Korea Act.*

I	-	The Enforcement Decree of The Export-Import Bank of Korea Act, incorporated herein by reference to Exhibit I to the Registration Statement of The Export-Import Bank of Korea (No. 333-172648).

J	-	The Articles of Incorporation of The Export-Import Bank of Korea.*

K	-	Form of Prospectus Supplement relating to The Export-Import Bank of Korea’s Medium-Term Notes, Series A, Due Not Less Than Nine Months From Date of Issue (the “MTNs”), incorporated herein by reference to Exhibit K to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

L	-	Form of Distribution Agreement between The Export-Import Bank of Korea and the Agents named therein relating to the offer and sale from time to time of the MTNs, incorporated herein by reference to Exhibit L to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

M-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong, United States counsel to the Export-Import Bank of Korea, in respect of the legality of the Debt Securities (with or without Warrants).*

M-2	-	Opinion (including consent) of Shin & Kim, Ace Tower, 4th Floor, 1-1/0 Soonhwa-dong, Chung-ku, Seoul 100-712, The Republic of Korea, Korean counsel to the Export-Import Bank of Korea, in respect of the legality of the Debt Securities (with or without Warrants) and the Guarantees to be issued by The Republic of Korea.*

N-1	-	Form of the MTNs that bears interest at a fixed rate, incorporated herein by reference to Exhibit N-1 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

N-2	-	Form of the MTNs that bears interest at a floating rate, incorporated herein by reference to Exhibit N-2 to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

O	-	Form of Calculation Agency Agreement between The Export-Import Bank of Korea and the calculation agent named therein relating to the MTNs that bear interest at a floating rate, incorporated herein by reference to Exhibit O to the Registration Statement of The Export-Import Bank of Korea (No. 33-41654).

*	Previously filed.
**	May be filed by amendment.